As filed with the Securities and Exchange Commission on March 28, 2013

 Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SINO AGRO FOOD, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	2020	33-1219070

(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

Sino Agro Food, Inc.

Room 3801, Block A, China Shine Plaza

No. 9 Lin He Xi Road

Tianhe District, Guangzhou City, P.R.C. 510610

(860) 20 22057860

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Solomon Lee

Chief Executive Officer

Sino Agro Food, Inc.

Room 3801, Block A, China Shine Plaza

No. 9 Lin He Xi Road

Tianhe District, Guangzhou City, P.R.C. 510610

(860) 20 22057860

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Marc Ross, Esq.

Henry Nisser, Esq.

Sichenzia Ross Friedman Ference, LLP

61 Broadway, 32nd Floor

New York, New York 10006

Telephone: (212) 930-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee

Common stock, par value $0.001 per share (2)			$(3)	$26,250,000.00	$3,580.50

Total		$		$26,250,000.00	$3,580.50

(1)	In the event of a stock split, stock dividend, or similar transaction involving the common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416.

(2)	Represents shares of the Registrant’s common stock being offered pursuant to the Registrant’s public offering.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED MARCH 28, 2013

SINO AGRO FOOD, INC.

__________ Shares of Common Stock

This prospectus related to a direct public offering by Sino Agro Food, Inc. of a maximum of ________ shares of our common stock at a price of $___ per share for maximum aggregate gross proceeds of $26,250,000.  The shares offered by us will be offered at a fixed price of $____ per share for a period not to exceed 180 days from the date of this prospectus. There is no minimum number of shares that must be sold in the offering, we will retain the proceeds from the sale of any of the offered shares, and funds will not be returned to investors. It is possible that no proceeds will be received by us or that if any proceeds are received, that such proceeds will not be sufficient to cover the costs of the offering. The shares are offered directly through our officers and directors.  No commission or other compensation related to the sale of the shares will be paid to our officers and directors. Our officers and directors will not register as a broker-dealer with the Securities and Exchange Commission in reliance on Rule 3a4-1 of the Securities Exchange Act of 1934, as amended.  The intended methods of communication include, without limitation, telephone and personal contact. For more information, see the section titled “Plan of Distribution” herein.

The direct public offering will terminate on the earlier of (i) the date when the sale of all ________ shares is completed or (ii) 180 days from the date of this prospectus. In addition, if we abandon the offering for any reason prior to 180 days from the date of this prospectus, we will terminate the offering.

Our common stock is eligible for quotation on the Over-the-Counter Bulletin Board under the symbol “SIAF.” On March 27, 2013, the last reported price of our common stock was $0.50 per share.

No underwriter or person has been engaged to facilitate the sale of shares of our common stock in this offering. There are no underwriting commissions involved in this offering. We have agreed to pay all the costs of this offering other than customary brokerage and sales commissions.

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” beginning on page 5 of this prospectus before making a decision to purchase our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is _____, 2013

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling stockholders are offering to sell shares of our common stock and seeking offers to buy shares of our common stock only in jurisdictions where such offers and sales are permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

ii

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. It may not contain all the information that may be important to you. You should read this entire prospectus carefully, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis or Plan of Operations,” and our historical financial statements and related notes included elsewhere in this prospectus.

In this prospectus, unless the context requires otherwise, references to the “Company,” “Sino Agro” “we,” “our company,” “our” and “us,” refer to Sino Agro Food, Inc., a Nevada corporation together with its subsidiaries.

Company History

Our company, which was formerly known as Volcanic Gold, Inc. and A Power Agro Agriculture Development, Inc., was incorporated on October 1, 1974 in the State of Nevada. We were engaged in the mining and exploration business but ceased our mining and exploring business on October 14, 2005. On August 24, 2007, we entered into a Merger and Acquisition Agreement with Capital Award Inc., a Belize corporation and its subsidiaries Capital Stage Inc. and Capital Hero Inc. Effective the same date, Capital Award completed a reverse merger transaction with us. We acquired all the outstanding common stock of Capital Award from Capital Adventure, a shareholder of Capital Award, for 32,000,000 shares of our common stock.

On August 24, 2007 we changed our name from Volcanic Gold, Inc. to A Power Agro Agriculture Development, Inc. On December 8, 2007, we changed our name to Sino Agro Food, Inc. Our principal executive office is located at Room 3801, 38th Floor, Block A, China Shine Plaza, No. 9 Lin He Xi Road, Tianhe District, Guangzhou City, Guangdong Province, PRC, 510610.

Corporate Acquisitions

On September 5, 2007, we acquired two existing businesses in the People’s Republic of China, or the PRC:

(a)           Tri-Way Industries Ltd., Hong Kong (“TRW”) (formerly known as “Tri-way Industries Limited”), a company incorporated in Hong Kong; and

(b)           Macau EIJI Co. Ltd., Macau (“MEIJI”) (formerly known as Macau Eiji Company Limited”), a company incorporated in Macau, and the owner of 75% equity interest in Enping City Juntang Town Hang Sing Tai Agriculture Co. Ltd. (“HST”), a PRC corporate Sino-Foreign joint venture. HST was dissolved in 2010.

On November 27, 2007, MEIJI and HST established a corporate Sino - Foreign joint venture, Jiangmen City Heng Sheng Tai Agriculture Development Co. Ltd, China (“JHST”) (formerly known as Jiang Men City Heng Sheng Tai Agriculture Development Co. Ltd.), a company incorporated in the PRC with MEIJI owning a 75% interest and HST owning a 25% interest.

In September 2009, we formed a 100% owned subsidiary in Macau, A Power Agriculture Development (Macau) Ltd., China (“APWAM”) (formerly known as “A Power Agro Agriculture Development (Macau) Limited”). APWAM presently owns 45% of a corporate Sino-Foreign joint venture, Qinghai Sanjiang A Power Agriculture Co. Ltd. (“SJAP”). SJAP is engaged in the business of manufacturing bio-organic fertilizer, livestock feed and development of other agriculture projects in the County of Huangyuan, in the vicinity of the Xining City, Qinghai Province, PRC.

On February 28, 2011, TRW applied to form a corporate joint venture, Enping City A Power Prawn Culture Development Co. Ltd., China (“EBAPCD”) (formerly known as “Enping City Bi Tao A Power Fishery Development Co., Limited”), incorporated in the PRC. TRW initially owned a 25% equity interest in EBAPFD. On November 17, 2011, TRW formed Jiangmen City A Power Fishery Development Co. Ltd, China (“JFD”) (formerly known as “Jiang Men City A Power Fishery Development Co., Limited”) in which it acquired a 25% equity interest, while withdrawing its 25% equity interest in EBAPFD. As of December 31, 2011, we had invested $1,258,607 in JFD. JFD operates an indoor fish farm. On January 1, 2012, we acquired an additional 25% equity interest in JFD for total cash consideration of $1,662,365. On April 1, 2012, we acquired an additional 25% equity interest in JFD for the amount of $1,702,580. We presently own a 75% equity interest in JFD and control its board of directors. As of September 30, 2012, we had consolidated the assets and operations of JFD.

On April 15, 2011, MEIJI applied to form Enping City A Power Beef Cattle Farm (2) Co. Ltd., China (“EAPBCF2”) (formerly known as “Enping City A Power Cattle Farm Co., Limited”), all of which we would indirectly own a 25% equity interest in as of November 17, 2011. On September 13, 2012 MEIJI formed Jiangmen City Hang Mei Cattle Farm Development Co. Ltd., China (“JHMC”) (formerly known as “Jiang Men City Hang Mei Cattle Farm Development Co., Limited”) in which it owns 75% equity interest with an investment of $3,636,326, while withdrawing its 25% equity interest in ECF. As of September 30, 2012, we had consolidated the assets and operations of JHMC.

Business Overview

We are a consulting, engineering and technology based company operating in the agriculture and aquaculture sectors with a vertically integrated niche business model as a developer, producer and distributor of high quality high margin organic agriculture and aquaculture produce and products through our operating subsidiaries in China.

Below is a summary of our operational and/or developing stage business activities carried out by our subsidiaries.

Fishery

Capital Award’s main revenues are generated from the following activities:

1. Engineering and Technology services earned through consulting and servicing contracts and management fees. As of the date of this prospectus, Capital Award has five consulting and servicing contracts, consisting of the following:

(a)           A contract for developing a fish farm (Fish Farm 1) has been completed and generating revenue since August 2011.

(b)           Phase 1 development work on a prawn hatchery and nursery farm (Prawn Farm 2) was completed, and has been generating revenue since May 2012 with Phase 2 development work to develop facilities for the production of prawns, brood stock, and associated expansion activities having commenced in May 2012. Phase 2 work continued progressing throughout 2012, and is expected to be completed in 2013.

(c)           The development of a prawn production farm (Prawn Farm 1) was 90% complete as of September 30, 2012, and the Company is now running tests and expects production to start during 2013. Most of the construction and testing work on Prawn Farm 1was completed end of January1, 2013. Winter started earlier than expected in 2012 and the risk of prawn growing is higher in the winter but our anticipated commercial grow-out (production) program will only start sometime in March 2013.

(d)           The development work on the fish and eel farm (Fish Farm 2) is still in progress, but is being delayed because the property is situated on an islet and drainage is extremely difficult to resolve as well as costly. In response, we are engineering a solution that should resolve this problem.

(e)           The development of the project for a “marketing, distribution, seafood processing and sales” complex (Wholesale Center 1) situated at the Guangzhou City, LiWan District, New Wholesale Market, commenced in May 2012, and as of September 30, 2012 70% of the work has been completed with business operations anticipated to begin during 2013. By December 2012, major business and operation permits (i.e. trading permits, Import and Export Permits, business Registration, Taxation License, business license etc.) were issued, as such sales of Frozen seafood had commenced and targeting the sales of live seafood to follow in March 2013.

2. Marketing and sales of live seafood (e.g., fish, prawns), and the marketing and distribution agent of the fishery farms developed by Capital Award in China. As of the date of this prospectus, there are two Capital Award fish farms generating revenues.

We have certain subsidiaries that are or will be operated under a Sino Joint Venture Company incorporated in China to carry out fishery operations, consisting of the following:

(a)           Jiangmen City A Power Fishery Development Co. Ltd, China (“JFD”) (formerly known as “Jiangman A Power Fishery Development Co. Ltd. China (“JAPF”)”). JFD is the owner and operator of Fish Farm 1. On June 30, 2012, we, through Triway, acquired a total of 75% equity interest in JFD; as such, our third quarter 2012 consolidated financial statements incorporated the financial results of JFD.

(b)           Enping City A Power Prawn Culture Development Co. Ltd., China (“EBAPCD”) (formerly known as “Enping A Power Prawn Culture Co. Ltd. China (“EAPPC”)). Enping City A Power Prawn Culture Development Co. Ltd. is the intended name subject to approval granted by relevant Chinese authorities under our application for the formation of a Sino Joint Venture Company (an “SJVC”) to own and operate what we refer to as Prawn Farm 1. EBAPCD expects to generate revenue during the second quarter of 2013. However, EBAPCD’s financial statements will not be included in the Company’s consolidated account until the approval date of this SJVC is formalized, and one of our subsidiaries acquires a majority equity interest in it.

(c)           Zhongshan A Power Prawn Culture Farms Development Co. Ltd., China (“ZSAPP”) (formerly known as “Zhong Shan A Power Prawn Farms Development Co. Ltd.”). Zhongshan A Power Prawn Culture Farms Development Co. Ltd., China is also an intended name, subject to approval by relevant Chinese authorities under our application for the formation of an SJVC to own and operate what we refer to as Prawn Farm 2. ZSAPP has been generating revenues since May 2012. However ZSAPP’s financial statements will not be included in our consolidated account until such time as this SJVC is formalized and one of our subsidiaries acquires a majority equity interest in it. However, Capital Award recognizes income from the sale and marketing of its prawn flies as ZSAPP’s marketing and sales agent.

Beef Cattle Farms

There are three divisional operations that are vertically integrated with facilities and services spread over three provinces in China, consisting of the following:

(a)           Division 1 is operated from Huangyuan District of Xining City, Qinghai Province by Qinghai Shanjiang A Power Agriculture Co. Ltd (“SJAP”) (formerly known as QingHai Sanjiang YiLi Agriculture Co. Ltd.”), a majority owned subsidiary of the Company incorporated in China in 2009. As of the date of this prospectus, SJAP conducted the following business activities that are generating revenues: (i) manufacturing and sales of organic fertilizer, (ii) manufacturing and sales of livestock feed, and (iii) rearing and sales of beef cattle.

(b)           Division 2 is operated in Hunan Province, Linli District by Hunan Shenghua A Power Agriculture Co. Ltd, China (“HSA”) (formerly known as Hunan Shanghua Yi Li Agriculture Co. Ltd. China (“HSYLA”)”), a majority owned subsidiary of our company. As of the date of this prospectus, HSA conducts the following business activities, both of which are in the development stage: (i) manufacturing and sales of organic and mixed fertilizer, and (ii) cultivation of pastures and crops in preparation for the establishment of beef cattle farm. By January 2013, its first organic fertilizer production plant was established and started its production of organic fertilizer.

(c)           Division (3) has two sub-divisions:

(i)           Division (3a) is a beef cattle farm to which we refer as Cattle Farm 1 situated at Guangdong Province, Enping City, owned and operated by Jiangmen City Hang Mei Cattle Farm Development Co. Ltd., China (“JHMC”). On September 17, 2012, its application to become an SJVC was approved and granted by the Chinese authorities. On September 17, 2012, through our wholly owned subsidiary MEIJI, we acquired a total of 75% equity interest in and became the controlling shareholder of HMCF. It has been a consolidated subsidiary of the Company since September 17, 2012.

(ii)          Division (3b) is a beef cattle farm to which we refer as Cattle Farm 2 situated in Guangdong Province, Guangzhou City and is operated by MEIJI.

As of the date of this prospectus, MEIJI generates revenues through engineering and technology services obtained through consulting and servicing contracts and management fees. MEIJI completed the contract to develop Cattle Farm 1 during the first quarter of 2012, and began work under another contract to build a Cattle Farm 2 in another district within Enping City, Guangdong Province during the second quarter of 2012 with work in progress continuing through the end of 2013. We anticipate completing Cattle Farm 2 by mid-2014.

MEIJI is the marketing and distribution agent for all cattle farms that are and will be developed by MEIJI using its “Semi-free growing” management systems and aromatic-feed programs and systems to grow beef cattle.

Hylocereus Undatus (“HU”) Plantation

Jiangmen City Heng Sheng Tai Agriculture Development Co. Ltd, China (“JHST”) (formerly known as Hang Sang Tai Agriculture Development Co. Ltd. (“HST”)”), an SJVC that is majority owned by MEIJI, is the owner and operator of the Hylocereus Undatus Plantation, to which we refer as the HU Plantation, which is situated at Enping City, Guangdong Province. The plantation was developed in 2008 with revenues generated since year 2009. As of the date of this prospectus, JHST has two types of operations: (i) growth and sales of flowers; and (ii) drying and value added processing and sales of HU flower products. It is a consolidated subsidiary.

Cross-Listing on First North

We have taken steps to have our shares of common stock quoted (no new shares will be issued) on NASDAQ OMX First North in Stockholm, Sweden (“First North”). First North is an alternative market, operated by the different exchanges within NASDAQ OMX (the “Exchange”). It does not have the legal status as an EU-regulated market. Companies trading on First North are subject to the rules of First North and not the legal requirements for admission to trading on a regulated market. The risk in such an investment may be higher than on the main market.

Before trading in our shares of common stock can commence, an application must be submitted to the Exchange for approval. We have engaged Erik Penser Bankaktiebolag (“EPB”) to act as our financial adviser in connection with our efforts to have our shares of common stock quoted on First North. EPB, a privately held independent bank based in Stockholm, is assisting us in the application process. Trading on First North is subject to a number of conditions including affiliation of our shares to Euroclear Sweden, sufficient shareholder distribution in Sweden and the approval of NASDAQ OMX. Our shares are currently eligible for quotation on the OTC BB in the United States and we expect them to continue to be traded on the OTC BB. There can be no assurance that our shares of common stock will trade on First North.

THE OFFERING

Securities Being Offered:	___________ shares of common stock, par value $0.001 per share.

Offering Price per Share:	$____

Offering Period:	The shares are being offered for a period not to exceed 180 days.

Gross Proceeds to our Company:	$0 if no shares are sold, $7,500,000 if 25% of the maximum number of shares are sold, $15,000,000 if 50% of the maximum number of shares are sold, $22,500,000 if 75% of the maximum number of shares are sold and $30,000,000 if the maximum number of shares are sold.

Use of Proceeds*:	General working capital and capital for development purposes.

Number of Shares Outstanding Before the Offering:	110,308,365 as of the date of this prospectus.

Stock Symbol:	SIAF

Number of Shares Outstanding After the Offering**:	_____________, if no shares are sold, _____________ if 25% of the maximum number of shares are sold, _____________ if 50% of the maximum number of shares are sold, _____________ if 75% of the maximum number of shares are sold and _____________ if 100% of the maximum number of shares are sold.

Risk Factors:	An investment in our common stock involves a high degree of risk. You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 5 of this prospectus before deciding whether or not to invest in shares of our common stock.

* We will retain the proceeds from the sale of any of the offered shares, and funds will not be returned to investors. It is possible that no proceeds will be received by the Company or that if any proceeds are received, that such proceeds will not be sufficient to cover the costs of the offering. See “Use of Proceeds” below for further information.

** There is no minimum number of shares that must be sold in the offering and the issue is not underwritten.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Potential investors should consider carefully the risks and uncertainties described below together with all other information contained in this prospectus before making investment decisions with respect to our common stock. If any of the following risks actually occur, our business, financial condition, results of operations and our future growth prospects would be materially and adversely affected. Under these circumstances, the trading price and value of our common stock could decline resulting in a loss of all or part of your investment. The risks and uncertainties described in this prospectus are not the only ones facing our company. Additional risks and uncertainties of which we are not presently aware, or that we currently consider immaterial, may also affect our business operations.

This prospectus contains forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our customers’ or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. ”Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as other sections in this prospectus, discuss the important factors that could contribute to these differences.

The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

This prospectus also contains market data related to our business and industry. This market data includes projections that are based on a number of assumptions. If these assumptions turn out to be incorrect, actual results may differ from the projections based on these assumptions. As a result, our markets may not grow at the rates projected by these data, or at all. The failure of these markets to grow at these projected rates may have a material adverse effect on our business, results of operations, financial condition and the market price of our common stock.

Our current business operations are conducted in the PRC.  Because China’s economy and its laws, regulations and policies are different from those typically found in the West and are continually changing, we face certain risks, which are summarized below.

Risks Related to Our Company

The current global economic and credit environment could have an adverse effect on demand for certain of our products and services, which would in turn have a negative impact on our results of operations, our cash flows, our financial condition, our ability to borrow and our stock price.

Since 2008, global market and economic conditions have been disrupted and volatile.  Concerns over increased energy costs, geopolitical issues, the availability and cost of credit, the U.S. mortgage market sub-prime collapse and a declining residential real estate market in the U.S. have contributed to this increased volatility and diminished expectations for the economy and the markets going forward.  These factors, combined with volatile oil prices, declining business and consumer confidence and increased unemployment, have precipitated a global recession.  It is difficult to predict how long the current economic conditions will persist, whether they will deteriorate further, and which of our products, if not all of them, will be adversely affected.  These conditions, if they continue, could cause a material decrease in our sales, net income and an increase in the prices we pay for raw materials used in producing our primary produce and products and our development cost and, thus, materially affect our operating results and financial condition.

We may be unable to maintain an effective system of internal control over financial reporting, and as a result we may be unable to accurately report our financial results.

Our reporting obligations as a public company place a significant strain on our management, operational and financial resources and systems.  If we fail to maintain an effective system of internal control over financial reporting, we could experience delays or inaccuracies in our reporting of financial information, or non-compliance with the SEC, reporting and other regulatory requirements. This could subject us to regulatory scrutiny and result in a loss of public confidence in our management, which could, among other things, cause our stock price to drop.

Because we will require additional financing to expand our vertically integrated operation in accordance with our business plan and growing strategy, our failure to obtain necessary financing will impair our growth strategy; in addition, the risk of “vertical integration” is significant.

As of September 30, 2012, we had working capital of $109,699,051, including cash and cash equivalents of $5,411,583.  Our capital requirements in connection with our planned vertically integrated development and growth plan of our business are significant.

In most of the developed countries, risks of agriculture operations are shared to a certain degree by different sectors in the industry, for example the following:

•	Research and development are at times initiated and supported by government departments;
•	The primary producers are mainly concerned with the growing risks of the produce;
•	There are marketing companies that assume the risks of marketing the produce;
•	There are trading houses conduct the sales of the produce and assume the credit risks of the sales; and
•	There are logistic companies that assume the risks of transporting the produce.

However, as a vertically integrated operator, we shall have to cover all the mentioned risks. China is a developing country and currently its agriculture industry has not been fully developed similarly to other developed nations. As a result, management believes that it is essentially important for us to be able to develop our business operation in a vertically integrated manner in order to be able to achieve reasonable profit margins for our products. Although we also believe that the multiple layers of profits generated through the multiple operations may compensate to some degree for the variety of risks that we face through the multiple operations, nevertheless, the overall risks are much greater. At the same time, the full module of our vertically integrated developments has not been completed and these vertically integrated developments may require significant capital expenditures and management resources. Failure to implement these vertically integrated developments could hurt our ability to manage our growth and our financial position.

The estimated costs for this and other projects that are part of our growth strategy in the future will cost us an estimated $500 million in the aggregate and will be undertaken in phases of our 5 year-plan that was initiated in March of 2010, depending on the funds available to us including internal capital and external capital. We intend to use a significant part of the net proceeds from this offering to fund part of the estimated costs of its final phase. However, we will need approximately $118 million in 2013 to accomplish our longer term objectives, including but not limited to the approximately $26 million in gross proceeds intended to be raised from this offering. See “Use of Proceeds” on page 21 and “Business” on page 40 for more information. We may at a certain point in time determine to use some or even all of remaining net proceeds of this offering, which we presently expect to allocate to working capital, to begin implementing these longer term objectives. However, even if we did so we would only have available a small portion of what we would need.

To accomplish the objectives discussed above and to execute our business strategy, we need access to capital on appropriate terms. We currently have no commitments with any third party to obtain such additional financing and we cannot assure you that we will be able to obtain the requisite additional financing on any terms and, if we are able to raise additional funds, it may be necessary for us to sell our securities at a price which is at a significant discount from the market price and on other terms which may be disadvantageous to us. In connection with any such financing, we may be required to provide registration rights to the investors and pay damages to the investors in the event that the registration statement is not filed or declared effective by specified dates. The price and terms of any financing which would be available to us could result in both the issuance of a significant number of shares and significant downward pressure on our stock price. We cannot assure you that our business objectives, particularly over the longer term, will be met on a timely basis, if at all. Consequently, we may be unable to meet fixed obligations and expenses that will be generated in the operation of our business, whether as presently in existence or as proposed. Any failure to obtain requisite financing on acceptable terms could have material and adverse effect on our business, financial condition and future prospects.

No assurance of successful expansion of operations.

Our significant increase in the scope and the scale of our product launch, including the hiring of additional personnel, has resulted in significantly higher operating expenses. As a result, we anticipate that our operating expenses will continue to increase. Expansion of our operations may also cause a significant demand on our management, finances and other resources. Our ability to manage the anticipated future growth, should it occur, will depend upon a significant expansion of our accounting and other internal management systems and the implementation and subsequent improvement of a variety of systems, procedures and controls. There can be no assurance that significant problems in these areas will not occur. Any failure to expand these areas and implement and improve such systems, procedures and controls in an efficient manner at a pace consistent with our business could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that our attempts to expand our marketing, sales, manufacturing and customer support efforts will be successful or will result in additional sales or profitability in any future period. As a result of the expansion of our operations and the anticipated increase in our operating expenses, as well as the difficulty in forecasting revenue levels, we expect to continue to experience significant fluctuations in its results of operations.

We may be unable to successfully expand our production capacity, which could result in material delays, quality issues, increased costs and loss of business opportunities, which may negatively impact our product margins and profitability.

Part of our future growth strategy is to increase our production capacity to meet increasing demand for our existing goods. Assuming we obtain sufficient funding to increase our production capacity, any projects that we undertake to increase such capacity may not be constructed on the anticipated timetable or within budget.  We may also experience quality control issues as we implement these production upgrades.  Any material delay in completing these projects, or any substantial increase in costs or quality issues in connection with these projects, could materially delay our ability to bring our products to market and adversely affect our business, reduce our revenue, income and available cash, all of which could result in harming our financial condition.

Our business and operations are experiencing rapid growth. If we fail to effectively manage our growth, our business and operating results could be harmed.

We have experienced, and may continue to experience, rapid growth in our operations, which has placed, and may continue to place, significant demands on our management, operational and financial infrastructure.  If we do not effectively manage our growth, the quality of our products and services could suffer, which could negatively affect our operating results.  To effectively manage this growth, we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures.  These systems enhancements and improvements may require significant capital expenditures and management resources. Failure to implement these improvements could hurt our ability to manage our growth and our financial position.

If the Chinese government were to change its presently favorable policy toward the agriculture industry, we would no longer enjoy our present tax-related privileges, which would materially and adversely impact our sales performance, margins, and net profit and our costs structure.

As producers active in the agriculture industry, our subsidiaries are presently exempt from income tax and enjoy various incentive grants and subsidies given by the China Government. If the Chinese government were to change its presently favorable policy toward the agriculture industry, we would no longer enjoy our present tax-related privileges, which would materially and adversely impact our sales performance, margins, and net profit and our costs structure. We have experienced, and may continue to experience, quick changes of policies by the Chinese government. If we do not effectively and efficiently manage our growth on time due to lack of capital, we could suffer adversely from the consequences of any such policy changes.

Our intellectual property rights are valuable, and any inability to adequately protect, or uncertainty regarding validity, enforceability or scope of them could undermine our competitive position and reduce the value of our products, services and brand, and litigation to protect our intellectual property rights may be costly.

We attempt to strengthen and differentiate our product portfolio by developing new and innovative products and product improvements.  As a result, our patents, trademarks, trade secrets, copyrights and other intellectual property rights are important assets to us.  Various events outside of our control pose a threat to our intellectual property rights as well as to our products and services.  For example, effective intellectual property protection may not be available in China and other countries in which our products are sold.  Also, although we have registered our trademark in China, the efforts we have taken to protect our proprietary rights may not be sufficient or effective.  Any significant impairment of our intellectual property rights could harm our business or our ability to compete and adversely affect our results of operation. Also, protecting our intellectual property rights is costly and time consuming.  Policing the unauthorized use of our proprietary technology can be difficult and expensive.  Litigation might be necessary to protect our intellectual property rights.  But due to the relative unpredictability of the Chinese legal system and potential difficulties of enforcing a court’s judgment in China, there is no guarantee that litigation would result in an outcome favorable to us. Furthermore, any such litigation may be costly and may divert our management’s attention away from our core business.  An adverse determination in any lawsuit involving our intellectual property is likely to jeopardize our business prospects and reputation.  Although currently we are not aware of any of such litigation, we have no insurance coverage against the litigation costs so we would be forced to bear all litigation costs if we cannot recover them from other parties in the future.  All of the foregoing factors could harm our business, financial condition and results of operations.  Any increase in the unauthorized use of our intellectual property in the future could make it more expensive for us to do business and harm our operating results.

We may be exposed to infringement or misappropriation claims by third parties, which, if determined adversely against us, could adversely affect our business and subject us to significant liability to third parties.

Our success mainly depends on our ability to use and develop our technology and product designs without infringing upon the intellectual property rights of third parties.  We may be subject to litigation involving claims of patent infringement or violations of other intellectual property rights of third parties.  The holders of patents and other intellectual property rights potentially relevant to our product offerings may be unknown to us, which may make it difficult for us to acquire a license on commercially acceptable terms.  There may also be technologies licensed to us and that we rely upon that are subject to infringement or other corresponding allegations or claims by third parties which may damage our ability to rely on such technologies.  In addition, although we endeavor to ensure that companies that work with us possess appropriate intellectual property rights or licenses, we cannot fully avoid the risks of intellectual property rights infringement created by suppliers of components used in our products or by companies we work with in cooperative research and development activities.  Our current or potential competitors may have obtained or may obtain patents that will prevent, limit or interfere with our ability to make, use or sell our products.  The defense of intellectual property claims, including patent infringement suits, and related legal and administrative proceedings can be both costly and time consuming, and may significantly divert the efforts and resources of our technical personnel and management.  These factors could effectively prevent us from pursuing some or all of our business operations and result in our customers or potential customers deferring, canceling or limiting their purchase or use of our products, which may have a material adverse effect on our business, financial condition and results of operations.

We rely on highly skilled personnel and the continuing efforts of our executive officers and, if we are unable to retain, motivate or hire qualified personnel, our business may be severely disrupted.

Our performance largely depends on the talents, knowledge, skills and know-how and efforts of highly skilled individuals and in particular, the expertise held by our chief executive officer, Solomon Lee. His absence, were it to occur, could impact the development and implementation of the projects and businesses. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly skilled personnel for all areas of our organization.  Our continued ability to compete effectively depends on our ability to attract new technology developers and to retain and motivate our existing contractors. If one or more of our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all.  Therefore, our business may be severely disrupted, and we may incur additional expenses to recruit and retain new officers.  In addition, if any of our executives joins a competitor or forms a competing company, we may lose some of our customers.

Our financial and operating performance may be adversely affected by epidemics, adverse weather conditions, natural disasters and other catastrophes.

Our financial and operating performance may be adversely affected by epidemics, adverse weather conditions, natural disasters and other catastrophes.  For example, in early 2003, several economies in Asia, including China, were affected by the outbreak of severe acute respiratory syndrome, or SARS.  During May and June of 2003, many businesses in China were closed by the PRC government to prevent transmission of SARS.  Our business could be materially and adversely affected by the effects of H1N1 flu (swine flu), avian flu, severe acute respiratory syndrome or other epidemics or outbreaks.  In April 2009, an outbreak of H1N1 flu first occurred in Mexico and quickly spread to other countries, including the U.S. and China.  In the last decade, China has suffered health epidemics related to the outbreak of avian influenza and severe acute respiratory syndrome.  Any prolonged occurrence or recurrence of H1N1 flu (swine flu), avian flu, SARS or other adverse public health developments in China may have a material adverse effect on our business and operations.  These health epidemics could result in severe travel restrictions and closures that would restrict our ability to ship our products.  Potential outbreaks could also lead to temporary closure of our manufacturing facilities, our suppliers’ facilities and/or our end-user customers’ facilities, leading to reduced production, delayed or cancelled orders, and decrease in demand for our products.  Any future health epidemic or outbreaks that could disrupt our operations and/or restrict our shipping abilities may have a material adverse effect on our business and results of operations.  Furthermore, the 2008 Sichuan earthquake also had a negative impact on many businesses in the region.  Losses caused by epidemics, adverse weather conditions, natural disasters and other catastrophes, including SARS, avian flu, swine flu, earthquakes or typhoons, will adversely affect our operations.

If we make any acquisitions, they may disrupt or have a negative impact on our business.

Although we have no present plans for any specific acquisitions, in the event that we make acquisitions, we could have difficulty integrating the acquired companies’ personnel and operations with our own.  In addition, the key personnel of the acquired business may not be willing to work for us.  We cannot predict the effect expansion may have on our core business.  Regardless of whether we are successful in making an acquisition, the negotiations could disrupt our ongoing business, distract our management and employees and increase our expenses.  In addition to the risks described above, acquisitions are accompanied by a number of inherent risks, including, without limitation, the following:

•	the difficulty of integrating acquired products, services or operations;

•	the potential disruption of the ongoing businesses and distraction of our management and the management of acquired companies;

•	the difficulty of incorporating acquired rights or products into our existing business;

•	difficulties in disposing of the excess or idle facilities of an acquired company or business and expenses in maintaining such facilities;

•	difficulties in maintaining uniform standards, controls, procedures and policies;

•	the potential impairment of relationships with employees and customers as a result of any integration of new management personnel;

•	the potential inability or failure to achieve additional sales and enhance our customer base through cross-marketing of the products to new and existing customers;

•	the effect of any government regulations which relate to the business acquired;

•	potential unknown liabilities associated with acquired businesses or product lines, or the need to spend significant amounts to retool, reposition or modify the marketing and sales of acquired products or the defense of any litigation, whether or not successful, resulting from actions of the acquired company prior to our acquisition.

Our business could be severely impaired if and to the extent that we are unable to succeed in addressing any of these risks or other problems encountered in connection with these acquisitions, many of which cannot be presently identified, these risks and problems could disrupt our ongoing business, distract our management and employees, increase our expenses and adversely affect our results of operations.

We face significant competition, including changes in pricing.

The markets for our products are both competitive and price sensitive. Many of our competitors have significant financial, operations, sales and marketing resources and experience in research and development and compete with us by offering lower prices. Competitors could develop new technologies that compete with our products on achieving a lower unit price. If a competitor develops superior technology or cost-effective alternatives to our products and services, our business could be seriously harmed as they may achieve a lower price for the same quality.

The markets for some of our products are also subject to specific competitive risks because these markets are highly price competitive. Our competitors have competed in the past by lowering prices on certain products. If they do so again, we may be forced to respond by lowering our prices. This would reduce sales revenues and increase losses. Failure to anticipate and respond to price competition may also impact sales and aggravate losses.

Many of our competitors are larger and have greater financial and other resources than we do.

Our products compete and will compete with similar if not identical products produced by our competitors. These competitive products could be marketed by well-established, successful companies that possess greater financial, marketing, distributional, personnel and other resources than we possess. Using these resources, these companies can implement extensive advertising and promotional campaigns, both generally and in response to specific marketing efforts by competitors, and enter into new markets more rapidly to introduce new products. In certain instances, competitors with greater financial resources also may be able to enter a market in direct competition with us, offering attractive marketing tools to encourage the sale of products that compete with our products or present cost features that consumers may find attractive.

Risks Related to our Industry

Our agricultural assets are situated in three provinces in China and crop disease, severe weather, natural disasters and other conditions affecting the environment, including the effects of climate change, could result in substantial losses and weaken our financial condition.

Our agricultural operations are situated in Qinghai Province, Hunan and Guangdong Province. Qinghai Province in particular is subject to occasional periods of drought. Crops require water in different quantities at different times during the growth cycle. The limited water resource at any given point can adversely impact production. In Qinghai our cropping and pasture land presently comprises over 5,000 acres, an area too big and too costly to afford drip irrigation systems for our crops. In Hunan, the district of Linli where we have over 300 acres of crop and pasture land may from time to time be subject to flooding that could affect our agriculture production. In Enping, Guangdong, our HU Plants are very susceptible to dry and wet seasonal variation that could also affect our agriculture production.

Crop disease, severe weather conditions, such as floods, droughts, windstorms and hurricanes, and natural disasters, may adversely affect our supply of one or more products, reduce our sales volumes, increase our unit production costs or prevent or impair our ability to ship products as planned. Since a significant portion of our costs are fixed and contracted in advance of each operating year, volume declines due to production interruptions or other factors could result in increases in unit production costs, which could result in substantial losses and weaken our financial condition. We may experience crop disease, insect infestation, severe weather and other adverse environmental conditions from time to time. Severe weather conditions may occur with higher frequency or may be less predictable in the future due to the effects of climate change.

An occurrence of such an event might result in material disruptions to our operations, to the operations of our customers or suppliers, resulting in a decline in the agriculture industry. There can be no assurance that our facilities or products will not be affected by any such occurrence in the future, which occurrence may lead to adverse conditions to our operations and financial results.

Prices of agricultural products are subject to supply and demand, a market condition of which is not predictable.

Because our agricultural products are commodities, we are not able to predict with certainty what price we will receive for our products. Additionally, the growth cycle of such products in many instances dictates when such products must be marketed to achieve the maximum profitability. Excessive supplies tend to cause severe price competition and lower prices throughout the industry affected. Conversely, shortages may drive the prices higher. Shortages often result from adverse growing conditions which can reduce the availability of the agricultural products affected. Since multiple variables can affect supply and demand, we cannot accurately predict or control from year to year what prices, either favorable or unfavorable, it will receive from the market.

In addition, general public perceptions regarding the quality, safety or health risks associated with particular food products could reduce demand and prices for some of our products. To the extent that consumer preferences evolve away from products that we produce for health or other reasons, and we are unable to modify our products or to develop products that satisfy new consumer preferences, there will be a decreased demand for our products. However, even if market prices are unfavorable, some of our agricultural products which are ready to be, or have been, harvested must be brought to market promptly. A decrease in the selling price received for our products due to the factors described above could have a material adverse effect on our business, results of operations and financial condition.

We could realize losses and suffer liquidity problems due to declines in sales prices for our agriculture products.

Sales prices for agricultural products are difficult to predict. It is possible that sales prices for our products will decline in the future, and sales prices for other agricultural products may also decline. In recent years, there has been increasing consolidation among food retailers, wholesalers and distributors. A significant portion of our costs is fixed, so that fluctuations in the sales prices have an immediate impact on our profitability. Our profitability is also affected by our production costs, which may increase due to factors beyond our control.

We are subject to the risk of product contamination and product liability claims.

The sales of our products may involve the risk of injury to consumers. Such injuries may result from tampering by unauthorized personnel, product contamination or spoilage, including the presence of foreign objects, substances, chemicals, or residues introduced during the growing, packing, storage, handling or transportation phases. While we are subject to governmental inspection and regulations and believe our facilities comply in all material respects with all applicable laws and regulations, including internal product safety policies, we cannot be sure that consumption of our products will not cause a health-related illness in the future or that we will not be subject to claims or lawsuits relating to such matters. Even if a product liability claim is unsuccessful, the negative publicity surrounding any assertion that our products caused illness or injury could adversely affect our reputation with existing and potential customers and our brand image. We do not maintain product liability insurance.

We may not be successful in the implementation of our new technologies and new products, and our new products may be not widely accepted.

Our new technologies such as our drip irrigation system for precision agriculture or the introduction, testing and promotion of new agricultural varieties, must be able to adapt to local conditions. On the one hand, there exists the failure risk due to not being suitable for the local environment and market conditions; on the other hand, there are risks of loss of competitive advantages due to the rising of producing similar products enterprises and other enterprises that follow to produce the similar products.

We are a holding company whose subsidiaries are given certain degree of independency and our failure to integrate our subsidiaries may adversely affect our financial condition.

According to the specific characteristics of agricultural production in China, we have given our subsidiary companies and their farms a certain degree of independency in decision-making. On one hand, this independency increases the sense of ownership at all levels, on the other hand it has also increased the difficulty of the integration of operation and management, which has resulted in increased difficulty of management integration. In the event we are not able to successfully manage our subsidiaries this will result in operating difficulties and have a negative impact on our business.

One or more of our distributors could engage in activities that are harmful to our brand and to our business.

Our products are sold primarily through distributors, and those distributors are responsible for ensuring that our products have the appropriate licenses to be sold to farmers in their provinces and be kept at the right temperature to be fresh and meet shelf life terms. If those distributors do not obtain the appropriate licenses, their sales of our products in those provinces may be illegal, and we may be subject to government sanctions, including confiscation of illegal revenues and a fine of between two and three times the amount of such illegal revenues. Unlicensed sales in a province may also cause a delay for our other distributors in receiving a license from the authorities for their provinces, which could further adversely impact our sales. In addition, distributors may sell our products under another brand licensed in a particular province if our product is not licensed there. If our products are sold under another brand, the purchasers will not be aware of our brand name, and we will be unable to cross-market other seed varieties or other products as effectively to these purchasers. Moreover, our ability to provide appropriate customer service to these purchasers will be negatively affected, and we may be unable to develop our local knowledge of the needs of these purchasers and their environment. Furthermore, if any of our distributors sell inferior seeds produced by other companies under our brand name, our brand and reputation could be harmed, which could make marketing of our branded seeds more difficult.

The PRC agricultural market is highly competitive and our growth and results of operations may be adversely affected if we are unable to compete effectively.

The agricultural market in China is highly fragmented, largely regional and highly competitive, and we expect competition to increase and intensify within the sector. We face significant competition in our lines of business. Many of our competitors have greater financial, research and development and other resources than we have. Competition may also develop from consolidation within our industry in China or the privatization of producers that are currently operated by local governments in China. Our competitors may be better positioned to take advantage of industry consolidation and acquisition opportunities than we are. The reform and restructuring of state-owned equity in enterprises involved primarily in producing sectors will likely lead to the reallocation of market share in the agriculture industry, and our competitors may increase their market share by participating in the restructuring of state-owned agriculture companies. Such privatization would likely result in increased numbers of market participants with more efficient and commercially viable business models. As competition intensifies, our margins may be compressed by more competitive pricing and we may lose our market share and experience a reduction in our revenues and profit.

We may not possess all of the licenses required to operate our business, or we may fail to maintain the licenses we currently hold. This could subject us to fines and other penalties, which could materially adversely affect our results of operations.

We are required to hold a variety of permits and licenses to conduct business in China. We may not possess all of the permits and licenses required for each of our business segments. In addition, the approvals, permits or licenses required by governmental agencies may change without substantial advance notice, and we could fail to obtain the approvals, permits or licenses required to expand our business. If we fail to obtain or to maintain such permits or licenses, or if renewals are granted with onerous conditions, we could be subject to fines and other penalties and be limited in the number or the quality of the products that we could offer. As a result, our business, results of operations and financial condition could be materially and adversely affected.

Risks Related to Doing Business in China

Under PRC law, we are required to obtain and retain permits and business licenses, and our failure to do so would adversely impact our ability to conduct business in China.

We hold various permits, business licenses, and approvals authorizing our operations and activities, which are subject to periodic review and reassessment by the Chinese authorities.  Standards of compliance necessary to pass such reviews change from time to time and differ from jurisdiction to jurisdiction, leading to a degree of uncertainty.  If renewals, or new permits, business licenses or approvals required in connection with existing or new facilities or activities, are not granted or are delayed, or if existing permits, business licenses or approvals are revoked or substantially modified, we may not be able to continue to operate our facilities which would have a material adverse affect on our operations .  If new standards are applied to renewals or new applications, it could prove costly for us to meet these new standards.

The PRC economic cycle may negatively impact our operating results.

We believe that the rapid growth of the PRC economy before 2008 generally led to higher levels of inflation.  We believe that the PRC economy has more recently experienced a decrease in its growth rate.  We believe that a number of factors have contributed to this deceleration, including appreciation of the RMB, the currency of China, which has adversely affected China’s exports.  In addition, we believe the deceleration has been exacerbated by the recent global crisis in the financial services and credit markets, which has resulted in significant volatility and dislocation in the global capital markets.  It is uncertain how long the global crisis in the financial services and credit markets will continue and the significance of the adverse impact it may have on the global economy in general or the Chinese economy in particular.  Slowing economic growth in China could result in weakening growth and demand for our products which could reduce our revenues and income.  In the event of a recovery in the PRC, renewed high growth levels may again lead to inflation.  The government’s attempts to control inflation may adversely affect the business climate and growth of private enterprise.  In addition, our profitability may be adversely affected if prices for our products rise at a rate that is insufficient to compensate for the rise in inflation.

Currency fluctuations and restrictions on currency exchange may adversely affect our business, including limiting our ability to convert Chinese Renminbi, or RMB, into foreign currencies and, if the RMB were to decline in value, reducing our revenue in U.S. dollar terms .

The exchange rate of the RMB is currently managed by the Chinese government. On July 21, 2005, the People's Bank of China, or the People's Bank, with the authorization of the State Council of the PRC, announced that the RMB exchange rate would no longer be pegged to the U.S. Dollar and would float based on market supply and demand with reference to a basket of currencies. According to public reports, the governor of the People's Bank has stated that the basket is composed mainly of the U.S. Dollar, the European Union Euro, the Japanese Yen and the South Korean Won. Also considered, but playing smaller roles, are the currencies of Singapore, the United Kingdom, Malaysia, Russia, Australia, Canada and Thailand. The weight of each currency within the basket has not been announced.

The initial adjustment of the RMB exchange rate was an approximate 2% revaluation from an exchange rate of 8.28 RMB per U.S. Dollar to 8.11 RMB per U.S. Dollar. The People's Bank also announced that the daily trading price of the U.S. Dollar against the RMB in the inter-bank foreign exchange market would be allowed to float within a band of 0.3% around the central parity published by the People's Bank, while the trading prices of the non-U.S. Dollar currencies against the RMB would be allowed to move within a certain band announced by the People's Bank. The People's Bank has stated that it will make adjustments of the RMB exchange rate band when necessary according to market developments as well as the economic and financial situation. In a later announcement published on May 18, 2007, the band was extended to 0.5%. Since July 2008, the RMB has traded at 6.83 RMB per U.S. Dollar. Recent reports indicate an upward revaluation in the value of the RMB against the U.S. Dollar may be allowed. The People's Bank announced on June 19, 2010 its intention to allow the RMB to move more freely against the basket of currencies, which increases the possibility of sharp fluctuations in the value of the RMB in the near future and thus the unpredictability associated with the RMB exchange rate.

Despite this change in its exchange rate regime, the Chinese government continues to manage the valuation of the RMB. The value of our common stock will be indirectly affected by the foreign exchange rate between the U.S. dollar and the RMB.  Appreciation or depreciation in the value of the RMB relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations. Fluctuations in the exchange rate will also affect the relative value of any dividend we issue that will be exchanged into U.S. dollars, as well as earnings from, and the value of, any U.S. dollar-denominated investments we make in the future.

The income statements of our operations are translated into U.S. dollars at the average exchange rates in each applicable period. To the extent the U.S. dollar strengthens against foreign currencies, the translation of these foreign currencies denominated transactions results in reduced revenue, operating expenses and net income for our international operations. Similarly, to the extent the U.S. dollar weakens against foreign currencies, the translation of these foreign currency denominated transactions results in increased revenue, operating expenses and net income for our international operations. We are also exposed to foreign exchange rate fluctuations as we convert the financial statements of our foreign subsidiaries into U.S. dollars in consolidation. If there is a change in foreign currency exchange rates, the conversion of the foreign subsidiaries’ financial statements into U.S. dollars will lead to a translation gain or loss, which is recorded as a component of other comprehensive income. In addition, we have certain assets and liabilities that are denominated in currencies other than the relevant entity’s functional currency. Changes in the functional currency value of these assets and liabilities create fluctuations that will lead to a transaction gain or loss.

Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions. While we may enter into hedging transactions in the future, the availability and effectiveness of these transactions may be limited, and we may not be able to successfully hedge our exposure at all. In addition, our foreign currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currencies.

Uncertainties with respect to the PRC legal system could adversely affect us and we may have limited legal recourse under PRC law if disputes arise under our contracts with third parties.

Since 1979, we believe PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China.  However, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China.  In particular, because these laws and regulations are relatively new, the interpretation and enforcement of these laws and regulations involve uncertainties.  In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect.  As a result, sometimes we may not be aware of our violation of these policies and rules until sometime after violation.

The Chinese government has enacted some laws and regulations dealing with matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. However, their experience in implementing, interpreting and enforcing these laws and regulations is limited, and our ability to enforce commercial claims or to resolve commercial disputes is unpredictable.  The resolution of these matters may be subject to the exercise of considerable discretion by agencies of the Chinese government, and forces unrelated to the legal merits of a particular matter or dispute may influence their determination.  Any rights we may have to specific performance, or to seek an injunction under PRC law, in either of these cases, are severely limited, and without a means of recourse by virtue of the Chinese legal system, we may be unable to prevent these situations from occurring.  The occurrence of any such events could have a material adverse effect on our business, financial condition and results of operations.

Under the PRC EIT Law, we may be classified as a “resident enterprise” of the PRC. Such classification could result in tax consequences to us and our non-PRC resident shareholders.

On March 16, 2007, the National People’s Congress approved and promulgated a new tax law, the PRC Enterprise Income Tax Law, or “EIT Law,” which took effect on January 1, 2008.  Under the EIT Law, enterprises are classified as resident enterprises and non-resident enterprises.  An enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the EIT Law define “de facto management bodies” as a managing body that in practice exercises “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise; however, it remains unclear whether the PRC tax authorities would deem our managing body as being located within China. Due to the short history of the EIT Law and lack of applicable legal precedents, the PRC tax authorities determine the PRC tax resident treatment of a foreign company on a case-by-case basis.

If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of PRC tax consequences could follow.  First, we could be subject to the enterprise income tax at a rate of 25 percent on our worldwide taxable income, as well as PRC enterprise income tax reporting obligations.  Second, under the EIT Law and its implementing rules, dividends paid between “qualified resident enterprises” are exempt from enterprise income tax.  As a result, if we are treated as a PRC “qualified resident enterprise,” all dividends paid from our Chinese subsidiaries to us would be exempt from PRC tax.

Finally, the new “resident enterprise” classification could result in a situation in which a 10% PRC tax is imposed on dividends we pay to our non-PRC stockholders that are not PRC tax “resident enterprises” and gains derived by hem from transferring our common stock, if such income is considered PRC-sourced income by the relevant PRC authorities.  In such event, we may be required to withhold a 10% PRC tax on any dividends paid to non-PRC resident stockholders.  Our non-PRC resident stockholders also may be responsible for paying PRC tax at a rate of 10% on any gain realized from the sale or transfer of our common stock in certain circumstances. We would not, however, have an obligation to withhold PRC tax with respect to such gain.

Moreover, the State Administration of Taxation (“SAT”) released Circular Guoshuihan No. 698 (“Circular 698”) on December 15, 2009 that reinforces the taxation of non-listed equity transfers by non-resident enterprises through overseas holding vehicles.  Circular 698 addresses indirect share transfers as well as other issues.  Circular 698 is retroactively effective from January 1, 2008. According to Circular 698, where a foreigner (non-PRC resident) who indirectly holds shares in a PRC resident enterprise through a non-PRC offshore holding company indirectly transfers equity interests in a PRC resident enterprise by selling the shares of the offshore holding company, and the latter is located in a country or jurisdiction where the effective tax burden is less than 12.5 percent or where the offshore income of his, her, or its residents is not taxable, the foreign investor is required to provide the PRC tax authority in charge of that PRC resident enterprise with certain relevant information within 30 days of the transfer.  The tax authorities in charge will evaluate the offshore transaction for tax purposes.  In the event that the tax authorities determine that such transfer is abusing forms of business organization and a reasonable commercial purpose for the offshore holding company other than the avoidance of PRC income tax liability is lacking, the PRC tax authorities will have the power to re-assess the nature of the equity transfer under the doctrine of substance over form.  A reasonable commercial purpose may be established when the overall international (including U.S.) offshore structure is set up to comply with the requirements of supervising authorities of international (including U.S.) capital markets.  If the SAT’s challenge of a transfer is successful, it may deny the existence of the offshore holding company that is used for tax planning purposes and subject the seller to PRC tax on the capital gain from such transfer. Since Circular 698 has a relatively short history, there is uncertainty as to its application.  We (or a foreign investor) may become at risk of being taxed under Circular 698 and may be required to expend valuable resources to comply with Circular 698 or to establish that we (or such foreign investor) should not be taxed under Circular 698, which could have a material adverse effect on our financial condition and results of operations (or such foreign investor’s investment in us).

If any such PRC taxes apply, a non-PRC resident stockholder may be entitled to a reduced rate of PRC taxes under an applicable income tax treaty and/or a foreign tax credit against such stockholder’s domestic income tax liability (subject to applicable conditions and limitations).  Prospective investors should consult with their own tax advisors regarding the applicability of any such taxes, the effects of any applicable income tax treaties, and any available foreign tax credits.  For further information, see the discussion in the section of this prospectus entitled “Material PRC Income Tax Considerations” below.

Failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may materially adversely affect us.

In October 2005, the PRC State Administration of Foreign Exchange, or SAFE, issued the Notice on Relevant Issues in the Foreign Exchange Control over Financing and Return Investment Through Special Purpose Companies by Residents inside China, generally referred to as Circular 75.  The policy announced in this notice required PRC residents to register with the relevant SAFE branch before establishing or acquiring control over an offshore special purpose company, or SPV, for the purpose of engaging in an equity financing outside of China on the strength of domestic PRC assets originally held by those residents. Failure to comply with the requirements of Circular 75 and any of its internal implementing guidelines as applied by SAFE in accordance with Notice 106 may result in fines and other penalties under PRC laws for evasion of applicable foreign exchange restrictions.  Any such failure could also result in the SPV’s affiliates being impeded or prevented from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the SPV, or from engaging in other transfers of funds into or out of China.

We have requested our shareholders who are PRC residents to make the necessary applications, filings and amendments as required under Circular 75 and other related rules.  We attempt to comply, and attempt to ensure that our shareholders who are subject to these rules comply, with the relevant requirements.  However, we cannot provide any assurances that our shareholders who are PRC residents will comply with our request to make any applicable registrations, and nor can we provide any assurances that our shareholders who are PRC residents will be able to obtain such applicable registration or comply with other requirements required by Circular 75 or other related rules or that, if challenged by government agencies, the structure of our organization fully complies with all applicable registrations or approvals required by Circular 75.  Moreover, because of uncertainty over how Circular 75 will be interpreted and implemented, and how or whether SAFE will apply it to us, we cannot predict how it will affect our business operations or future strategies.  A failure by such PRC resident shareholders or future PRC resident shareholders to comply with Circular 75 or other related rules, if SAFE requires it, could subject these PRC resident shareholders to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our subsidiaries’ ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

Adverse changes in political and economic policies of the Chinese government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our products and materially and adversely affect our competitive position.

Our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China.  The Chinese economy differs from the economies of most developed countries in many respects, including:

•	the amount of government involvement;

•	the level of development;

•	the growth rate;

•	the control of foreign exchange; and

•	the allocation of resources.

While the Chinese economy has grown significantly in the past 20 years, we believe the growth has been uneven, both geographically and among various sectors of the economy.  The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources.  We believe some of these measures benefit the overall Chinese economy, but may also have a negative effect on us.  For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us.

The Chinese economy has been transitioning from a planned economy to a more market-oriented economy.  Although in recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of the productive assets in China is still owned by the Chinese government.  The Chinese government also exercises significant control over Chinese economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

Contract drafting, interpretation and enforcement in China involve significant uncertainty.

We have entered into numerous contracts governed by PRC law, many of which are material to our business.  As compared with contracts in the United States, contracts governed by PRC law tend to contain less detail and to not be as comprehensive in defining contracting parties’ rights and obligations.  As a result, contracts in China are more vulnerable to disputes and legal challenges.  In addition, contract interpretation and enforcement in China is not as developed as in the United States, and the result of any contract dispute is subject to significant uncertainties.  Therefore, we cannot assure you that we will not be subject to disputes under our material contracts, and if such disputes arise, we cannot assure you that we will prevail.

The application of PRC regulations relating to the overseas listing of PRC domestic companies is uncertain, and we may be subject to penalties for failing to request approval of the PRC authorities prior to listing our shares in the U.S.

On August 8, 2006, six PRC government agencies, namely, the Ministry of Commerce (“MOFCOM”), the State Administration for Industry and Commerce (“SAIC”), the China Securities Regulatory Commission (“CSRC”), SAFE, the State-Owned Assets Supervision and Administration Commission, (“SASAC”), and the State Administration for Taxation (“SAT”), jointly issued the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “ New M&A Rules “), which became effective on September 8, 2006.  The New M&A Rules purport, among other things, to require offshore “special purpose vehicles”, that are (1) formed for the purpose of overseas listing of the equity interests of PRC companies via acquisition and (2) are controlled directly or indirectly by PRC companies and/or PRC individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on overseas stock exchanges.  On September 21, 2006, pursuant to the New M&A Rules and other PRC Laws, the CSRC published on its official website relevant guidance with respect to the listing and trading of PRC domestic enterprises’ securities on overseas stock exchanges (the “Related Clarifications”), including a list of application materials regarding the listing on overseas stock exchanges by special purpose vehicles.  We were and are not required to obtain the approval of CSRC under the New M&A Rules in connection with this transaction because we were and are not a special purpose vehicle formed or controlled by PRC individuals.

However, there are substantial uncertainties regarding the interpretation, application and enforcement of these rules, and CSRC has yet to promulgate any written provisions or formally to declare or state whether the overseas listing of a PRC-related company structured similar to ours is subject to the approval of CSRC.  Any violation of these rules could result in fines and other penalties on our operations in China, restrictions or limitations on remitting dividends outside of China, and other forms of sanctions that may cause a material and adverse effect to our business, operations and financial conditions.

The New M&A Rules also established additional procedures and requirements that are expected to make merger and acquisition activities by foreign investors more time-consuming and complex, including requirements in some instances that the Ministry of Commerce be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise that owns well-known trademarks or China’s traditional brands. We may grow our business in part by acquiring other businesses.  Complying with the requirements of the New M&A Rules in completing this type of transaction could be time-consuming, and any required approval processes, including CSRC approval, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

We may face regulatory uncertainties that could restrict our ability to issue equity compensation to our directors and employees and other parties who are PRC citizens or residents under PRC law.  The grant of stock options under any incentive plan that we adopt in the future would registration with SAFE.

On April 6, 2007, SAFE issued the “Operating Procedures for Administration of Domestic Individuals Participating in the Employee Stock Ownership Plan or Stock Option Plan of An Overseas Listed Company,” also known as “Circular 78”.  It is not clear whether Circular 78 covers all forms of equity compensation plans or only those that provide for the grant of stock options.  For any equity compensation plan which is so covered and is adopted by a non-PRC listed company after April 6, 2007, Circular 78 requires all participants who are PRC citizens to register with, and obtain the approval of, SAFE prior to their participation in any such plan. In addition, Circular 78 also requires PRC citizens to register with SAFE and make the necessary applications and filings if they participate in an overseas listed company’s covered equity compensation plan prior to April 6, 2007.  As of the date of this filing, we have not adopted any incentive plans, but may do so in the future. Any such plan may grant equity compensation, including, but not limited to, stock options, to our PRC employees and/or directors. The grant of any equity compensation under such a plan to a PRC citizen, however, may under Circular 78 require the PRC citizen to register with and obtain approval of SAFE.  We believe that the registration and approval requirements contemplated in Circular 78 will be burdensome and time consuming.  If it is determined that our such a plan, or any equity compensation grant under such a plan, is subject to Circular 78, failure to comply with such provisions of Circular 78 may subject us and any recipients thereof to fines and legal sanctions and prevent us from being able to grant equity compensation to our PRC employees and/or directors.  In that case, our ability to compensate our employees and directors through equity compensation would be hindered and/or prevented.

Capital outflow policies in the PRC may hamper our ability to remit income to the United States.

The PRC has adopted currency and capital transfer regulations.  These regulations may require that we comply with complex regulations for the movement of capital and as a result we may not be able to remit all income earned and proceeds received in connection with our operations or from the sale of our operating subsidiary to the U.S. or to our stockholders.

Our operations and assets in the PRC are subject to significant political and economic uncertainties.

Government policies are subject to rapid change and the government of the PRC may adopt policies which have the effect of hindering private economic activity and greater economic decentralization.  There is no assurance that the government of China will not significantly alter its policies from time to time without notice in a manner with reduces or eliminates any benefits from its present policies of economic reform.  In addition, a substantial portion of productive assets in China remains government-owned.  For instance, all lands are state or rural collective economic organizations owned and leased to business entities or individuals through governmental grants of the land use rights.  The grant process is typically based on government policies at the time of the grant, which could be lengthy and complex.  This process may adversely affect our business.  The government of China also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency and providing preferential treatment to particular industries or companies.  Uncertainties may arise as a result of changing governmental policies and measures.  In addition, changes in laws and regulations, or their interpretation, or the imposition of confiscatory taxation, restrictions on currency conversion, imports and sources of supply, devaluations of currency, the nationalization or other expropriation of private enterprises, as well as adverse changes in the political, economic or social conditions in China, could have a material adverse effect on our business, results of operations and financial condition.

Our use of the allocated land may be subject to challenges in the future.

All land use rights that we own are land use rights relating to allocated land.  The local governmental authorities have granted such land use rights to us for free use or at a discounted levy rate given our contribution to the development of the local economy.  However, pursuant to the Catalogue on Allocated Land issued by the Ministry of Land Resources of the PRC (the “Catalogue”), the land use rights for allocated land may only be granted to those specific projects which are in compliance with the Catalogue, subject to the approval of the competent governmental authorities.  We, as a privately owned agricultural producer, may not be qualified to be granted such land use rights for allocated land according to the Catalogue.  Consequently, our use of such land may be subject to challenge in the future, and the legal consequences could include the confiscation of such land by the governmental authorities or a demand that we pay a market price for purchasing the land use rights for such land and converting the allocated land use right to a granted land use right.

Because Chinese law governs almost all of our material agreements, we may not be able to enforce our legal rights within China or elsewhere, which could result in a significant loss of business, business opportunities, or capital.

Chinese law governs almost all of our material agreements.  We cannot assure you that we will be able to enforce any of our material agreements or that remedies will be available outside of China.  The system of laws and the enforcement of existing laws in China may not be as certain in implementation and interpretation as in the United States.  Our inability to enforce or obtain a remedy under any of our current or future agreements could result in a significant loss of business, business opportunities or capital.  It will be extremely difficult to acquire jurisdiction and enforce liabilities against our officers, directors and assets based in China.

Substantially all of our assets will be located in the PRC and all of our officers and our present directors reside outside of the United States.  As a result, it may not be possible for United States investors to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under federal securities laws.  Moreover, we have been advised that China does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States. Further, it is unclear if extradition treaties now in effect between the United States and China would permit effective enforcement of criminal penalties of the federal securities laws.

We do not have insurance coverage.

We currently do not purchase property insurance for our properties, including raw materials, semi-manufactured goods, manufactured goods, buildings and machinery equipment, livestock, and we currently do not carry any product liability or other similar insurance, nor do we have business liability or business disruption insurance coverage for our operations in the PR. There is no insurance covering risks incurred through seasonal variation consequences. In this respect, we as an engineering based company have qualified personnel and staffs to manage and to limited the happenings of these relevant risk factors; however there is no guarantee that accidents will not happen, and if they happen, the consequences may have a material adverse effect on our business, financial condition and results of operations.

Because our cash and cash equivalent are held in banks which do not provide capital guarantee insurance, the failure of any bank in which we deposit our funds could affect our ability to continue in business.

Banks and other financial institutions in the PRC do not provide insurance for funds held on deposit.  A significant portion of our assets are in the form of cash deposited with banks in the PRC, and in the event of bank failure, we may not have access to, or may lose entirely, our funds on deposit.  Depending upon the amount of cash we maintain in a bank that fails, our inability to have access to such cash deposits could impair our operations, and, if we are not able to access funds to pay our suppliers, employees and other creditors, we may be unable to continue in business.

Failure to comply with the United States Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.

We are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business.  Foreign companies, including some that may compete with us, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time to time in the PRC.  We cannot assure you that our employees or other agents will not engage in such conduct for which we might be held responsible.  If our employees or agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

Labor laws in the PRC may adversely affect our results of operations.

On June 29, 2007, the PRC government promulgated a new labor law, namely, the Labor Contract Law of the PRC, or the New Labor Contract Law, which became effective on January 1, 2008.  The New Labor Contract Law imposes greater liabilities on employers and significantly affects the cost of an employer’s decision to reduce its workforce.  Further, it requires that certain terminations be based upon seniority and not merit.  In the event we decide to significantly change or decrease our workforce, the New Labor Contract Law could adversely affect our ability to effect such changes in a manner that is most advantageous to our business or in a timely and cost-effective manner, thus materially and adversely affecting our financial condition and results of operations.

Risks Related to Ownership of our Common Stock

Volatility in our common stock price may subject us to securities litigation.

Stock markets, in general, have experienced in recent months, and continue to experience, significant price and volume volatility, and the market price of our common stock may continue to be subject to similar market fluctuations unrelated to our operating performance or prospects.  This increased volatility, coupled with depressed economic conditions, could continue to have a depressing effect on the market price of our common stock.  The following factors, many of which are beyond our control, may influence our stock price:

•	the status of our growth strategy including the building of our new production line with the net proceeds from the offering;

•	announcements of technological or competitive developments;

•	regulatory developments in the PRC affecting us, our customers or our competitors;

•	announcements regarding patent or other intellectual property litigation or the issuance of patents to us or our competitors or updates with respect to the enforceability of patents or other intellectual property rights generally in the PRC or internationally;

•	actual or anticipated fluctuations in our quarterly operating results;

•	changes in financial estimates by securities research analysts;

•	changes in the economic performance or market valuations of our competitors;

•	additions or departures of our executive officers;

•	release or expiration of lock-up or other transfer restrictions on our outstanding common stock; and

•	sales or perceived sales of additional shares of our common stock.

In addition, the securities markets have, from time to time, experienced significant price and volume fluctuations that are not related to the operating performance of particular companies.  Any of these factors could result in large and sudden changes in the volume and trading price of our common stock and could cause our stockholders to incur substantial losses.  In the past, following periods of volatility in the market price of a company’s securities, stockholders have often instituted securities class action litigation against that company.  If we were involved in a class action suit or other securities litigation, it would divert the attention of our senior management, require us to incur significant expense and, whether or not adversely determined, have a material adverse effect on our business, financial condition, results of operations and prospects.

Your ability to bring an action against us or against our directors and officer, or to enforce a judgment against us or them, will be limited because we conduct substantially all of our operations in the PRC and because the majority of our directors and officers reside outside of the United States.

We are a Nevada holding company and substantially all of our assets are located outside of the United States.  Substantially all of our current operations are conducted in the PRC.  In addition, all of our directors and officers are nationals and residents of countries other than the United States.  A substantial portion of the assets of these persons are located outside the United States.  As a result, it may be difficult for you to effect service of process within the United States upon these persons.  It may also be difficult for you to enforce in U.S. courts judgments on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors, none of whom are residents in the United States and the substantial majority of whose assets are located outside of the United States.  In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts.  Our counsel as to PRC law has advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law.  Courts in the PRC may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based on treaties between the PRC and the country where the judgment is made or on reciprocity between jurisdictions.  The PRC does not have any treaties or other arrangements that provide for the reciprocal recognition and enforcement of foreign judgments with the United States.  In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates basic principles of PRC law or national sovereignty, security or the public interest.  So it is uncertain whether a PRC court would enforce a judgment rendered by a court in the United States.

We will be a “controlled company” within the meaning of the NASDAQ Marketplace rules and, as a result, will qualify for and will rely on certain exemptions from certain corporate governance requirements.

After the closing of this offering, our chief executive officer will continue to control a majority of the voting power of our outstanding common stock. As a result, we will be a “controlled company” pursuant to Rule 5615 (c) of the corporate governance standards of the NASDAQ Stock Market LLC.  Under such rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements of the NASDAQ Stock Market LLC, including the requirements that:

•	a majority of our Board of Directors consist of independent directors;

•	the nominating and corporate governance committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•	the compensation committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	there be an annual performance evaluation of the nominating and corporate governance and compensation committees.

This controlled company exemption does not extend to the audit committee requirements under Rule 5605(c) or the requirement for executive sessions of Independent Directors under Rule 5605(b)(2).

We intend to elect to be treated as a “Controlled Company” in the event that we should seek to list our shares on the Nasdaq Stock Market LLC.  As a result, you may not have the same protections afforded to stockholders of companies that are mandatorily subject to all of the corporate governance requirements of the NASDAQ Stock Market LLC.

One of our directors and officers controls a majority of our common stock and his interests may not align with the interests of our other stockholders.

Solomon Lee, our chairman, chief executive officer and president, controls our company and will both before and after this offering beneficially own in excess of 50.1% of our issued and outstanding common stock.  This significant concentration of share ownership may adversely affect the trading price of our common stock because investors often perceive a disadvantage in owning shares in a company with one or several controlling stockholders.  Furthermore, our directors and officers, as a group, have the ability to significantly influence or control the outcome of all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, such as mergers, consolidations or the sale of substantially all of our assets.  This concentration of ownership may have the effect of delaying or preventing a change in control of our company which could deprive our stockholders of an opportunity to receive a premium for their shares as part of a sale of our company and might reduce the price of our common stock.  In addition, without the consent of Mr. Lee, we could be prevented from entering into transactions that could be beneficial to us.  Mr. Lee may cause us to take actions that are opposed by other stockholders as his interests may differ from those of other stockholders.

Future issuances of capital stock may depress the trading price of our common stock.

Any issuance of shares of our common stock (or common stock equivalents) after this offering could dilute the interests of our existing stockholders and could substantially decrease the trading price of our common stock.  We may issue additional shares of our common stock in the future for a number of reasons, including financing our operations and business strategy (including in connection with acquisitions, strategic collaborations or other transactions).

Sales of a substantial number of shares of our common stock in the public market could depress the market price of our common stock, and impair our ability to raise capital through the sale of additional equity securities.  We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our common stock.

We believe that the market price of our shares in the OTC BB markets is adversely affected by the current stigma associated with Chinese companies quoted or listed publicly in the United States.

We believe that the market price of our shares in the OTC BB markets is adversely affected by the current stigma associated with Chinese companies quoted or listed publicly in the United States. Many Chinese companies are suffering from this stigma, which tends to affect both market prices and liquidities, and our company is no exception. Although we managed to maintain our liquidity to a certain degree, our market prices are suffering (e.g., our shares are presently trading below our earnings as well as below 25% of our net tangible asset value per share). Consequently, we believe that shareholders are sentimentally affected. If this stigma should continue over a sustained period of time, our market prices may keep on trading below our earnings, which would not only increase the risk that our shareholders lose the funds they have invested in our company, but may also adversely affect our ability to maintain our growth plan on a timely manner and thus our business and financial condition as well.

If following the closing of the offering, shares of our common stock remains subject to the U.S. “Penny Stock” Rules, investors who purchase our common stock in the offering may have difficulty re-selling their shares of our common stock as the liquidity of the market for our shares may be adversely affected by the impact of the “Penny Stock” Rules.

Although we anticipate that at some point following this offering, shares of our common stock will trade on the NASDAQ Capital Market, in the event that shares of our common stock do not become listed on the NASDAQ Capital Market or if our shares are in the future delisted from the NASDAQ Capital Market, it may be more difficult for investors in the offering to sell the shares of our common stock.  A “penny stock” is generally defined by regulations of the U.S. Securities and Exchange Commission (“SEC”) as an equity security with a market price of less than US$5.00 per share.  However, an equity security with a market price under US$5.00 will not be considered a penny stock if it fits within any of the following exceptions:

(i)	the equity security is listed on a national securities exchange;

(ii)	the issuer of the equity security has been in continuous operation for less than three years, and either has (a) net tangible assets of at least US$5,000,000, or (b) average annual revenue of at least US$6,000,000; or

(iii)	the issuer of the equity security has been in continuous operation for more than three years, and has net tangible assets of at least US$2,000,000.

Although we believe our common stock is not a penny stock based upon the exception (iii) above, we cannot provide any assurance that in the future our common stock will not be classified as Penny Stock.

If an investor buys or sells a penny stock, SEC regulations require that the investor receive, prior to the transaction, a disclosure explaining the penny stock market and associated risks. Furthermore, trading in our common stock is currently subject to Rule 15g-9 of the Exchange Act, which relates to non-NASDAQ and non-exchange listed securities.  Under this rule, broker/dealers who recommend our securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale.

The low price of our common stock has a negative effect on the amount and percentage of transaction costs paid by individual shareholders.  The low price of our common stock also limits our ability to raise additional capital by issuing additional shares.  There are several reasons for these effects.  First, the internal policies of certain institutional investors prohibit the purchase of low-priced stocks.  Second, many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts or to be purchased on margin.  Third, some brokerage house policies and practices tend to discourage individual brokers from dealing in low-priced stocks.  Finally, broker's commissions on low-priced stocks usually represent a higher percentage of the stock price than commissions on higher priced stocks.  As a result, our stockholders may pay transaction costs that are a higher percentage of their total share value than they would if our share price were substantially higher.

As an issuer of “penny stock” the protection provided by the federal securities laws relating to a forward-looking statement does not apply to us and as a result we could be subject to legal action.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks.  As a result, if we are a penny stock, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

The issuance of any of our equity securities pursuant any equity compensation plan we may adopt may dilute the value of existing stockholders and may affect the market price of our stock.

In the future, we may issue to our officers, directors, employees and/or other persons equity based compensation under any equity compensation plan we may adopt to provide motivation and compensation to our officers, employees and key independent consultants.  The award of any such incentives could result in an immediate and potentially substantial dilution to our existing stockholders and could result in a decline in the value of our stock price.  The exercise of these options and the sale of the underlying shares of common stock and the sale of stock issued pursuant to stock grants may have an adverse effect upon the price of our stock.

The requirements of being a public company may strain our resources, divert management's attention and affect our ability to attract and retain qualified board members.

We recently became a public company and subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and the Sarbanes-Oxley Act of 2002. Prior to November 2011, we had not operated as a public company and the requirements of these rules and regulations will likely increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources. The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal controls for financial reporting. For example, Section 404 of the Sarbanes-Oxley Act of 2002 requires that our management report on the effectiveness of our internal controls structure and procedures for financial reporting. Section 404 compliance may divert internal resources and will take a significant amount of time and effort to complete. If we fail to maintain compliance under Section 404, or if in the future management determines that our internal control over financial reporting are not effective as defined under Section 404, we could be subject to sanctions or investigations by the NASDAQ Stock Market should we in the future be listed on this market, the SEC, or other regulatory authorities. Furthermore, investor perceptions of our company may suffer, and this could cause a decline in the market price of our common stock. Any failure of our internal controls could have a material adverse effect on our stated results of operations and harm our reputation. If we are unable to implement these changes effectively or efficiently, it could harm our operations, financial reporting or financial results and could result in an adverse opinion on internal controls from our independent auditors. We may need to hire a number of additional employees with public accounting and disclosure experience in order to meet our ongoing obligations as a public company, which will increase costs. Our management team and other personnel will need to devote a substantial amount of time to new compliance initiatives and to meeting the obligations that are associated with being a public company, which may divert attention from other business concerns, which could have a material adverse effect on our business, financial condition and results of operations.

Our shares of common stock may be thinly traded, so you may be unable to sell at or near ask prices or at all.

We cannot predict the extent to which an active public market for our common stock will develop or be sustained. Our common stock is currently traded on the OTC Bulletin Board where the shares have historically been thinly traded, meaning that the number of persons interested in purchasing our common stock at or near bid prices at any given time may be relatively small or non-existent.

This situation may be attributable to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community who generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we have become more seasoned and viable. As a consequence, there may be periods of several days, weeks or months when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot assure you that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained or not diminish.

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

As a public company, we may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. The management has limited experience as a management team in a public company and as a result projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

Securities analysts may elect not to report on our common stock or may issue negative reports that adversely affect the stock price.

At this time, no securities analysts provide research coverage of our common stock, and securities analysts may not elect not to provide such coverage in the future. It may remain difficult for our company, with its small market capitalization, to attract independent financial analysts that will cover our common stock. If securities analysts do not cover our common stock, the lack of research coverage may adversely affect the stock’s actual and potential market price. The trading market for our common stock may be affected in part by the research and reports that industry or financial analysts publish about our business. If one or more analysts elect to cover our company and then downgrade the stock, the stock price would likely decline rapidly. If one or more of these analysts cease coverage of our company, we could lose visibility in the market, which, in turn, could cause our stock price to decline. This could have a negative effect on the market price of our common stock.

Risks Related to this Offering:

New investors in our common stock will experience immediate and substantial dilution.

The public offering price of our common stock is substantially higher than our net tangible book value per share of common stock. Investors purchasing shares of common stock in this offering will, therefore, incur immediate dilution in net tangible book value per share of common stock. If the holders of outstanding convertible securities, you will suffer further dilution. See “Dilution.”

Our management might not use the proceeds of this offering effectively.

Our management has broad discretion over the use of proceeds of this offering. In addition, our management has not designated a specific use for a substantial portion of the proceeds of this offering. Accordingly, it is possible that our management may allocate the proceeds in ways that do not improve our operating results. In addition, cash proceeds received in the offering may be temporarily used to purchase short-term, low-risk investments, and such investments might not be invested to yield a favorable rate of return.

We are selling the shares of common stock offered in this prospectus without an underwriter and may not be able to sell any of the shares offered herein.

Our officers and directors are offering the shares of common stock being sold on our behalf. There is no broker-dealer retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares. There are no firm commitments to purchase any of the shares in this offering. Consequently, there is no guarantee that we will be capable of selling all, or any, of the shares of common stock being offered hereby.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. We discuss many of the risks in greater detail under the heading “Risk Factors.” Also, these forward-looking statements represent our estimates and assumptions only as of the date of this prospectus. Except as required by law, we assume no obligation to update any forward-looking statements after the date of this prospectus.

This prospectus also contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other industry data. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We have not independently verified the statistical and other industry data generated by independent parties and contained in this prospectus and, accordingly, we cannot guarantee their accuracy or completeness. In addition, projections, assumptions and estimates of our future performance and the future performance of the industries in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

USE OF PROCEEDS

We will not receive any proceeds from the sales by the selling stockholders.  There is no minimum number of shares that must be sold in the offering, we will retain the proceeds from the sale of any of the offered shares, and funds will not be returned to investors. It is possible that no proceeds will be received by the Company or that if any proceeds are received, that such proceeds will not be sufficient to cover the costs of the offering. The estimated net proceeds to the Company from the sale of the maximum number of shares of common stock offered hereby are estimated to be approximately $26,080,000 after deducting estimated offering expenses.  We intend to use the net proceeds of this offering to finance our developments capital expenditures, summarized as follows:

	Assuming:
	25% of the Maximum Offering	50% of the Maximum Offering	75% of the Maximum Offering	100% of the Maximum Offering
	$	$	$	$
Gross Proceeds	6,562,500	13,125,000	19,687,500	26,250,000
Less offering expenses
Commissions	-	-	-	-
Consulting, Legal and advertising	150,000	150,000	150,000	150,000
Printing and advertising	20,000	20,000	20,000	20,000
Net Proceeds	6,392,500	12,955,000	19,517,500	26,080,000

Use of Net Proceeds
Sales and brokerage fess	31,963	64,775	97,588	130,400
Marketing and out of pocket expenses	63,925	129,550	195,175	260,800
Legal and professional endorsement fees	95,888	95,888	95,888	95,888
Developments' Capital Expenditures in
1 SJAP (Huangyuan Xining)'s developments	1,860,218	3,799,436	5,738,655	7,677,874
2 HSA (Hunan, Linli)'s Developments	1,860,218	3,799,436	5,738,655	7,677,874
3 MEIJI's developments in cattle farms	-	-	-	-
4 HU Plantation's developments	-	-	-	-
5 CA's developments in Fishery activities	-	-	-	-
6 Upstream developments	2,480,290	5,065,915	7,651,540	10,237,165

Total Use of Net proceeds	6,392,500	12,955,000	19,517,500	26,080,000

The following terms further clarify certain line items or terms used in the Use of Net Proceeds set forth above:

All general administration and general expenses required for this offering will be absorbed into our daily operation cost.

Sales and brokerage fees is estimated at an average of 0.5% of the net proceeds.

Marketing and out of pockets (including traveling expenses) are based on 1% of the net proceeds.

Advertising, legal and professional expenses are based on a flat rate of US$150,000.

Allocation of the proceeds will be mainly used by SJAP, -HSA and the Company’s upstream developments based on the ratio of 30%, 30% and 40% respectively. As for the funding needs for the development of MEIJI, HU Plantation and CA, we believe that these 3 entities may have sufficient internally generated cash-flows to self-finance their respective developments.

If we fail to meet expectations, we may need to adjust the use of proceeds, which we presently expect would affect principally the Company’s upstream developments and delay the development of SJAP and HSA until such time we will be in a financial position to commence financing these activities. If we must curtail or cease these activities, our growth plan will be delayed, which would have a material, adverse effect on our financial condition and business.

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  As of September 30, 2012, we had $183,059,109 in net tangible book value and $1.99 in net tangible book value per share. Because this is a direct public offering, with no minimum number of shares that must be sold, it is possible that none or some of the maximum number of shares offered will be sold. In our case, the net tangible book value per share is higher than the offering price, so the sale of the shares to you is accretive rather than dilutive.

After giving effect to the sale of 25%, 50%, 75% and 100% of the maximum shares of Common Stock offered by the Company hereby, at an assumed initial public offering price per share of $0.____ and the application of the estimated net proceeds there from (after deducting estimated offering expenses), the net tangible book value of the Company as of September 30, 2012, under the assumptions set forth above and after giving effect to the sale of shares offered hereby, would decrease from $1.99 to ____, ___, ____ and ___ per share, respectively. This represents an immediate decrease in the net tangible book value of ____, ___, ____ and ___ per share to current shareholders, respectively, and an immediate accretion of ____, ___, ____ and ___ per share to new investors.

The following table summarizes the per share dilution based on 25% of the maximum number of shares being sold:

Public offering price per share	$
Net tangible book value per share before this offering		$1.99
Increase per share attributable to new investors	$
Adjusted net tangible book value per share after this offering	$
Accretion per share to new investors	$
Percentage accretion			%

50% of the maximum number of shares being sold:

Public offering price per share	$
Net tangible book value per share before this offering		$1.99
Increase per share attributable to new investors	$
Adjusted net tangible book value per share after this offering	$
Accretion per share to new investors	$
Percentage accretion			%

The following table summarizes the per share dilution based on 75% of the maximum number of shares being sold:

Public offering price per share	$
Net tangible book value per share before this offering		$1.99
Increase per share attributable to new investors	$
Adjusted net tangible book value per share after this offering	$
Accretion per share to new investors	$
Percentage accretion			%

The following table summarizes the per share dilution based on 100% of the maximum number of shares being sold:

Public offering price per share	$
Net tangible book value per share before this offering		$1.99
Increase per share attributable to new investors	$
Adjusted net tangible book value per share after this offering	$
Accretion per share to new investors	$
Percentage accretion			%

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Since January 5, 2012, our common stock has been quoted on OTC Bulletin Board under the symbol of “SIAF.” Prior thereto, on July 24, 2007, our Common Stock began to be quoted on the Pink OTC Markets under the symbol “SIAF.PK.” The following table lists the high and low bid price for our Common Stock as quoted by the Pink OTC Markets, then the OTC BB during each quarter within the last two completed fiscal years. These quotations reflect inter-dealer prices, without retail mark-up, markdown, or commission and may not represent actual transactions.

Year 2011	High	Low
First Quarter	$1.58	$1.21
Second Quarter	$1.43	$0.82
Third Quarter	$1.04	$0.45
Fourth Quarter	$0.78	$0.36

Year 2012	High	Low
First Quarter	$0.93	$0.50
Second Quarter	$0.98	$0.42
Third Quarter	$0.67	$0.34
Fourth Quarter	$0.71	$0.51

Year 2013	High	Low
First Quarter to date	$0.67	$0.38

The closing price of our common stock on the OTC Bulletin Board on March 27, 2013 was $0.50 per share.

Holders

As of March 22, 2013, an aggregate of 110,308,365 shares of our common stock were issued and outstanding and were owned by approximately 5,194 stockholders of record.

Dividends

On October 2, 2011, we declared cash dividends of US $0.01 per share of our common stock with a record date of October 31, 2010, and payment date of November 15, 2011. Subsequently, the dividend was fully paid to shareholders of record on November 15, 2011. On December 6, 2012, we declared cash dividends of US $0.01 per share of our common stock with a record date of December 26, 2012, and payment date of January 15, 2013. Subsequently, the dividend was fully paid to shareholders of record on January 15, 2013.

Equity Compensation Plan Information

The following table sets forth certain information as of September 30, 2010, with respect to compensation plans under which the Company’s equity securities are authorized for issuance:

	(a)	(b)	(c)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	The weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation	None	-	-
Plans approved by
Security holders

Equity compensation	None	-	-
Plans not approved
By security holders
Total

 MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of financial condition and results of operation together with the financial statements and the related notes appearing in pages F-1 through F-75 of this prospectus. The various sections of this discussion contain a number of forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this prospectus. See “Risk Factors” beginning on page 5 of this prospectus. Our actual results may differ materially.

Business Overview

We are a consulting, engineering and technology based company operating in the agriculture and aquaculture sectors with a vertically integrated niche business model as a developer, producer and distributor of high quality high margin organic agriculture and aquaculture produce and products through our operating subsidiaries in China.

Below is a summary of our operational and/or developing stage business activities carried out by our existing or newly formed subsidiaries.

Fishery

Capital Award’s main revenues are generated from the following activities:

1. Engineering and Technology services earned through consulting and servicing contracts and management fees. As of the date of this prospectus, Capital Award has five consulting and servicing contracts, consisting of the following:

(a)       A contract for developing a fish farm (Fish Farm 1) has been completed and generating revenue since August 2011.

(b)       Phase 1 development work on a prawn hatchery and nursery farm (Prawn Farm 2) was completed, and has been generating revenue since May 2012 with Phase 2 development work to develop facilities for the production of prawns, brood stock, and associated expansion activities having commenced in May 2012. Phase 2 work continued progressing throughout 2012, and is expected to be completed in 2013.

(c)       The development of a prawn production farm (Prawn Farm 1) was 90% complete as of September 30, 2012, and the Company is now running tests and expects production to start during 2013. Most of the construction and testing work on Prawn Farm 1was completed end of January1, 2013. Winter started earlier than expected in 2012 and the risk of prawn growing is higher in the winter but our anticipated commercial grow-out (production) program will only start sometime in March 2013.

(d)       The development work on the fish and eel farm (Fish Farm 2) is still in progress, but is being delayed because the property is situated on an islet and drainage is extremely difficult to resolve as well as costly. In response, we are engineering a solution that should resolve this problem.

(e)       The development of the project for a “marketing, distribution, seafood processing and sales” complex (Wholesale Center 1) situated at the Guangzhou City, LiWan District, New Wholesale Market, commenced in May 2012, and as of September 30, 2012 70% of the work has been completed with business operations anticipated to begin during 2013. By December 2012, major business and operation permits (i.e. trading permits, Import and Export Permits, business Registration, Taxation License, business license etc.) were issued, as such sales of Frozen seafood had commenced and targeting the sales of live seafood to follow in March 2013.

2. Marketing and sales of live seafood (e.g., fish, prawns), and the marketing and distribution agent of the fishery farms developed by Capital Award in China. As of the date of this prospectus, there are two Capital Award fish farms generating revenues.

We have certain subsidiaries that are or will be operated under a Sino Joint Venture Company incorporated in China to carry out fishery operations, consisting of the following:

(a)       Qinghai Shanjiang A Power Agriculture Co. Ltd (“SJAP”) (formerly known as Jiangman A Power Fishery Development Co. Ltd. China (“JAPF”)). SJAP is the owner and operator of Fish Farm 1. On June 30, 2012, we, through Triway, acquired a total of 75% equity interest in SJAP; as such, our third quarter 2012 consolidated financial statements incorporated the financial results of JAPF.

(b)       Enping City A Power Prawn Culture Development Co. Ltd., China (“EBAPCD”) (formerly known as “Enping A Power Prawn Culture Co. Ltd. China (“EAPPC”)). Enping City A Power Prawn Culture Development Co. Ltd. is the intended name subject to approval granted by relevant Chinese authorities under our application for the formation of a Sino Joint Venture Company (an “SJVC”) to own and operate what we refer to as Prawn Farm 1. EBAPCD expects to generate revenue during the second quarter of 2013. However, EBAPCD’s financial statements will not be included in the Company’s consolidated account until the approval date of this SJVC is formalized, and one of our subsidiaries acquires a majority equity interest in it.

(c)       Zhongshan A Power Prawn Culture Farms Development Co. Ltd., China (“ZSAPP”) (formerly known as “Zhong Shan A Power Prawn Farms Development Co. Ltd., China”). Zhongshan A Power Prawn Culture Farms Development Co. Ltd. is also an intended name, subject to approval by relevant Chinese authorities under our application for the formation of an SJVC to own and operate what we refer to as Prawn Farm 2. ZSAPP has been generating revenues since May 2012. However ZSAPP’s financial statements will not be included in our consolidated account until such time as this SJVC is formalized and one of our subsidiaries acquires a majority equity interest in it. However, Capital Award recognizes income from the sale and marketing of its prawn flies as ZSAPP’s marketing and sales agent.

Beef Cattle Farms

There are three divisional operations that are vertically integrated with facilities and services spread over three provinces in China, consisting of the following:

(a)       Division 1 is operated from Huangyuan District of Xining City, Qinghai Province by Qinghai Shanjiang A Power Agriculture Co. Ltd (“SJAP”) (formerly known as “QingHai Sanjiang YiLi Agriculture Co. Ltd. (“SJYL”)”), a majority owned subsidiary of the Company incorporated in China in 2009. As of the date of this prospectus, SJAP conducted the following business activities that are generating revenues: (i) manufacturing and sales of organic fertilizer, (ii) manufacturing and sales of livestock feed, and (iii) rearing and sales of beef cattle.

(b)       Division 2 is operated in Hunan Province, Linli District by Hunan Shenghua A Power Agriculture Co. Ltd, China (“HSA”) (formerly known as “Hunan Shanghua Yi Li Agriculture Co. Ltd. China (“HSYLA”)”), a majority owned subsidiary of our company. As of the date of this prospectus, HSA conducts the following business activities, both of which are in the development stage: (i) manufacturing and sales of organic and mixed fertilizer, and (ii) cultivation of pastures and crops in preparation for the establishment of beef cattle farm. By January 2013, its first organic fertilizer production plant was established and started its production of organic fertilizer.

(c)       Division (3) has two sub-divisions:

(i)       Division (3a) is a beef cattle farm to which we refer as Cattle Farm 1 situated at Guangdong Province, Enping City, owned and operated by Jiangmen City Hang Mei Cattle Farm Development Co. Ltd., China (“JHMC”) (formerly known as “Jiangman Hang Meiji Cattle Farm Co. Ltd. (“HMCF”)). On September 17, 2012, its application to become an SJVC was approved and granted by the Chinese authorities. On September 17, 2012, through our wholly owned subsidiary MEIJI, we acquired a total of 75% equity interest in and became the controlling shareholder of JHMC. It has been a consolidated subsidiary of the Company since September 17, 2012.

(ii)       Division (3b) is a beef cattle farm to which we refer as Cattle Farm 2 situated in Guangdong Province, Guangzhou City and is operated by MEIJI.

As of the date of this prospectus, MEIJI generates revenues through engineering and technology services obtained through consulting and servicing contracts and management fees. MEIJI completed the contract to develop Cattle Farm 1 during the first quarter of 2012, and began work under another contract to build a Cattle Farm 2 in another district within Enping City, Guangdong Province during the second quarter of 2012 with work in progress continuing through the end of 2013. We anticipate completing Cattle Farm 2 by mid-2014.

MEIJI is the marketing and distribution agent for all cattle farms that are and will be developed by MEIJI using its “Semi-free growing” management systems and aromatic-feed programs and systems to grow beef cattle.

Hylocereus Undatus (“HU”) Plantation

Jiangmen City Heng Sheng Tai Agriculture Development Co. Ltd, China (“JHST”) (formerly known as “Hang Sang Tai Agriculture Development Co. Ltd. (“HST”), an SJVC that is majority owned by MEIJI, is the owner and operator of the Hylocereus Undatus Plantation, to which we refer as the HU Plantation, which is situated at Enping City, Guangdong Province. The plantation was developed in 2008 with revenues generated since year 2009. As of the date of this prospectus, JHST has two types of operations: (i) growth and sales of flowers; and (ii) drying and value added processing and sales of HU flower products. It is a consolidated subsidiary.

Consolidated Results of Operations for the Three Months ended September 30, 2012 Compared to the Three Months ended September 30, 2011

Revenue

Revenue including continued and discontinued operations increased by $ 27,650,222 or 133.57% to $48,350,688 for the three months ended September 30, 2012 from $20,700,466 for the three months ended September 30, 2011. The increase was primarily due to the natural growth of revenue generated from the fishery, plantation, organic fertilizer, cattle farms, beef and the maturity of on-going divisional businesses improving their revenues. The Company earned no revenue for the three months ended September 30, 2012 and 2011 respectively from the discontinued segment - dairy. There is one new development project undertaken by CA that started during the third quarter of 2012.

There is one new development project undertaken by CA that started during the third quarter of 2012. This new development project is opening a “Marketing, distribution, beef packaging and sales complex” (Wholesale Center 2), also situated in the LiWan District, Guangzhou City, Guangdong province, PRC. It is a new wholesale market but on a different block than (e) above consisting of 26 shops; development work commenced on August 16, 2012.

The following chart illustrates the changes by category from the three months ended September 30, 2012, compared to the three months ended September 30, 2011.

Revenue
	2012	2011
Category	Q3	Q3	Difference
	$	$	$
Fishery	27,088,699	10,789,890	16,298,809

Plantation	7,236,186	3,240,399	3,995,787

Organic Fertilizer	1,710,686	-	1,710,686

Cattle farm	8,529,153	2,078,099	6,451,054

Beef ( SJAP)	3,785,964	4,592,078	(806,114)

Total	48,350,688	20,700,466	27,650,222

Fishery: Revenue from fishery increased by $16,298,809 or 151.06% to $27,088,699 for the three months ended September 30, 2012 from $10,789,890 for the three months ended September 30, 2011. The increase was primarily due to our increased contract service income from fishery, Wholesale Center 1 and prawn development contracts and sale of fish for the three months ended September 30, 2012 versus consulting income and sale of fish for the three months ended September 30, 2011.

Plantation: Revenue from plantation of flowers increased by $3,995,787 or 123.31% to $7,236,186 for the three months ended September 30, 2012 from $3,240,399 for the three months ended September 30, 2011. The increase was primarily due to the increase of wholesale prices in fresh and dried flowers during the three months ended September 30, 2012.

Organic fertilizer: Revenue from organic fertilizer increased by $1,710,686 for the three months ended September 30, 2012 from $0 for the three months ended September 30, 2011. The increase was primarily due to the start-up of the new business of organic fertilizer during the first quarter of 2012.

Cattle farm: Revenue from the cattle farm increased by $6,451,054 or 310.43% to $7,266,365 for the three months ended September 30, 2012 from $2,078,099 for the three months ended September 30, 2011. The increase was primarily due to increased development contract service of cattle farms for the three months ended September 30, 2012.

Beef: Revenue from beef decreased by $806,114, or 17.55%, to $3,785,964 for the three months ended September 30, 2012 from $4,592,078 for the three months ended September 30, 2011. The decrease was primarily due to the fact that calves grow and become salable beef cattle during this quarter.

Cost of Goods Sold

Cost of goods sold included in continued and discontinued operations increased by $11,602,369 or 105.52% to $22,597,855 for the three months ended September 30, 2012 from $10,995,486 for the three months ended September 30, 2011. The increase was primarily due to the Company increasing its scale of operations from continuing operations in terms of its fishery, plantation, cattle farm and beef operations for three months ended September 30, 2012 as compared for the three months ended September 30, 2011 and the new organic fertilizer division that began to operate during the first quarter of 2012.

The following chart illustrates the changes by category from the three months ended September 30, 2012 to three months ended September 30, 2011.

Cost of Goods Sold

	2012	2011
Category	Q3	Q3	Difference
	$	$	$
Fishery	12,077,613	7,000,004	5,077,609

Plantation	2,915,191	858,473	2,056,718

Organic Fertilizer	1,532,639	-	1,532,639

Cattle farm	3,293,875	926,423	2,367,452

Beef	2,778,536	2,210,586	567,950

Total	22,597,854	10,995,486	11,602,368

Fishery: Cost of goods sold from fishery increased by $5,077,609 or 72.54% to $12,077,613 for the three months ended September 30, 2012 from $7,000,004 for the three months ended September 30, 2011. The increase was primarily due to an increase in the sales volume relating to fish and the expansion of contracted services for the three months ended September 30, 2012 compared to the three months ended September 30, 2011.

Plantation: Cost of goods sold from plantation of flowers increased by $2,056,718 or 239.58% to $2,915,191 for the three months ended September 30, 2012 from $858,473 for the three months ended September 30, 2011. The increase was primarily due to cost increases in farm labor, logistic and associated general overhead of operations.

Organic fertilizer. Cost of goods sold from organic fertilizer increased by $1,532,639 to $1,532,639 for the three months ended September 30, 2012 from $0 for the three months ended September 30, 2011. The increase was primarily due to the start-up of the new business of organic fertilizer during the third quarter of 2012.

Cattle farm. Cost of goods sold from cattle farm development increased by $2,367,452 or 255.55% to $3,293,875 for the three months ended September 30, 2012 from $926,423 for the three months ended September 30, 2011. The increase was primarily due to increased development contract service of cattle farm for the three months ended September 30, 2012.

Beef: Cost of goods sold from beef increased by $567,950 or 25.69% to $2,227,536 for the three months ended September 30, 2012.from $2,210,586 for the three months ended September 30, 2011. The increase was primarily due to the increased sales of beef, which led to a corresponding increase in the cost of such sales.

Gross Profit

Gross profit, including continued and discontinued operations, increased by $16,047,854 or 62.31% to $25,752,834 for the three months ended September 30, 2012 from $9,704,980 for the three months ended September 30 2011. The increase was primarily due to the corresponding increases in revenues from our fishery, plantation, organic fertilizer, cattle farm and beef operations.

The following chart illustrates the changes by category from the three months ended September 30, 2012 to the three months ended September 30, 2011.

Gross Profit

	2012	2011
Category	Q3	Q3	Difference
	$	$	$
Fishery	15,011,086	3,789,886	11,221,200

Plantation	4,320,995	2,381,926	1,939,069

Organic Fertilizer	178,049	-	178,049

Cattle farm	5,235,278	1,151,676	4,083,602

Beef	1,007,428	2,381,492	(1,374,064)

Total	25,752,834	9,704,980	16,047,854

Fishery: Gross profit from fishery increased by $11,221,200 or 296.08% to $15,011,086 for the three months ended September 30, 2012 from $3,789,886 for the three months ended September 30, 2011. The increase was primarily due to our increased contract service income from fishery and prawn development contracts and sale of fish for the three months ended September 30, 2012 versus consulting income and sale of fish for the three months ended September 30, 2011.

Plantation: Gross profit from the plantation of flowers increased by $1,939,070 or 81.41% to $4,320,995 for the three months ended September 30, 2012 from $2,381,926 for the three months ended September 30 2011. The increase was due mainly to the increase of wholesale prices both on dried and fresh flowers in the third quarter of 2012.

Organic fertilizer: Gross profit from organic fertilizer increased by $178,047 to $178,047 for the three months ended September 30, 2012 from $0 for the three months ended September 30, 2011. The increase was primarily due to the start-up of our new business of organic fertilizer during the third quarter of 2012.

Cattle farm: Gross profit from cattle farm development increased by $4,083,602 or 354.58% to $5,235,278 for the three months ended September 30, 2012 from $1,151,676 for the three months ended September 30, 2011. The increase was primarily due to the fact that consulting services provided to the Cattle Farm 2 were done by our in-house staff. As a result, our cost of consulting services was reduced, leading to higher gross profit margins.

Beef: Gross profit from beef decreased by $1,374,064 or 57.7%, to $1,007,428 for the three months ended September 30, 2012 from $2,381,492 for the three months ended September 30, 2011. The decrease was primarily due to the fact that calves grow and become salable beef cattle during this quarter.

General and Administrative Expenses and Interest Expenses

General and administrative expenses (including depreciation and amortization) in continuing operations decreased by $390,477, or 22.85%, to $1,317,759 for the three months ended September 30, 2012 from $1,708,236 for the three months ended September 30 2011. The decrease was primarily due to a decrease in office and corporate expenses wages and salaries, and other miscellaneous costs amounting to $302,971, $413,606 and $27,314, respectively.

The following chart illustrates the changes by category from the three months ended September 30, 2012 compared to the three months ended September 30 2011.

Category	2012 Q3	2011 Q3	Difference
	$	$	$
Office and corporate expenses	254,802	557,773	(302,971)

Wages and salaries	416,489	830,095	(413,606)

Travel and related lodging	42,806	31,592	11,214

Motor vehicles expenses and local transportation	22,438	20,778	1,660

Entertainment and meals	36,373	33,164	3,209

Others and miscellaneous	47,930	75,244	(27,314)

Depreciation and amortization	496,921	159,590	337,331

Sub-total	1,317,759	1,708,236	(390,477)

Interest expenses	5,630		5,630

Total	1,323,389	1,708,236	(384,847)

Gain (loss) of extinguishment of debts

Any deficit (excess) of the fair value of the shares over the carrying cost of the debt has been reported as a gain (loss) on the extinguishment of debts of $641,831 and $49,265 has been credited (charged) to operations for the three months ended September 30, 2012 and 2011, respectively.

Nine Months Ended September 30, 2012 Compared to Nine Months Ended September 30, 2011

Revenues

Revenues including continued and discontinued operations increased by $59,151,625 or 193.77% to $89,678,991 for the nine months ended September 30, 2012 from $30,527,367 for the nine months ended September 30, 2011. The increase was primarily due to the increase of revenue generated from the fishery, plantation, beef and the maturity of other sectors’ businesses improving their revenues.

The following chart illustrates the changes in revenue by category from the nine months ended September 30, 2012 to September 30, 2011.

Category	2012	2011	Difference
	Q1 -Q3	Q1 -Q3

Fishery	$53,983,072	$14,905,109	$39,077,963

Plantation	9,318,049	4,462,640	4,855,409

Organic fertilizer	3,893,903		3,893,903

Cattle farm	11,252,579	3,032,676	8,219,903

Beef	11,231,388	8,126,942	3,104,446

Total	89,678,991	30,527,367	59,151,624

Fishery. Revenues from fishery increased by $39,077,963 or 262.18% to $53,983,072 for the nine months ended September 30, 2012 from $14,905,109 for the nine months ended September 30, 2011. The increase in fishery was primarily due to our increased contract service income from fishery and prawn development contract for the three months ended September 30, 2012.

Plantation. Revenues from plantation of flowers increased by $4,855,409 or 108.80% to $9,318,049 for the nine months ended September 30, 2012 from $4,462,640 for the nine months ended September 30, 2011. The increase in plantation was primarily due to the increase of wholesale prices in fresh and dried flowers in the first half year.

Organic fertilizer. Revenue from organic fertilizer increased by $3,893,903 to $3,893,903 for the nine months ended September 30, 2012 from $0 for the nine months ended September 30, 2011. The increase was due to the start-up of the new business of organic fertilizer during the nine months ended September 30, 2012.

Cattle farm. Revenue from cattle farm development increased by $8,219,903 or 271.04% to $11,252,579 for the nine months ended September 30, 2012 from $3,032,676 for the nine months ended September 30, 2011. The increase was primarily due to the additional amount of work involved in the consulting and servicing contracts for developing Cattle Farm 1 and Cattle Farm 2 provided during the nine months ended September 30, 2012.

Beef. Revenue from beef increased by $3,104,446 or 38.20% to $11,231,388 for the nine months ended September 30, 2012 from $8,126,942 for the nine months ended September 30, 2011. The increase in beef was primarily due to the increase in consumer demand and our installment of new weather insulated facilities to maintain production.

Cost of Goods Sold

Cost of goods sold increased by $27,286,568 or 181.09% to $42,354,317 for the nine months ended September 30, 2012 from $15,067,749 for the nine months ended September 30, 2011. The increase was primarily due to the Company’s increased scale of operation from fishery, plantation, organic fertilizer, cattle farm and beef for nine months ended September 30, 2012 as compared for the nine months ended September 30, 2011.

The following chart illustrates the changes in cost of goods sold by category from the nine months ended September 30, 2012 to September 30, 2011.

Category	2012	2,011	Difference
	Q1 - Q3	Q1 - Q3

Fishery	$24,168,364	$8,606,585	$15,561,779

Plantation	3,473,538	1,289,869	2,183,669

Organic fertilizer	2,607,967	0	2,607,967

Cattle farm	4,354,988	1,546,897	2,808,091

Beef	7,749,460	3,624,398	4,125,062

Total	42,354,317	15,067,749	27,286,568

Fishery. Cost of goods sold from fishery increased by $15,561,779, or 180.81%, from $8,606,585 for the nine months ended September 30, 2011 to $24,168,364 for the nine months ended September 30, 2012. The increase in fishery was primarily due to cost of sales for our increased contract service of fishery and prawn development contracts.

Plantation. Cost of goods sold from plantation of flowers increased by $2,183,669 or 169.29% to $3,473,538 for the nine months ended September 30, 2012 from $1,289,869 for the nine months ended 30 September 2011. The increase was primarily due to the increase in sale volume of these products.

Organic fertilizer. Cost of goods sold from organic fertilizer increased by $2,607,967 to $2,607,967 for the nine months ended September 30, 2012 from $0 for the nine months ended September 30, 2011. The increase was due to the start-up of our new business of organic fertilizer during the nine months ended September 30, 2012.

Cattle farm. Cost of goods sold from cattle farm development increased by $2,808,091 or 181.53% to $4,354,988 for the nine months ended September 30, 2012 from $1,546,897 for the nine months ended 30 September 2011. The increase was primarily due to the additional amount of work involved in the consulting and servicing contracts for developing Cattle Farm 1 and Cattle Farm 2 provided during the nine months ended September 30, 2012.

Beef. Cost of goods sold from beef increased by $4,125,062 or 113.81% to $7,749,460 for the nine months ended September 30, 2012from $3,624,398 for the nine months ended September 30, 2011. The increase was primarily due to the increase in sales volume of the product and increase of material price during the nine months ended September 30, 2012.

Gross Profit

Gross profit including continued and discontinued business increased by $31,865,056 or 206.12% to $47,324,674 for the nine months ended September 30, 2012 from $15,459,618 for the nine months ended September 30, 2011. The increase was primarily due to the corresponding increase in operation revenues.

The following chart illustrates the changes in gross profit by category from the nine months ended September 30, 2012 to September 30, 2011.

The gross profit by category is as follows:

Nine Months Ended September 30,

Category	2012	2011	Difference
	Q1 - Q3	Q1 - Q3

Fishery	$29,814,708	$6,298,524	$23,516,184

Plantation	5,844,511	3,172,771	2,671,740

Organic fertilizer	1,285,936	0	1,285,936

Cattle farm	6,897,591	1,485,779	5,411,812

Beef	3,481,928	4,502,544	-1,020,616
		0
Total	47,324,674	15,459,618	31,865,056

Fishery. Gross profit from fishery increased by $23,516,184 or 373.36% from $6,298,524 for the nine months ended September 30, 2011 to $29,814,708 for the nine months ended September 30, 2012. The increase in fishery was primarily due to our increased contract service from fishery and prawn development contract for the nine months ended September 30, 2012

Plantation. Gross profit from plantation of flowers increased by $2,671,740 or 84.21% from $3,172,771 for the nine months ended September 30, 2011 to $5,844,511 for the nine months ended September 30, 2012. The increase in plantation was primarily due to the increase in wholesale prices of fresh and dried flowers during the first half year.

Organic fertilizer. Gross profit from organic fertilizer increased by $1,285,936 to $1,285,936 for the nine months ended September 30, 2012 from $0 for the nine months ended September 30, 2011. The increase was due to the start-up of our new business of organic fertilizer during the nine months ended September 30, 2012.

Cattle farm. Gross profit from cattle farm development increased by $5,411,812 or 364.24% from $1,485,779 for the nine months ended September 30, 2011 to $6,897,591 for the nine months ended September 30, 2012. The increase in gross profit from cattle farms was primarily due to the additional amount of work derived from the consulting and servicing contracts for developing Cattle Farm 1 and Cattle Farm 2 provided in the nine months ended September 30, 2012.

Beef. Gross profit from beef was $3,481,928 for the nine months ended September 30, 2012. The decrease was primarily due to the fact that calves grow and become salable beef cattle during the nine months ended September 30, 2012.

General and Administrative Expenses and Interest Expenses

General and administrative expenses and interest expenses (including depreciation and amortization) increased by $3,331,440 or112.93% to $6,281,388 for the nine months ended September 30, 2012 from $2,949,948 for the nine months ended September 30, 2011. The increase was primarily due to increase of $1,071,608 in the wages and salaries expense from $1,208,172 for the nine months ended September 30, 2011 to $2,279,780 for the nine months ended September 30, 2012 and the increase of 999,957 in depreciation & amortization charges from $400,462 for the nine months ended September 30, 2011 to $1,400,419 for the nine months ended September 30, 2012.

Category
	2012	2011
	Q1 - Q3	Q1 - Q3	Difference
	$	$	$
Office and corporate expenses	1,406,241	1,027,054	379,187

Wages and Salaries	2,279,780	1,208,172	1,071,608

Traveling and related lodging	63,081	69,131	-6,050

Motor vehicles expenses and local transportation	59,638	40,534	19,104

Entertainments and meals	88,767	69,800	18,967

Others and miscellaneous	977,832	134,795	843,037

Depreciation and amortization	1,400,419	400,462	999,957

Sub-total	6,275,758	2,949,948	3,325,810

Interest expenses	5,630	10,531	5,630

Total	6,281,388	2,949,948	3,331,440

Depreciation and Amortization

Depreciation and amortization of continued and discontinued business increased by $1,314, 857, or 158.02% to $2,146,943 for the nine months ended September 30, 2012 from $832,086 for the nine months ended September 30, 2011. The increase was primarily due to the increase of depreciation by $181,268, or 130.17% to $320,519 for the nine months ended September 30, 2012 from depreciation of $139,251 for the nine months ended September 30, 2011 and the increase of amortization by $1,133,589, or 163.62% to $2,139,057 for the nine months ended September 30, 2012 from amortization of $692,835 for the nine months ended September 30, 2011.

Gain (loss) of extinguishment of debts

Any deficit (excess) of the fair value of the shares over the carrying cost of the debt has been reported as a gain (loss) on the extinguishment of debts of $1,459,343 and $631,691 has been credited (charged) to operations for the nine months ended September 30, 2012 and 2011, respectively.

Consolidated Results of Operations Fiscal Year 2011 Compared to Fiscal Year 2010

Revenues

Revenues including continued and discontinued operations increased by $11,328,837 or 27.94% to $51,879,903 for the year ended December 31, 2011 from $40,551,066 for the year ended December 31, 2010. The increase was primarily due to maturity of all sectors of the businesses (i.e. the fishery, the plantation organic fertilizer and the cattle farm) as they gradually move into operational stages instead of developing stages.

The following chart illustrates the changes by category from the year-ended December 31, 2011to December 31, 2010.

	2011	2010	Difference
	$	$	$
Fishery	26,422,125	4,163,833	22,258,292
Dairy	-	29,632,300	(29,632,300)
Plantation	6,113,155	4,774,854	1,338,301
Beef	15,182,222	1,980,079	13,202,143
Cattle farm	4,159,921	-	4,159,921
Organic fertilizer	2,480	-	2,480
	51,879,903	40,551,066	11,328,837

Revenue - Fishery: Revenue from fishery increased by $22,258,292 or 534.56% from $4,163,833 for the year ended December 31, 2010 to $26,422,125 for the year ended December 31, 2011. The increase in fishery was primarily due to our increase in revenue from the sale of sleepy cods and baits and development contracting services for the year ended December 31, 2011 compared to the sale of fingerlings and consulting income for the year ended December 31, 2010.

Revenue - Dairy: Revenue from dairy decreased by $29,632,300 from $29,632,300 for the year ended December 31, 2010 to $0 for the year ended December 31, 2011. The decrease in dairy was primarily due to the sale of our dairy segment sold in January 2011.

Revenue - Plantation: Revenue from our plantation increased by $1,338,301 from $4,774,854 for the year ended December 31, 2010 to $6,113,155 for the year ended December 31, 2011 due to a better than average harvest in 2011.

Revenue - Beef: Revenue from beef increased by $13,202,143 from $1,980,079 for the year ended December 31, 2010 to $15,182,222 for the year ended December 31, 2011 as they gradually move into operational stages instead of developing stages.

Revenue - Cattle farm: Revenue from cattle farm development increased by $4,159,921 from $0 for the year ended December 31, 2010 to $4,159,921. The increase in cattle farm revenue was primarily due to the commencement of our contracting services in the cattle farming industry for the year ended December 31, 2011.

Revenue - Organic fertilizer: Revenue from Organic fertilizer increased by $2,480 from $0 for the year ended December 31, 2010 to $2,480. The increase in organic fertilizer was primarily due to the commencement of our production of organic fertilizer for the year ended December 31, 2011.

Cost of Goods Sold

Cost of goods sold increased by $8,854,233 or 48.92% to $18,097,641 for the year ended December 31, 2010 from $26,951,874 for the year ended December 31, 2011. The increase primarily due to increase of sales revenue thus in turn increases on direct production cost proportionately as our operations are gradually moving into scale of operation.

The following chart illustrates the changes by category from the year-ended December 31, 2011 to December 31, 2010.

	2011	2010	Difference
	$	$	$
Fishery	15,392,278	1,055,089	14,337,189
Dairy	-	14,366,437	(14,366,437)
Plantation	2,070,835	1,828,324	242,511
Beef	6,974,847	847,791	6,127,056
Cattle farm	2,511,508	-	2,511,508
Organic fertilizer	2,406	-	2,406
	26,951,874	18,097,641	8,854,233

Cost of goods sold - Fishery. Cost of goods sold from fishery increased by $14,337,189 from $1,055,089 for the year ended December 31, 2010 to $15,392,278 for the year ended December 31, 2011. The increase in fishery was primarily due to cost of goods sold from the sale of sleepy cods and baits and development contracting services for the year ended December 31, 2011 compared to the cost of goods sold of fingerlings and consulting income for the year ended December 31, 2010.

Cost of goods sold - Dairy. Cost of goods sold from dairy decreased by $14,366,437 for the year ended December 31, 2010 to $0 for the year ended December 31, 2001. The decrease in dairy was primarily due to the sale of our dairy segment in January 2011.

Cost of goods sold - Plantation. Cost of goods sold from our plantation increased slightly by $242,511 from $1,828,324 for the year ended December 31, 2010 to $2,070,835 for the year ended December 31, 2011 due to good harvest in 2011. The increase primarily due to increase of sale’s revenue thus in turn increases on direct production cost proportionately.

Cost of goods sold - Beef. Cost of goods sold from beef increased by $6,127,056 from $847,791 for the year ended December 31, 2010 to $6,937,847 for the year ended December 31, 2011 as they gradually move into operational stages instead of developing stages.

Cost of goods sold - Cattle farm. Cost of goods sold from cattle farm development increased by $2,511,508 from $0 for the year ended December 31, 2010 to $2,511,508 for the year ended December 31, 2011. The increase in cattle farm was primarily due to the commencement of our contracting services in the cattle farming industry for the year ended December 31, 2011.

Cost of goods sold - Organic fertilizer. Cost of goods sold from organic fertilizer increased by $2,406 from $0 for the year ended December 31, 2010 to $2,406 for the year ended December 31, 2011. The increase in cattle farm was primarily due to the commencement of our business of organic fertilizer for the year ended December 31, 2011.

Gross Profit

Gross Profit increased by $2,474,604 or 10.21% from $22,453,425 for the year ended December 31, 2010 to $24,928,029 for the year ended December 31, 2011. The increase was primarily due to discontinuation of dairy segment due to maturity of all sectors of the businesses (i.e. the fishery, the plantation organic fertilizer and the cattle farm) as they gradually move into operational stages instead of developing stages even though the sale of diary sector on January 2011.

The gross profit by category is as follows:

	2011	2010	Difference
	$	$	$
Fishery	11,029,847	3,108,744	7,921,103
Dairy	-	15,265,863	(15,265,863)
Plantation	4,042,320	2,946,530	1,095,790
Beef	8,207,375	1,132,288	7,075,087
Cattle farm	1,648,413	-	1,648,413
Organic fertilizer	74	-	74
	24,928,029	22,453,425	2,474,604

Gross profit - Fishery: Gross profit from fishery increased by $7,921,103 from $3,108,744 for the year ended December 31, 2010 to $11,029,847 for the year ended December 31, 2011. The increase in fishery was primarily due to an increase in the volume of contract service income from fishery and prawn development contracts for the year ended December 31, 2011 compared to the sale of fingerlings and consulting income for the year ended December 31, 2010.

Gross profit -Dairy: Gross profit from dairy decreased by $15,265,863 for the year ended December 31, 2010 to $0 for the year ended December 31, 2011. The decrease in dairy was primarily due to the sale of our dairy segment in January 2011.

Gross profit - Plantation: Gross profit from our plantation increased by $1,095,790 from $2,946,530 for the year ended December 31, 2010 to $4,042,320 for the year ended December 31, 2011. The decrease in plantation was primarily due to the decrease in the harvest in 2011.

Gross profit - Beef: Gross profit from beef increased by $7,075,087 from $1,132,288 for the year ended December 31, 2010 to $8,207, 375 for the year ended December 31, 2011 as they gradually move into operational stages instead of developing stages.

Gross profit - Cattle farm: Gross profit from cattle farm development increased by $1,648,413 from $0 for the year ended December 31, 2010 to $1,648,413 for the year ended December 31, 2011. The increase in cattle farm was primarily due to the commencement of our contracting services in the cattle farming industry for the year ended December 31, 2011.

Gross profit - Organic fertilizer. Organic fertilizer increased by $74 from $0 for the year ended December 31, 2010 to $74 for the year ended December 31, 2011. The increase in cattle farm was primarily due to the commencement of our business of organic fertilizer for the year ended December 31, 2011.

General and Administrative Expenses and Interest Expenses

General and administrative and interest expenses from continuing and discontinued operation (including depreciation and amortization) increased by $1,397,036 or 35.77% from $3,905,701 for the year ended December 31, 2010 to $5,302,737 for the year ended December 31, 2011. The increase was primarily due to increase on the depreciation and amortization amounting to $936,509 for the year ended December 31, 2011 from $244,177 for the year ended December 31, 2010, and the increase in wages and salaries of $2,122,975 for year ended December 31, 2011 from $1,403,102 for the year ended December 31, 2010.

	2011	2010	Difference
	$	$	$

Office and corporate expenses	1,718,389	1,660,959	57,430
Wages and salaries	2,122,975	1,403,102	719,873
Travelling and related lodging	94,728	124,024	(29,296)
Motor vehicle expenses and local transportation	54,462	54,697	(235)
Entertainment and meals	94,945	39,090	55,855
Others and miscellaneous	280,729	25,512	255,217
Depreciation and amortization	936,509	244,177	692,332
Subtotal	5,302,737	3,551,561	1,751,176
Interest expenses	-	354,140	(354,140)
	5,302,737	3,905,701	1,397,036

In this respect, total depreciation and amortization amounted to $1,475,450 for the year ended December 31, 2011, out of which amount, $936,509 was booked under General and administration expenses and $538,941 was booked under cost of goods sold; whereas total depreciation and amortization was at $2,212,106 for the year ended December 31, 2010 and out of which amount, $244,177 was booked under General and Administration expenses and $1,967,929 was booked under cost of goods sold.

Income Taxes

No EIT has been provided in the financial statements of CA, ZX, JHST, and SJAP since they are exempted from EIT for the years ended December 31, 2011 and December 31, 2010 as they are within the agriculture, dairy and fishery sectors.

EIT has been provided in the financial statements of HSA at 25% for the income for the years ended December 31, 2011 and December 31, 2010 as it is not within the agriculture, dairy and fishery sectors.

CRITICAL ACCOUNTING POLICIES

Please refer to the Consolidated Financial Statements.

NEW ACCOUNTING PRONOUNCEMENTS

Please refer to the Consolidated Financial Statements above.

Progress Reports and Subsequent Events

Fishery Operation:

As of September 30, 2012, Capital Award Inc. (“CA”) had four fishery development projects in progress, and sales of fish (sleepy-cod) generated from two of the farms; their status summarized as follows:

(1) The 1st Demonstration fish farm (Fish Farm 1), situated at the district of Enping City operating under Jiangmen City A Power Fishery Development Co. Ltd, China (“JFD”) (formerly known as “Jiangman A Power Fishery Development Co. Ltd.”) (“Fish Farm 1”), was built and completed for operation in February 2011 and is underway with production. During the third quarter of 2012, CA sold just over 493,700 sleepy-cod weighing between 516g to 628g per fish from Fish Farm 1 compared to the second quarter of 2012 with just under 260,000 fish being sold, and purchased from our contracted grower (supplier) over 402,000 fish weighing between 250g to 350g per fish. Inventory at Fish Farm 1 was estimated at 60,200 fish as of September 30, 2012.

(2) The 1st Demonstration prawn farm (Prawn Farm 1) is also situated in the district of Enping City. The development of a prawn grow-out farm (Prawn Farm 1) was 90% complete as of September 30, 2012, and is now running test trials expecting production to start before year-end of 2012.

(3) 2nd Fish (and Eel) Farm (Fish Farm 2) is situated in the District of Jiangman City. Its development began in May 2011, and the Company is expecting its Phase 1 to be completed during 2012, and Phase 2 development, (involving the grow-out farms, the nursery fingerling farm, the Research and Development Station and all other associated facilities) to be underway in January 2013 with production operations beginning by year-end of 2013.

As previously reported, the main work in progress in Phase 1’s development during the Company’s first quarter of 2012 was on the construction of a new road leading from the external main access road to the project site, and the construction of a new bridge connecting the new road to the site. The road and bridgework was completed by July 1, 2012 and presently provides access for heavy equipment to the project site for work on drainage construction. Management expects that landfill preparation to construct the Re-circulating Aquaculture System (“RAS”) farms to begin in early 2013.

As mentioned above, work on the fish and eel farm (Fish Farm 2) is still in progress, but is being delayed because the property is situated on an islet that is making drainage extremely difficult and costly. In response, we are engineering a solution that should resolve this problem.

(4) The 2nd prawn farm (Prawn Farm 2) is situated in the District of Zhong Shan City. Its development was begun in November 2011. As of September 30, 2012 Phase 1work in progress is reported as follows:

☐	Boundary fencing (2.3 Km) (50% completed);
☐	Heating room (completed); and
☐	3rdnursery station for nurturing high-value prawn flies (completed).

The Company’s application for a permit to import the high-value brood-stock prawns and to sell their flies to local growers has been tentatively approved by the authorities pending the completion of the boundary fence, which is the last prerequisite necessary for official approval.

Phase 2 of the development is being carried out on an adjacent 200 Mu (132,000 square meters) block of land. Construction began in May of 2012, which was extended into two (2) stages of construction as a result of quadrupling the size and scope of the project from the originally planned 50 Mu (33,000 square meters). The first stage is anticipated to be completed by December 31, 2013, and the second by April 30, 2014.

As of September 30, 2012, 53% of Stage 1 construction had been completed.

Prawn Farm (2) production and sales:

Production of Mexican prawn flies is operating smoothly having produced and sold over 165 million flies in the third quarter of 2012 generating over $400,000 in sales revenue for the quarter. CA earns income from Farm 2 in fixed monthly service fees and in sales commissions as the farm’s marketing and sales agent until such time as Prawn Farm 2 becomes a Sino Foreign Joint Venture Company (SJVC), allowing the Company to include its revenue within the consolidated statement. The Company is preparing documents to apply for its SJVC with the relevant authorities. One of the documents, the environmental impact study report, is requiring a substantial amount of time, and therefore management anticipates that this SJVC will be approved sometime during the third quarter of 2013.

(5) Operation of the 600 Mu of open dam fish farm

During the third quarter of 2012 CA sold over 315,400 sleepy cod weighing between 505g to 545g per fish with current inventory estimated at 490,680 fish at the end of the quarter.

(6) New contracts in developing new prawn farm

On August 16, 2012, CA began development of a new project, namely an additional Prawn Grow-out Farm (Prawn Farm 3) at Unit 1, Front Block A, No. 498, Bei Da Road, Huangyuan County, Xining City, QuingHai Province China.

Significant Events that may affect Fishery Operations’ Cash Flow:

As previously reported, as of April 30, 2012, the income tax rate of 50% was reduced to 25% by the local authorities. However, while the rate has been reduced, it is still in CA’s management’s opinion that any tax on agriculture, amount notwithstanding, is contradictory to the Chinese Central Government’s incentive policy toward the agriculture industry. Accordingly, management has further filed its appeal on this issue. As of September 30, 2012 this appeal remains pending.

CA does not carry a builder or a developer license in China, and as a result, its contracts are structured based on it providing consulting services, and subcontracting with licensed builders and developers to handle construction and payment of capital improvement taxes.

The profit CA derives from these contracts is retained in China and is recorded as payable to CA by the SJVC and/or as prepayments and deposits, which CA may later elect to exchange for equity interests in the SJVC as provided within the terms and conditions of each contract. At such time, if and when CA decides to exercise its option to secure equity in the SJVC, certain tax implications might be triggered and have to be accounted for.

Beef and Cattle Division:

As of September 30, 2012, the Company had three separate entities operating within this division plus an additional project in development of another cattle farm in the Enping district as described in the quarterly report on Form 10-Q for the second quarter of 2012.

1. Qinghai Shanjiang A Power Agriculture Co. Ltd (“SJAP”) (formerly known as “Sanjiang Yi Li Agriculture Development Co. Ltd. (Huangyuan, Xining) (“SYLA”)”

During the third quarter of 2012, SYLA:

☐	Sold 3,971 MT and manufactured 5,047 MT of organic fertilizer with end of quarter inventory at 5,989 MT;
☐	Sold 879 MT and produced 24,866 MT of livestock feed with end of quarter inventory at 25,391 MT;
☐	Sold 1,290 head of 13+ month-old cattle with end of quarter inventory at 1,118 head; and
☐	Saw its restaurant operations continue to perform well.

Subsequently

☐	SJAP will apply the loan proceeds of RMB 20 million obtained from the Agriculture Bank of China to the development of the new enzyme factory that will be developed on a block of land adjacent to the corporate building, the new concentrated livestock feed manufacturing factory on another piece of land adjacent to the existing property, and other associated developments.

New developments during the third quarter of 2012

* The Company is exploring the possibility of a new joint venture with a reputable and experienced local value-added beef processing firm to jointly develop the slaughter house with a boning factory that will be built on an adjacent site (90 Mu) in an effort to reduce the learning curve in establishing this type of operation.

* Management is projecting a five-year plan from year 2013 onward summarized as follows:

1. To establish a chain of 50 restaurants using our existing Xining restaurant as a model under the brand name “BULL” throughout major China cities within our franchising and management system.

2. To slaughter and process up to 15,000 head of cattle and 100,000 sheep per year.

3. To generate annual sales revenue up to RMB 485 million per year, and targeting annual income of no less than RMB 65 million/year (excluding revenue and income of the 50 franchised restaurants).

4. To become a Dragon Head company during or before 2014.

2. The Enping demonstration Cattle Farm (Cattle Farm 1) and Macau EIJI:

On September 17, 2012, the Company, through MEIJI, a wholly owned subsidiary of the Company incorporated in Macau, China, acquired a total of 75% equity interest in and became the controlling shareholder of HMCF.

Work in progress continued during the third quarter of 2012, constructing more cattle houses to house more than 600 head of cattle in the fourth quarter of 2012.

Cattle sales of Cattle Farm 1 and MEIJI during the third quarter of 2012

MEIJI, as the marketing agent of Cattle Farm 1, has sold 256 head of cattle weighting between 668Kg to 726Kg per head to the Guangzhou cattle wholesale markets and bought/inventoried 240 head of young cattle weighting between 162Kg to 168Kg per head during the third quarter of 2012.

New Consulting and Servicing Contract for MEIJI in the second quarter of 2012 to build “Cattle Farm 2 Enping”:

On May 25, 2012, a Sino Joint Venture Agreement (an “SJVA”) was executed between MEIJI and another group of Chinese businessmen for the development and construction of a cattle farm at a 500 Mu site in YaneXiaoban Village, Enping District for the growth of cattle and sheep using our aromatic-feed formula and our free ranging system.

As of September 30, 2012, 59% of the work in progress on the Phase (1) development of Cattle Farm 2 was completed, with a view to complete this phase on or before May 2013.

3. Hunan Shenghua A Power Agriculture Co. Ltd, China (“HSA”) (formerly known as “Hunan Shenghua Yi Li Agriculture Co. Ltd. (“HSYLA”)”)

As of April 30, 2012 development and construction work on the mixed fertilizer manufacturing facility for HSA was being carried out consisting of a 7,000 square meter production and storage factory, external fencing to cover the production area of about 11.55 acres of land, internal roads, landscaping, drainage, a 300 square meter office, staff quarters that will provide accommodation for up to 25 workers and all related basic infrastructure, etc. As of September 30, 2012, construction on one of the production and manufacturing buildings was completed, production and packaging plants are being installed, and part of the fermentation and germination building was partially finished to enable the installation of plant and equipment.

Management is excited by the test results of its organic fertilizer being applied by fresh-water lake fish growers to the lakes where their fish are grown shown to enhance water quality and protein enriched enzymatic fish feed, which is in line with the Government’s current policy to discourage lake fish growers from applying mineral rich fertilizer to their lakes. The Company also has received positive feedback from regional grape growers who are pleased with the organic fertilizer’s application results, as well. HSA has sold more than 4,000 MT of fertilizer during the third quarter of 2012, 60% of which was supplied to lake fish growers. Potentially, if all continues well with the test results, there may be sales of up to 30,000 MT/year to fish growers throughout the region.

H U Plantation:

Harvest results as of September 30, 2012 were much better than the same period last year, where more than 27 million pieces of fresh flowers were harvested, but it is still below our expectation due to disease problems. However, the Company managed to purchase from external growers roughly an additional 20 million pieces of fresh flowers for drying. Coupled with the higher sales price of HU flowers this season, revenue of US$8.8M generated during the third quarter of 2012 was much healthier than the same period last year the when no more than $3.24M in revenue was generated as a result of dry season.

Marketing and Distribution Network Developments:

The Seafood wholesale shops and Processing Factory at Guangzhou’s new wholesale food market:

Renovation on this property (Lot 206 to 216) remains in progress for our first wholesale distribution center consisting of a cold storage facility including quick freezing, freezer and chill rooms, a processing and packaging area, and a retail outlet for live and frozen seafood, which the Company refers to as its Wholesale and Seafood Processing Shop (“Wholesale 1”).

As of September 30, 2012, all refrigerated cold storage, a small sales office, frozen seafood shop, and the process factory were completed with work in progress continuing on the live seafood shop. Management is expecting Wholesale 1 to commence operations during the fourth quarter of 2012.

New Beef Wholesale Shop and Packing Facility (“Wholesale 2”) located on lots 217 to 223 of the GZ Market

On August 15, 2012, Guangzhou YiLi Na Wei Trading Co. Ltd. granted a consulting and service contract to the Company to develop a beef wholesale shop on lots 217 to 223, including the second and the third floors of existing facilities, in the GZ Market to include cold and dry storage, value added processing and packaging, a beef wholesale shop, sales office, and staff quarters, etc.

Renovation and development work is in progress with completion projected by July 2013.However, management expects that sufficient progress will have been made to allow the beef wholesale shop to begin operating by November 30, 2012 simultaneously with Wholesale 1’s operation.

Progress on Import and Export of Seafood:

As of September 30, 2012, Wholesale 1 has frozen seafood inventory in Cod Fish imported from Norway, Cuttlefish, Squids and Ribbonfish imported from Malaysia and Prawn meats packed in our facility in preparation of Wholesale 1’s business operations opening during the fourth quarter of 2012.

Progress and development on the Restaurant Chain:

The Company is negotiating a consulting and service contract with Guangzhou City Wang XiangCheng Enterprise Management Consulting Co. Ltd. (“WXCE”) to build and develop a central kitchen with distribution center on another block of 20 shops in the GZ Market that will facilitate up to 60 catering outlets and/or restaurants in the Guangzhou City. If this contract gets underway it will help to accelerate our marketing plans in 2013 for the sale and marketing of our line of products.

Off Balance Sheet Arrangements:

None.

Other Significant Factors That May Affect Cash/Liquidity:

Inflation factors affecting operations:

On the surface the, Government’s anti-inflationary measures seemed to be working during the first quarter of 2012. However, management remains concerned since most of the building materials, cost of labor and essential consumer goods are still rising at a higher rate than GDP. Its impact on consumer spending has not seemed to materialize, though, with growth in spending maintaining an upward trajectory.

As of September 30, 2012, the Company had no other significant transactions that may affect our cash/liquidity other than those mentioned in this prospectus.

The Company considers all highly liquid securities with original maturities of three months or less when acquired to be cash equivalents. Cash and cash equivalents kept with financial institutions in the PRC are not insured or otherwise protected. Should any of those institutions holding the Company’s cash become insolvent, or the Company is unable to withdraw funds for any reason, the Company could lose the cash on deposit at that institution.

Income Taxes

There was no income tax for the three months ended September 30, 2012 or 2011. Under tax legislation in China, beginning January 2008, the agriculture, dairy and aquaculture sectors were exempted from enterprise income taxes. However, as mentioned earlier, as of April 30, 2012, the income tax rate of JFD of 50% was reduced to 25% by the local authorities, while the Company remains in negotiation with local tax authorities to resolve this issue. While the rate has been reduced, management of CA remains of the opinion that any tax on agriculture, amount notwithstanding, is contradictory to the Chinese Central Government’s incentive policy toward the industry. Therefore, management has decided to continue its appeal on this issue which is not resolved and pending as at September 30, 2012.

Liquidity and Capital Resources

As of September 30, 2012, we have unrestricted cash and cash equivalents of $5,411,583 (see notes to the consolidated financial statements), and our working capital as of September 30, 2012 was at $109,699,051.

As of September 30, 2012, we have short term debts of $ 1,577,038 with annual interest rate of 6% that are repayable within one year from August 8, 2012.

Cash provided by operating activities from continuing operations totaled $10,291,120 for the nine months ended September 30, 2012. This compares with cash used in operating activities from continuing operations of $4,309,919 for the nine months ended September 30, 2011. The increase in cash flows from operations primarily resulted from net cash provided by net income for the year after adjustments of non- cash items.

Cash used in investing activities from continuing operations totaled ($8,843,511) for the nine months ended September 30, 2012. This compares with cash used in investing activities from continuing operations of ($1,556,201) for the nine months ended September 30, 2011.

Cash provided by financing activities from continuing operations totaled $4,435,593 for the nine months ended September 30, 2012. This compares with cash used in financing activities from continuing operations of ($3,905) for the nine months ended September 30, 2011.

Cash provided by operating activities from discontinued operations totaled $0 for the nine months ended September 30, 2012. This compares with cash used in operating activities from discontinued operations totaled $0 for the nine months ended September 30, 2011.

Cash used in investing activities from discontinued operation totaled $0 for the nine months ended September 30, 2012. This compares with cash used in investing activities of ($3,137,885) for the nine months ended September 30, 2011 due to withdrawal of cash and cash equivalents of discontinued dairy segment of ($3,137,885) during the first quarter of 2011.

Cash provided by financing activities from discontinued operation totaled $0 for the nine months ended September 30, 2012. This compares with cash provided by financing activities from discontinued operations of $0 for the nine months ended September 30, 2011.

During the period covered by the quarterly report for the period ended September 30, 2012, we issued an aggregate of 13,255,393 shares of our common stock in consideration for extinguishment of debt in the aggregate amount of $7,739,239 based on a price of the common stock of an average of approximately $0.58 per share.

BUSINESS

We are a consulting, engineering and technology based company in agriculture and aquaculture with a vertically integrated niche business model as a developer, producer and distributor of high quality high margin organic agriculture and aquaculture produce and other products through our well established operating subsidiaries in China.

We disposed of our dairy business in December 2009 due to the unhealthy environment of the dairy industry that was controlled by a few big value-added processors who in our opinion did not put back enough benefits to the primary daily producers such that, essentially, the quality of milk from some of these dairy producers was inferior due to lack of profit and that was one of the main reasons caused the downfall of the dairy industry in 2010. After the sale of our former dairy business, we decided to implement our growth plan to develop the vertically integrated business operations in (i) cattle fattening and producing of beef products and (ii) fishery for the cultivation of fish and prawn and related products, as is further described elsewhere in this prospectus.

We believe we can substantially increase our revenue, gross margin and net income by implementing a growth strategy that focuses on (i) vertically integrated developments in our fishery and beef sectors in order to bring our principal products directly from farms to the end consumers and (ii) marketing our brands of high quality, healthy, natural and organic products to the right markets, at the right price and at the right time.  To implement our growth strategy, we intend to raise and invest an aggregate of $118 million in our company during 2013 in accordance with our growth plan.

For purposes of the following discussion: (i) “Downstream” refers principally to those activities that do not in and of themselves produce goods or generate revenue, such as research and development, but prepare for and enable the Company to carry out its Midstream activities; (ii) “Midstream” refers principally to those activities that produce goods generate some but not most revenues, and (iii) “Upstream” refers principally to those activities that generate income, such as sales of our goods, in addition to activities such as their marketing and distribution as well as ensuring compliance with environmental regulations.

The three parts of our growth plan for the vertically integrated developments in our fishery and beef business operations are described below:

1.	Downstream activities include:

•	Establishment of research and development and facilities for breeding and nurturing of the particular species of fish (e.g., sleepy cod) and prawns (e.g., green prawns) that can be grown readily in our Recirculation Aquaculture System (“RAS”), an indoor and on land fishery facility that can produce chemical- and pollution-free fishes and prawns on commercial scale with high economic efficiencies under controlled conditions and management systems that can avoid much seasonal variations and deleterious environmental effects.

•	Securing the sources of supplies of young cattle (averaging from 6 to 12 months old) suitable to be grown (i) in our indoor farms developed by SJAP at Huangyuan, Xining operation and by HSA at Hunan, Linli operation, and (ii) in our free ranged cattle farms developed by HMCF and MEIJI at Enping, Guangdong.

•	Development and education of manufacturers and suppliers to supply a range of equipment, parts and components for us to (i) assemble our designed biological filtration, solid wastes filtration, disinfection and disease illumination chambers and heat exchange units in our RAS farms, and (ii) to be installed in our indoor cattle farms with suitable feed-lots and drinking water chains and heating units etc.

•	Development of a team of personnel who have the abilities to liaise with the government officials and the knowledge in our business operations to promote our projects to the governmental authorities such that we can develop our projects efficiently and proficiently; and the promotion of our businesses to the local farmers, logistic operators, building contractors and investors such that we can develop our farming corporative, social responsibilities and our farms and other associated facilities effectively.

•	Establishment of research and development in upgrading our RAS technology to yield greater efficiencies for better economies of scale.

2.	Midstream activities include:

•	The fishery developments comprise the construction of and developments of business operation of RAS fish and prawn grow-out farms and related hatchery and nursery farms for economies of scale.

•	The developmental activities surrounding the cattle and beef sectors include:

(i)	The construction and development of business operations of manufacturing of organic fertilizer;

(ii)	The construction and development of business operations of manufacturing of mixed fertilizer;

(iii)	The cultivation and planting of crops and pasture to supply raw materials for the manufacture of livestock bulk feed;

(iv)	The development of facilities and business operation of the manufacture of livestock bulk feed;

(v)	The construction and development of business operations of indoor cattle farms;

(vi)	The development of farming corporatives;

(vii)	The cultivation of crops and pastures, construction and development of business operations of the free range cattle farms;

(viii)	The establishment of research and development and facilities in the development of enzymes that SJAP invented or brought for the application to manufacture bulk and concentrated livestock feeds for cattle and sheep and eventually expand it to cover other types of livestock (e.g., fishes, prawns, ducks and geese); and

(ix)	The construction and development of business operation of the manufacturing factory to produce enzymes.

•	The construction and development of associated facilities to achieve environmental friendly conditions in all developments.

•	Training and development of human resources adaptable to our sectors of business operations as a vertically integrated group of businesses.

3.	Upstream activities include:

•	The marketing and distribution network, which incorporates the following enhancements:

(i)	The construction and development of business operations of wholesale distribution centers;

(ii)	The construction of facilities and development of business operations for the storing and distribution of live, freshly chilled and frozen seafood;

(iii)	The construction of facilities and development of business operations for the storage and distribution of freshly chilled and frozen beef and beef products;

(iv)	The developments of brands, labels and business operations of a franchising net-work to promote sales;

(v)	The development of business operations of import and export trades to high yielding markets;

(vi)	The logistics and transport networks for the delivery of our goods;

(vii)	The construction and development of business operation of retailing operations covering;

(A)	Chains of health food retailing markets and stores in China;

(B)	Chain of dinner style restaurants providing gourmet style cuisine;

(C)	Food store outlets;

(D)	Central kitchens; and

(E)	Central storage facilities.

•	The enhancement of a value added processing network that has the following aspects:

(i)	In the fishery sector, developments with local value added processors enabling them to conduct value adding processing for our fishery and prawn products to accelerate our sales growth; and

(ii)	In the beef sector, SJAP intends to carry out construction and development of business operation of a slaughter house, a deboning facility and a value adding factory for beef products in order to promote sales.

•	The remaining environmental issue is the treatment of and recycling of cattle wastes hat will be carried out:

(i)	By SJAP and HSA to develop mash gas station to generate electricity from the fermentation process of the cattle waste with the residue to be used as raw material to manufacture our organic fertilizer;

(ii)	By MEIJI to develop septic systems to recycle the fermented cattle waste back to the pasture growing fields; and

(iii)	By the fishery sectors to manufacture liquid fertilizer using the fishery waste.

Over the past years since the beginning of 2009, we have completed over 80% of the downstream and midstream developments and started the upstream developments in 2nd quarter of 2012. We intend to start generating incomes from its related developments during 2013 targeting the completion of all related developments within 2014.

The table below shows the schedule for our developments and related operational revenues being generated from 2009 to 2012:

Developments of incomes generated activities	Construction period	Revenue generated since
Manufacturing of organic fertilizer at SJAP	May 2009 to October 2010	March 2010
Bulk Live-stock feed manufacturing at SJAP	May 2010 to October 2011	July 2011
Indoor cattle fattening houses (10 lots) at SJAP; work is still in progress for the other 19 lots	January 2010 to present with continuing developments	March 2011

Local farming corporative at SJAP with works continuing; the local farmers are growing cattle for us using our livestock feed and the local government planned and started construction on more cattle fattening houses using our farm building technology for the said farmers

	January 2010 to present with continuing developments	December 2012

Cultivation, cropping and pasturing of land at SJAP; as at December 31, 2012, the local government has provided rental freed land to us up to 5,000 acres for the local farmers to grow the crops and pastures for us

	January 2010 to present with continuing developments	December 2012
Manufacturing of concentrated livestock feed at SJAP	June 2012 to January 2013	January 2013
Organic and mixed fertilizer manufacturing at HSA	August 2011 to present with continuing developments and 1st production plant completed in January of 2013.	June 2012
Fish Farm (1) at JAFP	September 2010 to August 2011	May 2011
Prawn Farm (2) at ZSAPP, with the related SJVC has not been formalized as at January 31, 2013	January 2012 to present with Phase 2 work continuing.	May 2012
Cattle Farm (1) at HMCF	March 2011 to present with continuing developments.	March 2012
Wholesale Center (1) for the sales frozen, freshly chilled and live seafood	May 2012 to present with continuing developments	December 2012

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The Board of Directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of one year and until his successor is elected and qualified or until his earlier resignation or removal. Our directors and executive officers are as follows:

Name	Age	Position
Lee Yip Kun Solomon	63	CEO and Director
Tan Poay Teik	54	Chief Marketing Officer and Director
Chen Bor Hann	48	Secretary and Director
Yap Koi Ming (George)	60	Independent Director
Nils Erik Sandberg	73	Independent Director

Lee Yip Kun Solomon. Mr. Lee has been a Director and our Chief Executive Officer since August 2007. From March 2004 to date he has been Group Managing Director of Capital Award Inc. Since May, 1993, he has been the CEO of Irama Edaran Sdn. Bhd. (Malaysia), a modern fishery developer. There was no formal relationship between Sino Agro Food and Irama Edaran. He received a B.A. Major in Accounting and Economics from Monash University, Australia in July 1972. As a member of the board, Mr. Solomon contributes his knowledge of our company and a deep understanding of all aspects of our business, products and markets, as well substantial experience developing corporate strategy, assessing emerging industry trends, and business operations.

Tan Paoy Teik. Mr. Tan has been a Director and our Chief Marketing Officer since August 2007. Since July, 2005, he has been Group Managing Director of Milux Corporation Bhd. (Malaysia), a manufacturer of home and gas appliances. He received an MBA from South Pacific University in 2005. Mr. Tan is currently the Managing Director of Milux Corporation Bhd; as such, he spends half of his working time with Milux and half with our company. As a member of the board, Mr. Tan contributes his knowledge of the company and a deep understanding of all aspects of our business, products and markets, as well substantial experience developing corporate strategy, assessing emerging industry trends, and business operations.

Chen Bor Hann. Mr. Chen has been a Director and Secretary since August 2007. Since March, 2004, he has been Director and Business Development Manager of Capital Award Inc. From September 1995 to March 2004, he was Fishery Supervisor of Irama Edaran Sdn. Bhd. (Malaysia). As a member of the board, Mr. Chen contributes his knowledge of the company and a deep understanding of all aspects of our business, products and markets, as well substantial experience developing corporate strategy, assessing emerging industry trends, and business operations.

Nils-Erik Sandberg. Mr. Sandberg has been an Independent Director of the Company since January 1, 2013. He brings international investment experience and skills in corporate governance, investor relations, and corporate finance with local knowledge of NASDAQ OMX Stockholm and Swedish Stock Exchange that will benefit the Company. He was appointed the Chairman of the Compensation Committee of the Company as of February 1, 2013. He is President of the Jordan Fund, a Swedish investment group network since 1990. Mr. Sandberg also currently holds a position as an adviser for Gustavia Energy and Commodities Fund, formerly known as the Stockpicker JF Commodity Energy Fund, since 2008. Mr. Sandberg was the founder and served as the CEO of Hydrocarbon International HCI AB, a publicly traded Swedish oil Company, from 1986 to 1993. Mr. Sandberg was the founder and served as the CEO of Grauten Oil AB, a publicly traded Swedish oil company, from 1986 to 1993. Mr. Sandberg is a director of International Petroleum Corporation, predecessor of Lundin Oil, later Lundin Petroleum, which trades on both the NASDAQ-OMX and TSX exchanges.

Koi Ming Yap (George). Mr. Yap has been an Independent Director of the Company since January 1, 2013. He brings international investment banking, corporate finance, financial reporting, investment strategies, and international auditing experience and skills in corporate governance, investor relations, and corporate finance with knowledge of NASDAQ OMX Stockholm and the Swedish Stock Exchange that will benefit the Company. He was appointed the Chairman of the Audit Committee of the Company as of February 1, 2013. He is a practicing international chartered accountant with over 30 years standing and is a practicing member of The Institute of Chartered Accountants in England and Wales since 1984. His international experience has covered Australia-NZ, United Kingdom-, Europe, Malaysia, the ASEAN, China and Hong Kong. Mr. Yap has been the managing principal of K M Yap & Company, a sole proprietary firm of Chartered Accountancy in NSW, Sydney, since 1990.  He has been managing director of Brenna Investments Pty Ltd. since 1998 and has held the position of Public Interest Director (non-executive) for the Federation of Investment Managers Malaysia, in Malaysia since 2010 (a position sanctioned by the Securities Commission of Malaysia). Mr. Yap specializes in strategic corporate finance solutions, business plans, registering listings on stock exchanges, international banking, financial management, risk management, financial reporting, auditing, financial management, investment management, and providing corporate finance solutions in terms of sourcing finance, as well as cornerstone investors in IPOs, reverse mergers, and takeovers, that are expected to benefit the Company.

Family Relationships

There are no family relationships among our officers or directors.

Involvement in Certain Legal Proceedings

None of the director(s) or executive officers of the Company: (i) has been involved as a general partner or executive officer of any business which has filed a bankruptcy petition; (ii) has been convicted in any criminal proceeding nor is subject to any pending criminal proceeding; (iii) has been subjected to any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (iv) has been found by a court, the United States Securities and Exchange Commission or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law.

Board Committees:

Audit Committee

Our Audit Committee currently consists of two directors: Messrs. Yap (chairman) and Sandberg. The Board has determined that:

•	Mr. Yap qualifies as an “audit committee financial expert,” as defined by the SEC in Item 407(d)(5) of Regulation S-K; and

•	all members of the Audit Committee (i) are “independent” under the independence requirements of Marketplace Rule 5605(a)(2) of the NASDAQ Stock Market, Inc., (ii) meet the criteria for independence as set forth in the Exchange Act, (iii) have not participated in the preparation of our financial statements at any time during the past three years and (iv) are financially literate and have accounting and finance experience.

The designation of Mr. Yap as an “audit committee financial expert” will not impose on him any duties, obligations or liability that are greater than those that are generally imposed on him as a member of our Audit Committee and our Board, and his designation as an “audit committee financial expert” will not affect the duties, obligations or liability of any other member of our Audit Committee or Board.

Compensation Committee

Our Compensation Committee currently consists of two directors: Messrs. Sandberg (chairman) and Yap. The Board has determined that:

•	all members of the Compensation Committee qualify as “independent” under the independence requirements of Marketplace Rule 5605(a)(2) of the NASDAQ Stock Market, Inc.;

•	all members of the Compensation Committee qualify as “non-employee directors” under Exchange Act Rule 16b-3; and

•	all members of the Compensation Committee qualify as “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one of more executive officers serving on our Board or Compensation Committee.

Code of Conduct

The Board has established a corporate Code of Conduct which qualifies as a “code of ethics” as defined by Item 406 of Regulation S-K of the Exchange Act. Among other matters, the Code of Conduct is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the Code of Conduct to appropriate persons identified in the code; and

•	accountability for adherence to the Code of Conduct.

Waivers to the Code of Conduct may be granted only by the Board. In the event that the Board grants any waivers of the elements listed above to any of our officers, we expect to announce the waiver within four business days on a Current Report on Form 8-K.

The Code of Conduct applies to all of the Company’s employees, including our principal executive officer, the principal financial and accounting officer, and all employees who perform these functions. If we amend our Code of Conduct as it applies to the principal executive officer, principal financial officer, principal accounting officer or controller (or persons performing similar functions), we shall disclose such amendment through the filing of a Current Report on Form 8-K.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Principal Executive Officer, our two most highly compensated executive officers other than our CEO who occupied such position at the end of our latest fiscal year and up to two additional executive officers who would have been included in the table below except for the fact that they were not executive officers at the end of our latest fiscal year, by us, or by any third party where the purpose of a transaction was to furnish compensation, for all services rendered in all capacities to us or our subsidiary for the latest fiscal years ended December 31, 2011 and December 31, 2012.

Name and Principal Position	Fiscal Year	Salary($)	Option Awards ($)	Total ($)

Lee Yip Kun Solomon	2012	336,000	0	336,000
Chief Executive Officer	2011	336,000	0	336,000

Tan Paoy Teik	2012	174,000	0	174,000
Chief Marketing Officer	2011	174,000	0	174,000

Chen Bor Hann	2012	60,000	0	60,000
Secretary	2011	60,000	0	60,000

Summary Equity Awards

There has been no equity incentive award made to any of our executive officers as of our fiscal year ended December 31, 2012.

Compensation Agreements

Set forth below the material terms of each named executive officer’s compensation agreement or arrangement:

We have entered into verbal compensation agreements for a term of three years, beginning on January 1, 2011 and continuing through December 31, 2013 with our three highest compensated executive officers in the amounts set forth in table immediately above.

General

At no time during the last fiscal year with respect to any person listed in the Table above was there:

"	any outstanding option or other equity-based award re-priced or otherwise materially modified (such as by extension of exercise periods, the change of vesting or forfeiture conditions, the change or elimination of applicable performance criteria, or the change of the bases upon which returns are determined;
"	any waiver or modification of any specified performance target, goal or condition to payout with respect to any amount included in non-stock incentive plan compensation or payouts;
"	any option or equity grant;
"	any non-equity incentive plan award made to a named executive officer
"	any nonqualified deferred compensation plans including nonqualified defined contribution plans; or
"	any payment for any item that should be included as All Other Compensation in a Summary Compensation Table.

We have no compensation arrangements (such as fees for retainer, committee service, service as chairman of the board or a committee, and meeting attendance) with directors. Directors did not receive any compensation except for that received as executive officers as set forth above.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

During fiscal year 2010, we borrowed an aggregate of $926,196 from Mr. Lee, our chairman and chief executive officer. During fiscal year 2011, we repaid Mr. Lee $636,432 of the foregoing amount, leaving us indebted to Mr. Lee in the amount of $289,764 on December 31, 2011. During fiscal year 2010, we borrowed an aggregate of $740,210 from Mr. Lee, leaving us indebted to Mr. Lee in the amount of $1,029,974 on December 31, 2012. The amounts are unsecured, interest free and have no fixed term of repayment.

During the year ended December 31, 2011, we repurchased 7,000,000 shares of our common stock from Capital Adventure for $396,400. Capital Adventure is owned by Messrs. Solomon Lee, Tan and Chen, our three non-independent directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our Common Stock owned beneficially based on 110,308,365 issued and outstanding shares of Common Stock as of the date of this prospectus by: (i) each of our directors; (ii) each of our named executive officers; and (iii) each person or group known by us to beneficially own more than 5% of our outstanding shares of Common Stock.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Other than as described in the notes to the table, we believe that all persons named in the table have sole voting and investment power with respect to shares beneficially owned by them. All share ownership figures include shares issuable upon exercise of options or warrants exercisable within 60 days of the date of this prospectus, which are deemed outstanding and beneficially owned by such person for purposes of computing his or her percentage ownership, but not for purposes of computing the percentage ownership of any other person. Unless otherwise indicated below, beneficial ownership is calculated based on the 110,308,365 shares of Common Stock issued and outstanding as of the date of this prospectus.

Name and address	Shares of Common Stock	Percent of Common Stock	Shares of Series A Preferred Stock	Percent of Series A Preferred Stock	Percent of All Capital Stock (1)
Directors and Officers (2):
Lee Yip Kun Solomon	12,500,000	11.3%	75	75%	62.3%
Tan Poay Teik	0	0	20	20%	16%
Chen Bor Hann	0	0	5	5%	4%
George Yap	0	0	0	0	0
Nils Erik Sandberg (3)	4,023,210	3.6%	0	0	*

All Officers and Directors as a Group (5 persons)	16,523,210%		100	100%	82.3%

5% or Greater Beneficial Owners
Nordnet Pensionsfoersaekring AB	15,744,591	14.3%	—	0	2.9%
Forsakringsaktiebolaget Avanza Pension	14,895,771	13.5%	—	0	2.7%

* Less than one percent.

(1)       Includes the voting power of the 100 shares of Series A Preferred Stock issued and outstanding, which in the aggregate carry the voting power of eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of shareholders of our company or action by written consent of our shareholders. Each outstanding share of the Series A Preferred Stock shall represent its proportionate share of the 80%, which is allocated to the outstanding shares of Series A Preferred Stock.

(2)       The address for each of the officers and directors is c/o Sino Agro Food, Inc., Room 3801, Block A, China Shine Plaza, No. 9 Lin He Xi Road, Tianhe District, Guangzhou City (510610), P.R.C.

(3)       Includes 910,300 shares of Common Stock owned of record by Mr. Sandberg’s spouse and 750,000 shares of Common Stock owned of record by Ängby Sportklubb, a not-for-profit organization of which Mr. Sandberg is the chairman of the board of directors. Mr. Sandberg disclaims any beneficial ownership of the shares of Common Stock held by Ängby Sportklubb.

PLAN OF DISTRIBUTION

This is a self-underwritten offering.  This prospectus is part of a registration statement that permits our officers and directors to sell the shares directly to the public, with no commission or other remuneration payable to any of them for any shares that are sold by them.  We may also engage registered broker-dealers to offer and sell the shares. We may pay any such registered persons who make such sales a commission of up to __% of the sale price of shares sold, and provide the registered persons a non-accountable expense allowance of up to 3% of the sale price of shares sold.  However, we have not entered into any underwriting agreement, arrangement or understanding for the sale of the shares being offered.  In the event we retain a broker who may be deemed an underwriter, we will file a post-effective amendment to this registration statement with the Securities and Exchange Commission. This offering is intended to be made solely by the delivery of this prospectus and the accompanying subscription agreement to prospective investors. We may terminate this offering prior to the expiration date. Our officers and directors will sell the shares and intend to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our directors and officers will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer. Those conditions are as follows:

a.	Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation;

b.	Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.	Our officers and directors are not, nor will they be at the time of their participation in the offering, an associated person of a broker-dealer; and

d.	Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) are not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) and (a)(4)(iii).

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

This is a direct public offering by Sino Agro Food, Inc. of a maximum of _________ shares of our common stock at $____ per share.  The shares will be sold at a fixed price of $____ per share until the earlier of (i) the date when the sale of all _____________ shares is completed or (ii) 180 days from the date of this prospectus.  There is no minimum amount of aggregate subscriptions and there is no minimum amount of subscription required per investor.  Subscriptions, once received, are irrevocable. Accordingly, there is no minimum number of shares that must be sold in the offering, we will retain the proceeds from the sale of any of the offered shares, and funds will not be returned to investors. It is possible that no proceeds will be received by us or that if any proceeds are received, that such proceeds will not be sufficient to cover the costs of the offering. There is no commitment on the part of any person to purchase and pay for any shares.

There can be no assurance that all, or any, of the shares will be sold.  In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of the date of this prospectus, we have not identified the specific states where the offering will be sold. We will file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

PROCEDURES FOR AND REQUIREMENTS FOR SUBSCRIBING

This is a direct public offering and, as such, payment for the sale of the shares in this offering will be payable to Sino Agro Food, Inc. and we will have immediate access to these funds.  Investors can purchase common stock in this offering by completing a subscription agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part of.  All payments are to be made to Sino Agro Food, Inc. and are required in the form of United States currency either by personal check, bank draft, or by cashier’s check.  All subscription agreements and checks are irrevocable and should be delivered to Sino Agro Food, Inc., Room 3801, Block A, China Shine Plaza, No. 9 Lin He Xi Road, Tianhe District, Guangzhou City 510610, P.R.C., Attn: Solomon Lee, CEO.   We reserve the right to either accept or reject any subscription.  Any subscription rejected by us will be returned to the subscriber within five business days of the rejection date.  Once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber.  Once we accept a subscription, the subscriber cannot withdraw it.

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us.  Subscriptions, once received by us, are irrevocable.   All checks for subscriptions should be made payable to Sino Agro Food, Inc.

After the registration statement of which this prospectus forms a part has been declared effective, we will provide each investor with a copy of the final prospectus relating to this offering.

DESCRIPTION OF SECURITIES

General

The authorized capital stock of our company consists of 140,000,000 shares of capital stock, consisting of 130,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, 100 of which have been designated Series A Preferred Stock, 7,000,000 of which have been designated as Series B Preferred Stock and 1,000,000 of which have been designated as Series F Preferred Stock. As of the date of this prospectus, there were 110,308,365 shares of Common Stock, 100 shares of Series A Preferred Stock issued and outstanding, 7,000,000 shares of Series B Preferred Stock issued and outstanding and no shares of Series F Preferred Stock issued and outstanding.

Series A Preferred Stock

The Series A Preferred Stock ranks (i) senior to any of the shares of Common Stock, and any other class or series of stock of our company which by its terms shall rank junior to the Series A Preferred Stock, and (ii) junior to any other series or class of preferred stock of our company and any other class or series of stock of our company which by its term shall rank senior to the Series A Preferred Stock. The Series A Preferred Stock pays no dividend. The Series A Preferred Stock is not convertible. In general, the outstanding shares of Series A Preferred Stock shall vote together with the shares of Common Stock as a single class and, regardless of the number of shares of Series A Preferred Stock outstanding and as long as at least one of such shares of Series A Preferred Stock is outstanding, shall represent eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of shareholders of our company or action by written consent of our shareholders. Each outstanding share of the Series A Preferred Stock shall represent its proportionate share of the 80% which is allocated to the outstanding shares of Series A Preferred Stock.

Series B Preferred Stock

The Series B Preferred Stock ranks senior to any of the shares of Common Stock and any other class or series of stock of our company which by its terms shall rank junior to the Series B Preferred Stock. The Series B Preferred Stock pays no dividend. Each holder of Series B Preferred Stock shall have the right, at such holder’s option, at any time or from time to time, to convert each share of Series B Stock into one (1) fully-paid and non-assessable share of Common Stock. The Series B Preferred Stock shall carry no voting power, subject to certain limited exceptions and as provided by the Nevada Revised Statutes.

Series F Preferred Stock

The Series F Preferred Stock ranks junior to any of the shares of Common Stock, and any other class or series of stock of our company. Except for the coupon payment described herein, the Series F Preferred Stock pays no dividend. The Series F Preferred Stock carries with it a cash coupon, which shall be redeemed on May 30, 2014 (the “Coupon Redemption Date”) and thereafter until Redemption (as defined below) occurs. Upon the Coupon Redemption Date, holders of the Series F Preferred Stock shall be entitled to a lump sum cash payment directly from our company (or one or more of our authorized agents) equal to $3.40 for every one (1) share of Series F Preferred Stock then held (the “Redemption”). Upon proper Redemption, the Series F Preferred Stock shall terminate and thereafter cease to exist. The Series F Preferred Stock is not convertible. The Series F Preferred Stock shall carry no voting power, subject to certain limited exceptions and as provided by the Nevada Revised Statutes.

Common Stock

Holders of Common Stock are entitled to one vote for each share on all matters submitted to a shareholder vote. Holders of Common Stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of Common Stock voting for the election of directors can elect all of the directors. Holders of Common Stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our shareholders. A vote by the holders of a majority of the outstanding shares is required to effectuate certain fundamental corporate changes, such as liquidation, merger or an amendment to the articles of incorporation. Holders of Common Stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the Common Stock. Holders of the Common Stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Common Stock.

Transfer Agent

Our transfer agent is Broadridge Corporate Issuer Solutions, Inc., 1717 Arch Street, Suite 1300, Philadelphia, PA 19103.

Indemnification of Directors and Officers

Pursuant to our Articles of Incorporation and By-Laws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and persons controlling us, we have been advised that it is the Securities and Exchange Commission’s opinion that such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

EXPERTS

The consolidated financial statements included in this prospectus have been audited by Madsen & Associates CPA’s, Inc., an independent registered public accounting firm, given on the authority of that firm as experts in accounting and auditing to the extent and for the periods indicated in their report appearing elsewhere herein.

LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP, 61 Broadway, 32nd Floor, New York, New York 10006 has passed upon the validity of the shares of common stock to be sold in this offering.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1, together with any amendments and related exhibits, under the Securities Act, with respect to our shares of common stock offered by this prospectus. The registration statement contains additional information about us and our shares of common stock that we are offering in this prospectus.

We file annual, quarterly and current reports and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Our Securities and Exchange Commission filings are available to the public over the Internet at the Securities and Exchange Commission’s website at http://www.sec.gov. You may also read and copy any document we file at the Securities and Exchange Commission’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges. Access to those electronic filings is available as soon as practicable after filing with the Securities and Exchange Commission. You may also request a copy of those filings, excluding exhibits, from us at no cost. Any such request should be addressed to us at: Room 3801, Block A, China Shine Plaza, No. 9 Lin He Xi Road, Tianhe District, Guangzhou City, P.R.C., Attn: Solomon Lee, CEO.

SINO AGRO FOOD, INC. AND SUBSIDIARIES

(Incorporated in the State of Nevada, United States of America)

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND DECEMBER 31, 2010

SINO AGRO FOOD, INC. AND SUBSIDIARIES

F-1

Madsen & Associates CPAs, Inc.
684 East Vine Street #3, Murray, UT 84107	PHONE: (801) 268-2632 FAX: (801) 268-3978

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Sino Agro Food, Inc.

(Incorporated in the State of Nevada, United States of America)

We have audited the accompanying consolidated balance sheets of Sino Agro Food, Inc. and subsidiaries as of December 31, 2011 and December 31, 2010, and the consolidated statements of income and other comprehensive income, the consolidated statements of stockholders’ equity, and the consolidated statements of cash flows for the years ended December 31, 2011 and December 31, 2010. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor have we been engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sino Agro Food, Inc. and subsidiaries as of December 31, 2011, and December 31, 2010, and the results of its operations and its cash flows for each of the years ended December 31, 2011 and December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

/s/ Madsen & Associates CPA’s, Inc.
Madsen & Associates CPA’s, Inc.

Salt Lake City, Utah
April 10, 2012

F-2

SINO AGRO FOOD, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2011 AND DECEMBER 31, 2010

	2011	2010

ASSETS
Current assets
Cash and cash equivalents	$1,387,908	$3,890,026
Accounts receivable, net of allowance for doubtful accounts	27,531,915	12,803,771
Inventories	4,435,445	8,913,127
Cost and earnings in excess of billings on uncompleted contracts	456,104	—
Deposits and prepaid expenses	14,868,838	14,229,711
Due from related parties	15,820,752	—
Other receivables	9,688,871	3,967,680
Total current assets	74,189,833	43,804,315
Property and equipment
Property and equipment, net of accumulated depreciation	2,667,765	17,155,782
Construction in progress	3,577,869	2,231,475
Land use rights, net of accumulated amortization	56,507,470	16,829,410
Total property and equipment	62,753,104	36,216,667
Other assets
Goodwill	724,940	12,000,000
Proprietary technologies, net of accumulated amortization	6,977,675	7,287,883
Long term accounts receivable	5,936,718	8,459,044
Licence rights	1	1
Investment in unconsolidated corporate joint venture	1,258,607	—
Total other assets	14,897,941	27,746,928

Total assets	$151,840,878	$107,767,910

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued expenses	$1,202,104	$390,846
Billings in excess of cost and estimated earnings on uncompleted contracts	1,962,119	—
Due to a director	289,764	926,196
Dividends payable	155,957	210,262
Other payables	11,968,148	1,188,406
Due to related parties	867,413	223,884
Total current liabilities	16,445,505	2,939,594

Other liabilities
Long term debt	—	3,776,435

Total liabilities	16,445,505	6,716,029
Commitments and contingencies	—	—

Stockholders’ equity
Preferred stock: $0.001 par value (10,000,000 shares authorized, 0 share issued and outstanding as of December 31, 2011 and December 31, 2010, respectively)	$—	$—
Series A preferred stock: $0.001 par value (100 shares authorized, 100 and 0 shares issued and outstanding as of December 31, 2011 and December 31, 2010, respectively)	—	—
Series B convertible preferred stock: $0.001 par value) (10,000,000 shares authorized, 7,000,000 shares issued and outstanding) as of December 31, 2011 and December 31, 2010, respectively)	7,000	7,000
Common stock: $0.001 par value (100,000,000 shares authorized, 67,034,262 and 55,474,136 shares issued and outstanding as of December 31, 2011 and December 31, 2010, respectively)	67,034	55,474
Additional paid - in capital	72,794,902	58,586,362
Retained earnings	50,395,444	25,019,971
Less: Treasury stock	(1,250,000)	—
Accumulated other comprehensive income	3,446,838	3,804,116
Total Sino Agro Food, Inc. and subsidiaries stockholders’ equity	125,461,218	87,472,923
Non - controlling interest	9,934,155	13,578,958
Total stockholders’ equity	135,395,373	101,051,881
Total liabilities and stockholders’ equity	$151,840,878	$107,767,910

The accompanying notes are an integral part of these consolidated financial statements

F-3

SINO AGRO FOOD, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31, 2011 AND DECEMBER 31, 2010

	2011	2010

Continuing operations
Revenue	$51,879,903	$10,918,766

Cost of goods sold	26,951,874	3,731,204

Gross profit	24,928,029	7,187,562

General and administrative expenses	(5,302,736)	(2,916,102)
Net income from operations	19,625,293	4,271,460

Other income (expenses)

Other income	449,498	226,586
Gain/(loss) of extinguisjment of debts	987,518	(6,077,230)

Net income (expenses)	1,437,016	(5,850,644)

Net income before income taxes	21,062,309	(1,579,184)

Provision for income taxes	(31)	—

Net income (loss) from operations	21,062,278	(1,579,184)

Less: Net income attributable to the non - controlling interest	(5,371,246)	(134,716)
Net income (loss) of continuing operations attributable to the Sino Agro Food, Inc. and subsidiaries	15,691,032	(1,713,900)
Discontinued operations
Net income from discontinued operations	10,203,951	14,276,264
Less: Net income attributable to the non - controlling interest	—	(4,061,542)
Net income (loss) of discontinued operations attributable to the Sino Agro Food, Inc. and subsidiaries	10,203,951	10,214,722
Net income attributable to the Sino Agro Food, Inc. and subsidiaries	25,894,983	8,500,822
Other comprehensive income
Foreign currency translation gain	3,815,775	2,097,324
Comprehensive income	29,710,758	10,598,146
Less: other comprehensive income attributable to the non - controlling interest	(721,880)	(461,411)
Comprehensive income attributable to Sino Agro Food, Inc. and subsidiaries	$28,988,878	$10,136,735

Earnings per share attributable to Sino Agro Food, Inc. and subsidiaries common stockholders:
From continuing and discontinued operations
Basic	$0.43	$0.16

Diluted	$0.39	$0.14

Earnings (loss) per share attributable to Sino Agro Food, Inc. and subsidiaries common stockholders:
From continuing operations

Basic	$0.26	$(0.05)

Diluted	$0.23	$(0.05)

Weighted average number of shares outstanding:

Basic	60,158,210	54,223,823

Diluted	67,158,210	61,223,823

The accompanying notes are an integral part of these consolidated financial statements

F-4

SINO AGRO FOOD, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2011 AND DECEMBER 31, 2010

			Series A		Series B Convertible						Accum- ulated
	Common stock		Preferred stock		preferred stock						other
	Par value $0.001		Par value $0.001		Par value $0.001		Treaasury stock		Additional		compre-	Non -
	Number of shares	Nominal amount	Number of shares	Nominal amount	Number of shares	Nominal amount	Number of shares	Nominal amount	paid - in capital	Retained earnings	hensive income	controlling interest	Total
		$		$		$		$	$	$	$	$	$
Balance as of January 1, 2010	52,683,579	52,684	-	-	-	-	-	-	43,704,723	17,086,949	2,168,203	8,921,289	71,933,848

Issue of Series A preferred stock	-	-	100	-	-	-	-	-	100	-	-	-	100

Issue of Series B convertible preferred stock	-	-	-	-	7,000,000	7,000	-	-	6,993,000	-	-	-	7,000,000

Issue of common stock
- for settlement of debts	9,690,145	9,690	-	-	-	-	-	-	10,435,394	-	-	-	10,445,084
- for settlement of proprietary technologies payable of TRW	4,770,855	4,771	-	-	-	-	-	-	3,910,665	-	-	-	3,915,436
- employees’ compensation	519,559	519	-	-	-	-	-	-	530,290	-	-	-	530,809
Common stock redeemed for conversion to Series B convertible preferred stock	(7,000,000)	(7,000)	-	-	-	-	-	-	(6,993,000)	-	-	-	(7,000,000)
Common stock voided at nil value	(5,190,002)	(5,190)	-	-	-	-	-	-	5,190	-	-	-	-
Net income (loss) for the year									-
- Continuing operation	-	-	-	-	-	-	-	-		(1,713,900)	-	134,716	(1,579,184)
- Discontinued operation	-	-	-	-	-	-	-	-		10,214,722	-	4,061,542	14,276,264
Dividends	-	-	-	-	-	-	-	-	-	(567,800)	-	-	(567,800)
Foreign currency translation gain	-	-	-	-	-	-	-	-	-	-	1,635,913	461,411	2,097,324
Balance as of December 31, 2010	55,474,136	55,474	100	-	7,000,000	7,000	-	-	58,586,362	25,019,971	3,804,116	13,578,958	101,051,881
											.
Issue of common stock
- for settlement of debts	15,619,397	15,619	-	-	-	-	-	-	11,496,767	-	-	-	11,512,386
- Common stock for services rendered	1,800,000	1,800	-	-	-	-	-	-	1,618,200	-	-	-	1,620,000
- employees’ compensation	2,760,729	2,761	-	-	-	-	-	-	2,664,353	-	-	-	2,667,114
- Common stock redeemed at stated value for cancellation	(8,620,000)	(8,620)	-	-	-	-	-	-	(1,570,780)	-	-	-	(1,579,400)

Purchases of treasury stock	-	-	-	-	-	-	(1,000,000)	(1,250,000)	-	-	-	-	(1,250,000)

Disposal of HYT group	-	-	-	-	-	-		-	-	-	(3,451,173)	(9,737,929)	(13,189,102)

Net income for the year								-
- Continuing operation	-	-	-	-	-	-		-	-	15,691,032	-	5,371,246	21,062,278
- Discontinued operation	-	-	-	-	-	-				10,203,951	-	-	10,203,951
Dividends	-	-	-	-	-	-		-	-	(519,510)	-	-	(519,510)

Foreign currency translation gain	-	-	-	-	-	-		-	-	-	3,093,895	721,880	3,815,775
Balance as of December 31, 2011	67,034,262	67,034	100	-	7,000,000	7,000	(1,000,000)	(1,250,000)	72,794,902	50,395,444	3,446,838	9,934,155	135,395,373

The accompanying notes are an integral part of these consolidated financial statements

F-5

SINO AGRO FOOD, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2011 AND DECEMBER 31, 2010

	2011	2010

Cash flows from operating activities
Net income (loss) from continuing operations	$21,062,278	$(1,579,184)

Adjustments to reconcile net income (loss) from continuing operations to net cash from operations:
Depreciation	220,810	720,214
Amortization	1,043,181	453,625
(Gain) loss on extinguishment of debts	(987,518)	6,077,230
Common stock issued for services	2,139,057	530,809
Changes in operating assets and liabilities:
(Increase) decrease in inventories	(4,477,682)	1,843,520
Decrease (increase) in deposits and prepaid expenses	1,499,930	(3,212,027)
Increase in due from directors	—	112,267
(Decrease) increase in due to a director	(6,313,946)	3,403,200
Increase in accounts payable and accrued expenses	811,258	347,575
Increase (decrease) in other payables	11,798,629	55,957
Increase in accounts receivable	(9,567,456)	(6,949,508)
Increase in cost and estimated earnings in excess of billings on uncompleted contracts	(456,104)	—
Increase in billings on uncompleted contracts in excess of costs and estimated earnings	1,962,119	—
Increase in due from related parties	(10,434,519)	—
Increase in due to related parties	643,529	—
Increase in other receivables	(5,721,191)	(375,701)
Net cash provided by operating activities	3,222,375	1,427,977
Cash flows from investing activities
Purchases of property and equipment	(252,346)	(1,188,275)
Proceeds of disposal of subsidiaries	557,700	—
Investment in unconsolidated equity investees	(1,258,607)	(2,739,881)
Payment for construction in progress	(1,346,394)	—
Net cash used in investing activities	(2,299,647)	(3,928,156)
Cash flows from financing activities
Series A Preferred stock issued for cash	—	100
Dividends paid	(573,814)	(357,538)
Net cash used in financing activities	(573,814)	(357,438)
Net cash provided by (used in) continuing operations	348,914	(2,857,617)
Cash flows from discontinued operations
Net cash provided by operating activities	—	11,930,533
Net cash used in investing activities	(3,137,885)	(6,759,822)
Net cash used in financing activities	—	(3,059,788)
Net cash (used in) provided by discontinued operations	(3,137,885)	2,110,923
Effects on exchange rate changes on cash	286,853	2,276,133
(Decrease) increase in cash and cash equivalents	(2,502,118)	1,529,439
Cash and cash equivalents, beginning of year	3,890,026	2,360,587
Cash and cash equivalents, end of year	1,387,908	3,890,026
Less: cash and cash equivalents at the end of the period - discontinued operation	—	(3,137,885)
Cash and cash equivalents at the end of the period - continuing operations	$1,387,908	$752,141
Supplementary disclosures of cash flow information:
Cash paid for interest	—	—
Cash paid for income taxes	31	—
Non - cash transactions:
Common stock issued for settlement of debts and proprietary technology payable	11,512,386	14,360,520
Common stock issued for service and employee compensation	4,287,114	519,559
Common stock acquired for cancellation	(1,579,400)	—
Settlement of land use rights payable in contra of disposal proceeds receivable	38,056,750	—
Disposal proceeds receivable from sale of subsidiaries, HYT and ZX	5,386,233	—
Purchases of treasury stock	(1,250,000)	—

The accompanying notes are an integral part of these consolidated financial statements

F-6

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND DECEMBER 31, 2010

1.	CORPORATE INFORMATION

Sino Agro Food, Inc. (“the Company” or “SIAF”) (formerly known as Volcanic Gold, Inc. and A Power Agro Agriculture Development, Inc.) Company”) is an International Business Corporation incorporated on October 1, 1974 in the State of Nevada, United States of America.

The Company was engaged in the mining and exploration business but ceased its mining and exploring business on October 14, 2005. On August 24, 2007, the Company entered into a Merger and Acquisition Agreement with Capital Award Inc. (“CA”) and its subsidiaries Capital Stage Inc. (“CS”)and Capital Hero Inc.(“CH”). Effective the same date, CA, a Belize Corporation, completed a reverse merger transaction with SIAF. SIAF acquired all the outstanding common stock of CA from Capital Adventure, a shareholder of CA for 32,000,000 shares of the company’s common stock.

On August 24, 2007 the Company changed its name from Volcanic Gold, Inc. to A Power Agro Agriculture Development, Inc. On December 8, 2007, the Company officially changed its name to Sino Agro Food, Inc.

On September 5, 2007, the Company acquired three existing businesses in the People’s Republic of China (“PRC”):

a)	Hang Yu Tai Investment Limited (“HYT”), a company incorporated in Macau, the owner of a 78% equity interest in ZhongXingNongMu Ltd (“ZX”), a company incorporated in the PRC;

b)	Tri-way Industries Limited (“TRW”), a company incorporated in Hong Kong;

c)	Macau Eiji Company Limited (“MEIJI”), a company incorporated in Macau, the owner of 75% equity interest in Enping City Juntang Town Hang Sing Tai Agriculture Co. Ltd. (“HST”), a PRC corporate Sino-Foreign joint venture. HST was disposed in 2010.

On November 27, 2007, MEIJI and HST established a corporate Sino - Foregin joint venture, Jiang Men City Heng Sheng Tai Agriculture Development Co. Ltd. (“JHST”), a company incorporated in the PRC with MEIJI owning a 75% interest and HST owning a 25% interest.

On November 26, 2008, SIAF established Pretty Mountain Holdings Limited. (“PMH”), a company incorporated in Hong Kong with a 80% equity interest. On May 25, 2009, PMH formed a corporate Sino-Foregin joint venture, Qinghai Sanjiang A Power Agriculture Co. Ltd (“SJAP”), incorporated in the People’s Republic of China of which PMH owns a 45% equity interest . The remaining 55% equity interest in SJAP is owned by the following entities:

•	Qinghai Province Sanjiang Group Company Limited (English translation) (“Qinghai Sanjiang”), a company owned by the PRC with major business activities in the agriculture industry; and

•	Guangzhou City Garwor Company Limited (English translation) (“Garwor”), a private limited company incorporated in the PRC, specializing in sales and marketing.

•	SJAP is engaged in the business of manufacturing bio-organic fertilizer, livestock feed and development of other agriculture projects in the County of Huangyuan, in the vicinity of the Xining City, Qinghai Province, PRC.

The accompanying notes are an integral part of these consolidated financial statements

F-7

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND DECEMBER 31, 2010

1.	CORPORATE INFORMATION (CONTINUED)

In September 2009, the Company carried out an internal re-organization of its corporate structure and business, and formed a 100% owned subsidiary A Power Agro Agriculture Development (Macau) Limited (APWAM) which was formed in Macau. APWAM then acquired PMH’s 45% equity interest in SJAP. By virtue of the Assignment, APWAM assumed all obligations and liabilities of PMH under the Sino Foreign Joint Venture Agreement. On September 9, 2010, an application was submitted by the Company to the Companies Registry of Hong Kong for deregistration of PMH under Section 291AA of the Hong Kong Companies Ordinance. On January 28, 2011, PMH was dissolved.

On May 7, 2010, Qinghai Sanjiang sold and transferred its equity interest in SJAP to Garwor. The aforesaid sale and transfer was approved by the State Administration for Industry And Commerce of Xining City Government of the People’s Republic of China. As a result, SJAP was owned by APWAM with a 45% interest and Garwor with a 55% interest.

On February 15, 2011, the Company entered the agreement to sell its 78% equity interest in ZX for $31,000,000. In accordance with the memorandum of understanding dated March 28, 2011, the original agreement regarding the sale of ZX was cancelled, and replaced by the new agreement to sell its 100% equity interest in HYT group (incuding HYT and ZX) for $45,000,000 with the effective date of sale being January 1, 2011.

The Company applied to form Enping City Bi Tao A Power Fishery Development Co. Limited (“EBAPFD”), Enping City Bi Tao A Power Prawn Culture Development Co. Limited (“EBAPCD”), and Enping City A Power Cattle Farm Co., Limited (“ECF”), all of which the Company would indirectly own a 25% equity interest. The approvals of the formation of EBAPFD, EBAPCD, ECF by the relevant authorities of the PRC Government are pending. On November 17, 2011, TRW formed Jiang Men City A Power Fishery Development Co., Limited (“JFD”) with 25% equity interest and the Company withdrew its 25% equity interest in EBAPFD. The Company applied to form Hunan Shenghua A Power Agriculture Co., Limited (“HSA”) (previously known as Linli United A Power Agriculture Co., Limited (“LLA”)), of which the Company would directly own a 26% equity interest and SJAP would own 50% equity interest.

The Company’s principal executive office is located at Room 3711, China Shine Plaza, No. 9 Lin He Xi Road, Tianhe District, Guangzhou City, Guangdong Province, PRC 510610.

The nature of the operations and principal activities of Sino Agro Food, Inc. and its subsidiaries are described in Note 2.2.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

	2.1	FISCAL YEAR

The Company has adopted December 31 as its fiscal year end.

The accompanying notes are an integral part of these consolidated financial statements

F-8

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND DECEMBER 31, 2010

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

	2.2	REPORTING ENTITY

The accompanying consolidated financial statements include the following entities:

Name of subsidiaries	Place of incorporation	Percentage of interest	Principal activities

Capital Award Inc. (“CA”)	Belize	100% (2010: 100%) directly	Fishery development and holder of A-Power Technology master license.

Capital Stage Inc. (“CS”)	Belize	100% (2010: 100%) indirectly	Dormant

Capital Hero Inc. (“CH”)	Belize	100% (2010: 100%) indirectly	Dormant

Tri-way Industries Limited (“TRW”)	Hong Kong, PRC	100% (2010: 100%) directly	Investment holding, holder of enzyme technology master license for manufacturing of livestock feed and bio-organic fertilizer

Pretty Mountain Holdings Limited (“PMH”)	Hong Kong, PRC	0% (2010: 80%) directly	Dissolved on January 28, 2011

Macau Eiji Company Limited (“MEIJI”)	Macau, PRC	100% (2010: 100%) directly	Investment holding, technology consulting service

Jiang Men City Heng Sheng Tai Agriculture Development Co. Ltd (“JHST”)	PRC	75% (2010: 75%) directly	Hylocereus Undatus and Asparagus Plantation.

Hang Yu Tai Investment Limited (“HYT”)	Macau, PRC	0% (2010: 100%) directly	Disposed on January 1, 2011 (2010: Investment holding)

ZhongXingNongMu Co. Ltd (“ZX”)	PRC	0% (2010: 78%) indirectly	Disposed on January 1, 2011 (2010: Dairy production and manufacturing of organic fertilizer,livestock feed, and beef cattle and plantation of crops and pasture)

A Power Agro Agriculture Development (Macau) Limited (“APWAM”)	Macau, PRC	100% (12.31.2010: 100%) directly	Investment holding

	Macau, PRC	100% (2010: 100%) directly	Investment holding

Name of variable interest entity	Place of incorporation	Percentage of interest	Principal activities
Qinghai Sanjiang A Power Agriculture Co., Ltd (“SJAP”)	PRC	45% (2010: 45%) indirectly	Manufacturing of organic fertilizer, livestock feed, and beef cattle and plantation of crops and pastures

Name of unconsolidated equity investee	Place of incorporation	Percentage of interest	Principal activities
Enping City Bi Tao A Power Prawn Culture Development Co., Limited (“EBAPCD”) (pending approval)	PRC	25% indirectly	Prawn cultivation

Jiang Men City A Power Fishery Development Co., Limited (“JFD”)	PRC	25% indirectly	Fish cultivation

Enping City A Power Cattle Farm Co., Limited (“ECF”) (pending approval)	PRC	25% indirectly	Beef cattle cultivation

Hunan Shenghua A Power Agriculture Co., Limited (“HSA”) (previously known as Linli United A Power Agriculture Co., Limited (“LLA”) )	PRC	26% directly and 50% indirectly	Manufacturing of organic fertilizer,livestock feed, and beef cattle and sheep cultivation, and plantation of crops and pastures

The accompanying notes are an integral part of these consolidated financial statements

F-9

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND DECEMBER 31, 2010

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
	2.3	BASIS OF PRESENTATION

The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”). All material inter-company transactions and balances have been eliminated in consolidation.

The Renminbi of the People’s Republic of China (RMB) has been determined to be the Company’s functional currency. The balance sheets were translated at year end exchange rates. Expenses were translated at moving average exchange rates in effect during the years. The effects of rate changes on assets and liabilities are recorded as accumulated other comprehensive income.

	2.4	BASIS OF CONSOLIDATION

The consolidated financial statements include the financial statements of SIAF, its subsidiaries CA, CS, CH, TRW, MEIJI, HYT, ZX, HJST, HSA, PMH and APWAM and its variable interest entity SJAP. All material inter-company transactions and balances have been eliminated in consolidation. The results of companies acquired or disposed of during the year are included in the consolidated financial statements from the effective date of acquisition. HYT and ZX were derecognized as subsidiaries since 1 January 2011 and PMH was dissolved on January 28, 2011.

SIAF, CA, CS, CH, TRW, MEIJI, JHST, , HSA, APWAM nd SJAP are hereafter referred to as (“the Company”).

	2.5	BUSINESS COMBINATION

The Company adopted the accounting pronouncements relating to business combination (primarily contained in ASC Topic 805 “Business Combinations”), including assets acquired and liabilities assumed arising from contingencies. These pronouncements established principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquisition as well as provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. In addition, these pronouncements eliminate the distinction between contractual and non-contractual contingencies, including the initial recognition and measurement criteria and require an acquirer to develop a systematic and rational basis for subsequently measuring and accounting for acquired contingencies depending on their nature. Our adoption of these pronouncements will have an impact on the manner in which we account for any future acquisitions.

	2.6	NON - CONTROLLING INTEREST IN CONSOLIDATED FINANCIAL STATEMENTS

The Company adopted the accounting pronouncement on non-controlling interests in consolidated financial statements, which establishes accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. This guidance is primarily contained in ASC Topic “Consolidation”. It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated financial statements. The adoption of this standard has not had material impact on our consolidated financial statements.

	2.7	USE OF ESTIMATES

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make assumptions and estimates that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods covered thereby. Actual results could differ from these estimates. Judgments and estimates of uncertainties are required in applying the Company’s accounting policies in certain areas. The following are some of the areas requiring significant judgments and estimates: determinations of the useful lives of assets, estimates of allowances for doubtful accounts, cash flow and valuation assumptions in performing asset impairment tests of long-lived assets, estimates of the realized deferred tax assets and inventory reserves.

The accompanying notes are an integral part of these consolidated financial statements

F-10

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND DECEMBER 31, 2010

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

	2.8	REVENUE RECOGNITION

The Company’s revenue recognition policies are in compliance with ASC 605. Sales revenue is recognized when all of the following have occurred: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the price is fixed or determinable, and (iv) the ability to collect is reasonably assured. These criteria are generally satisfied at the time of shipment when risk of loss and title passes to the customer.

License fee income is recognized on the accrual basis in accordance with the agreements.

Government grants are recognized when (i) the Company has substantially accomplished what must be done pursuant to the terms of the grant that are established by the local government; and (ii) the Company receives notification from the local government that the Company has satisfied all of the requirements to receive the government grants; and (iii) the amounts are received.

Revenues from the Company’s fishery development services contract are performed under fixed-price contracts. Revenues under long-term contracts are accounted for under the percentage-of-completion method of accounting in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 605, Revenue Recognition (“ASC 605”). Under the percentage-of-completion method, the Company estimates profit as the difference between total estimated revenue and total estimated cost of a contract and recognizes that profit over the contract term. The percentage of costs incurred determines the amount of revenue to be recognized. Payment terms are generally defined by the installation contract and as a result may not match the timing of the costs incurred by the Company and the related recognition of revenue. Such differences are recorded as either costs or estimated earnings in excess of billings on uncompleted contracts or billings in excess of costs and estimated earnings on uncompleted contracts. The Company determines a customer’s credit worthiness at the time an order is accepted. Sudden and unexpected changes in a customer’s financial condition could put recoverability at risk.

The percentage of completion method requires the ability to estimate several factors, including the ability of the Customer to meet its obligations under the contract, including the payment of amounts when due. If the Company determines that collectability is not assured, the Company will defer revenue recognition and use methods of accounting for the contract such as the completed contract method until such time as we determine that collectability is reasonably assured or through the completion of the project.

For fixed-price contracts, the Company uses the ratio of costs incurred to date on the contract (excluding uninstalled direct materials) to management’s estimate of the contract’s total costs, to determine the percentage of completion on each contract. This method is used as management considers expended costs to be the best available measure of progression of these contracts. Contract costs include all direct material, subcontract and labor costs and those indirect costs related to contract performance, such as supplies, tool repairs and depreciation. The Company accounts for maintenance and repair services under the guidance of ASC 605 as the services provided relate to construction work. Contract costs incurred to date and expected total contract costs are continuously monitored during the term of the contract. Changes in job performance, job conditions, and estimated profitability arising from contract penalty, change orders and final contract settlements may result in revisions to the estimated profitability during the contract. These changes, which include contracts with estimated costs in excess of estimated revenues, are recognized as contract costs in the period in which the revisions are determined. Profit incentives are included in revenues when their realization is reasonably assured. At the point the Company anticipates a loss on a contract, the Company estimates the ultimate loss through completion and recognizes that loss in the period in which the loss was identified.

The Company’s fishery development consultancy services revenues are recognized when the relevant services are rendered to a buyer by reference to the stage of reference, and are subject to a Chinese business tax at a rate of 0% of the gross fishery development contract service income approved by the Chinese local government.

The Company does not provide warranties to customers on a basis customary to the industry; however, customer’s can claim warranty directly from product manufacturers for defects in equipment or products. Historically, the Company has experienced no warranty claims.

	2.9	COST OF GOODS SOLD

Cost of goods sold consists primarily of direct and indirect cost of cultivation of planation, and cost of development contracts.

The accompanying notes are an integral part of these consolidated financial statements

F-11

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND DECEMBER 31, 2010

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

	2.10	SHIPPING AND HANDLING

Shipping and handling costs related to cost of goods sold are included in general and administrative expenses which totaled $58,096 and $0 for the years ended December 31, 2011 and December 31, 2010, respectively

	2.11	ADVERTISING

Advertising costs are included in general and administrative expenses which totaled $99,526 and $0 for the years ended December 31, 2011 and December 31, 2010, respectively.

	2.12	FOREIGN CURRENCY TRANSLATION AND OTHER COMPREHENSIVE INCOME

The reporting currency of the Company is the U.S. dollars. The functional currency of the Company is the Chinese Renminbi (RMB).

For those entities whose functional currency is other than the U.S. dollars, all assets and liabilities are translated into U.S. dollars at the exchange rate on the balance sheet date; shareholders’ equity is translated at historical rates and items in the statements of income and of cash flows are translated at the average rate for the period. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported in the statements of cash flows will not necessarily agree with changes in the corresponding balances in the balance sheets. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statements of equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the statements of income and comprehensive income as incurred.

Accumulated other comprehensive income in the consolidated statements of equity amounted to $3,446,838 as of December 31, 2011 and $3,804,116 as of December 31, 2010. The balance sheet amounts with the exception of equity at December 31, 2011 and December 31, 2010 were translated at RMB6.30 to $1.00 and RMB6.62 to $1.00, respectively. The average translation rates applied to the statements of income and other comprehensive income and of cash flows for the years ended December 31, 2011 and December 31, 2011 were RMB6.33 to $1.00 and RMB6.73 to $1.00, respectively.

	2.13	CASH AND CASH EQUIVALENTS

The Company considers all highly liquid securities with original maturities of three months or less when acquired to be cash equivalents. Cash and cash equivalents kept with financial institutions in People’s Republic of China (“PRC”) are not insured or otherwise protected. Should any of those institutions holding the Company’s cash become insolvent, or the Company is unable to withdraw funds for any reason, the Company could lose the cash on deposit on that institution.

	2.14	ACCOUNTS RECEIVABLE

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Terms of the sales vary. Reserves are recorded primarily on a specific identification basis.

The standard credit period for most of the Company’s customers is three months. Any amount that has an extended settlement date of over one year is classified as a long term receivable. Management evaluates the collectability of the receivables at least quarterly. Provision for doubtful accounts as of December 31, 2011 and December 31, 2010.

The accompanying notes are an integral part of these consolidated financial statements

F-12

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND DECEMBER 31, 2010

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

	2.15	INVENTORIES

Inventories are valued at the lower of cost (determined on a weighted average basis) and net realizable value.

Costs incurred in bringing each product to its location and conditions are accounted for as follows:

-	raw materials – purchase cost on a weighted average basis;
-	manufactured finished goods and work-in-progress – cost of direct materials and labor and a proportion of manufacturing overhead based on normal operation capacity but excluding borrowing costs; and
-	retail and wholesale merchandise finished goods – purchase cost on a weighted average basis.

Net realizable value is the estimated selling price in the ordinary course of business, less estimated costs of completion and the estimated costs necessary to make the sale.

2.16	PROPERTY AND EQUIPMENT

Property and equipment are stated at cost less accumulated depreciation and any accumulated impairment losses. Such costs include the cost of replacing parts that are eligible for capitalization when the cost of replacing the parts is incurred. Similarly, when each major inspection is performed, its cost is recognized in the carrying amount of the property and equipment as a replacement only if it is eligible for capitalization. The assets’ useful lives and depreciation methods are reviewed, and adjusted if appropriate, at each financial year-end.

Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets.

Milk cows	10 years
Plant and machinery	5 - 10 years
Structure and leasehold improvements	10 - 20 years
Mature seeds	20 years
Furniture and equipment	2.5 - 10 years
Motor vehicles	5 -10 years

An item of property and equipment is removed from the accounts upon disposal or when no future economic benefits are expected to arise from the continued use of the asset. Any gain or loss arising on disposal of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the item) is included in the consolidated statements of income in the period the item is disposed.

2.17	GOODWILL

Goodwill is an asset representing the fair economic benefits arising from other assets acquired in a business combination that are not individually identified and separately recognized. Goodwill is tested for impairment on an annual basis at the end of the company’s fiscal year, or when impairment indicators arise. The Company uses a fair-value-based approach to test for impairment at the level of each reporting unit. The Company directly acquired MEIJI which is engaged in Hu Plantation. As a result of this acquisition, the Company recorded goodwill in the amount of $724,940. This goodwill represents the fair value of the assets acquired in these acquisitions over the cost of the assets acquired.

2.18	PROPRIETARY TECHNOLOGIES

The Company has determined that technological feasibility is established at the time a working model of products is completed. A master license of stock feed manufacturing technology was acquired and the costs of acquisition are capitalized as proprietary technologies when technological feasibility has been established. Proprietary technologies are intangible assets of finite lives. Proprietary technologies are amortized using the straight line method over their estimated lives of 25 years. Management evaluates the recoverability of proprietary technologies on an annual basis of the end of the company’s fiscal year, or when impairment indicators arise. As required by ASC Topic 350 “Intangible – Goodwill and Other”, the Company uses a fair-value-based approach to test for impairment.

The accompanying notes are an integral part of these consolidated financial statements

F-13

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND DECEMBER 31, 2010

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

	2.19	CONSTRUCTION IN PROGRESS

Construction in progress represents direct costs of construction as well as acquisition and design fees incurred. Capitalization of these costs ceases and the construction in progress is transferred to property and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. No depreciation is provided until construction is completed and the asset is ready for its intended use.

	2.20	LAND USE RIGHTS

Land use rights represent acquisition of land use right rights of agriculture land from farmers and are amortized on the straight-line basis over their respective lease periods. The lease period of agriculture land is in the range from 30 years to 60 years. Land use rights purchase prices were determined in accordance with the 2007 PRC Government’s minimum lease payments of agriculture land and mutually agreed between the company and the vendors. No independent professional appraiser performed a valuation of land use rights at the balance sheetdates.

	2.21	CORPORATE JOINT VENTURE

A corporation formed, owned, and operated by two or more businesses (ventures) as a separate and discrete business or project (venture) for their mutual benefit is considered to be a corporate joint venture. Investee entities, in which the company can exercise significant influence, but not control, are accounted for under the equity method of accounting. Under the equity method of accounting, the company’s share of the earnings or losses of these companies is included in net income.

A loss in value of an investment that is other than a temporary decline is recognized as a charge to operations. Evidence of a loss in value might include, but would not necessarily be limited to absence of an ability to recover the carrying amount of the investment or inability of the investee to sustain an earnings capacity that would justify the carrying amount of the investment.

	2.22	VARIABLE INTEREST ENTITY

An entity (investee) in which the investor has obtained less than a majority-owned interest, according to the Financial Accounting Standards Board (FASB). A variable interest entity (VIE) is subject to consolidation if A VIE is an entity meeting one of the following three criteria as elaborated in ASC Topic 810-10, Consolidation.

(a) equity-at-risk is not sufficient to support the entity’s activities
(b) As a group, the equity-at-risk holders cannot control the entity; or
(c) The economics do not coincide with the voting interest

If a firm is the primary beneficiary of a VIE, the holdings must be disclosed on the balance sheet. The primary beneficiary is defined as the person or company with the majority of variable interests

	2.23	TREASURY STOCK

Treasury stock consists of a Company’s own stock which has been issued, are subsequently reacquired by the Company. Treasury stock does not reduce the number of shares issued but does reduce the number of shares oustanding. These shares are not eligible to receive cash dividends. Accounting for excesses and deficiencies on treasury stock transactions is governed by ASC 505-30-30.

State laws and federal agencies closely regulate transactions involving a company’s own capital stock, so the purchase of treasury shares must have a legitimate purpose. Some of the most common reasons for purchasing treasury shares are as follows:

The accompanying notes are an integral part of these consolidated financial statements

F-14

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND DECEMBER 31, 2010

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

	2.23	TREASURY STOCK (CONTINUED)

(i)	to meet additional stock needs for various reasons, including newly implemented stock optionplans, stock for convertible bonds or convertible preferred stock, or a stock dividend.
(ii)	to eliminate the ownerships interests of a stockholder.
(iii)	to increase the market price of the stock that returns capital to shareholders.
(iv)	to potentially increase earnings per share of the stock by decreasing the shares outstanding on the same earnings.
(v)	to make more shares available for a merger.

The cost method of accounting for treasury stock shares has been adopted by the Company. The purchase of treasury stock is treated as a temporary reduction in shareholders’ equity in view of the expectation to reissue the shares instead of retiring them. When the Company reissues the treasury shares, the temporary account is eliminated. The cost of treasury stock shares reacquired is charged to a contra account, in this case a contra equity account that reduces the stockholder equity balance.

2.24	INCOME TAXES

The Company accounts for income taxes under the provisions of ASC Topic 740 “Accounting for Income Taxes”. Under ASC Topic 740, deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and the tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

The provision for income tax is based on the results for the year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized.

Deferred income taxes are calculated at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets and liabilities are offset when they relate to income taxes levied by the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis.

ASC Topic 740 also prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken, or expected to be taken, in a tax return. ASC Topic 740 also provides guidance related to, among other things, classification, accounting for interest and penalties associated with tax positions, and disclosure requirements. Any interest and penalties accrued related to unrecognized tax benefits will be recorded in tax expense.

2.25	POLITICAL AND BUSINESS RISK

The Company’s operations are carried out in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC’s economy. The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America and Western Europe. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

The accompanying notes are an integral part of these consolidated financial statements

F-15

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND DECEMBER 31, 2010

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

	2.26	CONCENTRATION OF CREDIT RISK

Cash includes cash in banks and demand deposits in accounts maintained with licenced banks within the People’s Republic of China. Total cash in these financial institutions on December 31, 2011 and December 31, 2010 amounted to $1,379,837 and $3,525,224 of which no deposits are covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

Accounts receivable are derived from revenues earned from customers located primarily in the People’s Republic of China. The Company performs ongoing credit evaluations of customers and has not experienced any material losses to date.

The Company had 5 major customers whose revenue individually represented the following percentages of the Company’s total revenue:

	2011	2010

Customer A	29.03%	—
Customer B	13.96%	—
Customer C	13.87%	—
Customer D	8.24%	—
Customer E	6.68%	—
Customer F	—	21.39%
Customer G	—	17.00%
Customer H	—	16.80%
Customer I	—	12.81%
Customer J	—	0.33%
	71.78%	68.33%

The company had 5 major customers whose accounts receivable balance individually represented of the Company’s total accounts receivable as follows:

	2011	2010

Customer A	15.31%	—
Customer B	9.14%	16.85%
Customer C	8.60%	28.37%
Customer D	8.39%	—
Customer E	8.22%	—
Customer F	—	14.00%
Customer G	—	12.55%
Customer H	—	7.49%
	49.66%	79.26%

The accompanying notes are an integral part of these consolidated financial statements

F-16

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND DECEMBER 31, 2010

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

	2.27	IMPAIRMENT OF LONG-LIVED ASSETS AND INTANGIBLE ASSETS

In accordance with ASC 360, “Property, Plant and Equipment”, long-lived assets to be held and used are analyzed for impairment whenever events or changes in circumstances indicate that the related carrying amounts may not be recoverable. The Company reviews the carrying amount of its long-lived assets, including intangibles, for impairment, at the end of each fiscal year. An asset is considered impaired when estimated future cash flows are less than the carrying amount of the asset. In the event the carrying amount of such asset is considered not recoverable, the asset is adjusted to its fair value. Fair value is generally determined based on discounted future cash flow. As of December 31, 2011 and December 31, 2010, the Company determined no impairment charges were necessary.

	2.28	EARNINGS PER SHARE

As prescribed in ASC Topic 260 “Earnings per Share”, Basic Earnings per Share (“EPS”) is computed by As prescribed in ASC Topic 260 “Earning per Share”, Basic Earnings per Share (“EPS”) is computed by dividing net income available to common stockholders by the weighted average number of common stock shares outstanding during the year. Diluted EPS is computed by dividing net income available to common stockholders by the weighted-average number of common stock shares outstanding during the year plus potential dilutive instruments such as stock options and warrants. The effect of stock options on diluted EPS is determined through the application of the treasury stock method, whereby proceeds received by the Company based on assumed exercises are hypothetically used to repurchase the Company’s common stock at the average market price during the period.

For the years ended December 31, 2011 and 2010, basic earnings (loss) per share from continuing operations attributable to Sino Agro Food, Inc. and subsidiaries common stockholders amount to $0.26 and $(0.05), respectively. For the years ended December 31, 2011 and 2010, diluted earnings (loss) per share from continuing operations attributable to Sino Agro Food, Inc. and subsidiaries common stockholders amount to $0.23 and $(0.05), respectively.

For the years ended December 31, 2011 and 2010, basic earnings per share from continuing and discontinued operations attributable to Sino Agro Food, Inc. and subsidiaries common stockholders amount to $0.43 and $0.16, respectively. For the years ended December 31, 2011 and 2010, diluted earnings (loss) per share from continuing operations attributable to Sino Agro Food, Inc. and subsidiaries common stockholders amount to $0.39 and $0.14, respectively.

Foreign currency translation

The reporting currency of the Company is the U.S. dollars. The functional currency of the Company is the Chinese Renminbi (RMB).

For those entities whose functional currency is other than the U.S. dollars, all assets and liabilities are translated into U.S. dollars at the exchange rate on the balance sheet date; shareholders’ equity is translated at historical rates and items in the statements of income and of cash flows are translated at the average rate for the period.

Because cash flows are translated based on weighted average translation rate, amounts related to assets and liabilities reported in the statements of cash flows will not necessarily agree with the changes in the corresponding balances in the balance sheets. Translation adjustments resulting from this process are included in the accumulated other comprehensive income in the consolidated statements of equity.

Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the statements of income and comprehensive income as incurred.

The balance sheet amounts with the exception of equity as of December 31, 2011 and December 31, 2010 were translated at RMB6.30 to $1.00 and RMB6.62 to $1.00, respectively.

The average translation rates applied to the consolidated statements of income and comprehensive income and of cash flows for the years ended December 31, 2011 and December 31, 2010 were RMB6.33 to $1.00 and RMB6.73 to $1.00, respectively.

Non-GAAP financial measure can represent our actual U.S. dollars reported earning per share including foreign exchange gain net assets denominated in RMB as the underlying trend shows Chinese Renminbi appreciates steadily against United States dollars. As such, we measure diluted earning per share growth rate using comprehensive income divided by weighted average numbers of shares outstanding, and provide guidance on the comprehensive income per shares.

The accompanying notes are an integral part of these consolidated financial statements

F-17

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND DECEMBER 31, 2010

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

	2.28	EARNINGS PER SHARE (CONTINUED)

Foreign currency translation (Continued)

Below is a reconciliation of reported EPS to non - GAAP measure EPS for fiscal years 2011 and 2010:

	2011	2010

Consolidated results
Diluted net earnings per share (EPS)	$0.39	$0.14
Translational impact (a)	0.04	0.03
Non- GAAP measure EPS	$0.43	$0.17
Non- GAAP measure EPS growth rate (b)	153%	-
(a) Translation impact is the difference between reported EPS and using non-GAAP measure.
(b) Calculated as a percentage of growth from the prior year’s reported EPS.

2.29	ACCUMULATED OTHER COMPREHENSIVE INCOME

ASC Topic 220 “Comprehensive Income” establishes standards for reporting and displaying comprehensive income and its components in financial statements. Comprehensive income is defined as the change in stockholders’ equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. The comprehensive income for all periods presented includes both the reported net income and net change in cumulative translation adjustments.

2.30	RETIREMENT BENEFIT COSTS

PRC state managed retirement benefit programs are defined contribution plans and the payments to the plans are charged as expenses when employees have rendered service entitling them to the contribution.

2.31	STOCK-BASED COMPENSATION

The Company adopts both ASC Topic 718, “Compensation - Stock Compensation” and ASC Topic 505-50,”Equity-Based Payments to Non-Employees” using the fair value method in which an entity issues its equity instruments to acquire goods and services from employees and non-employees. Stock compensation for stock granted to non-employees has been determined in accordance with this accounting standard and the accounting standard regarding accounting for equity instruments that are issued to other than employees for acquiring, or in conjunction with selling goods or services, as the fair value of the consideration received or the fair value of equity instruments issued, whichever is more reliably measured. This accounting standard allows the”simplified” method to determine the term of employee options when other information is not available. Under ASC Topic 718 and ASC Topic 505-50, stock compensation expenses is measured at the grant date on the value of the option or restricted stock and is recognized as expenses, less expected forfeitures, over the requisite service period, which is generally the vesting period.

The accompanying notes are an integral part of these consolidated financial statements

F-18

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND DECEMBER 31, 2010

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

	2.32	FAIR value of financial INSTRUMENTS

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:-

		Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

		Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

		Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and accrued expenses, approximate their fair values because of the short maturity of these instruments.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value as of December 31, 2011 or December 31, 2010, nor gains or losses are reported in the statements of income and comprehensive income that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held as of the reporting date for the fiscal year ended December 31, 2011 or December 31, 2010.

	2.33	NEW ACCOUNTING PRONOUNCEMENTS

The Company does not expect any recent accounting pronouncements to have a material effect on the Company’s financial position, results of operations, or cash flows.

In January 2011, the FASB issued an Accounting Standard Update (ASU”) No, 2011-01, Receivables Topic 310): Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses, to be concurrent with the effective date of the guidance for determining what constitutes a troubled debt restructuring, as presented in proposed Accounting Standards Update, Receivables (Topic 310): Clarifications to Accounting for Troubled Debt Restructurings by Creditors. The amendments in this Update apply to all public-entity creditors that modify financing receivables within the scope of the disclosure requirements about troubled debt restructurings in Update 2010-20. Under the existing effective date in Update 2010-20, public-entity creditors would have provided disclosures about troubled debt restructurings for periods beginning on or after December 15, 2010. The amendments in this Update temporarily defer that effective date, enabling public-entity creditors to provide those disclosures after the Board clarifies the guidance for determining what constitutes a troubled debt restructuring. The deferral in this Update will result in more consistent disclosures about troubled debt restructurings. This amendment does not defer the effective date of the other disclosure requirements in Update 2010-20. In the proposed Update for determining what constitutes a troubled debt restructuring, the Board proposed that the clarifications would be effective for interim and annual periods ending after June 15, 2011. For the new disclosures about troubled debt restructurings in Update 2010-20, those clarifications would be applied retrospectively to the beginning of the fiscal year in which the proposal is adopted. The Company does not expect the adoption of ASU 2011-01 to have a significant impact on its consolidated financial statements.

The accompanying notes are an integral part of these consolidated financial statements

F-19

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND DECEMBER 31, 2010

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

	2.33	NEW ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In April 2011, the FASB issued ASU No. 2011-03, Transfers and Servicing (Topic 860): Reconsideration of Effective Control for Repurchase Agreements (ASU 2011-03), intended to improve financial reporting of repurchase agreements and refocus the assessment of effective control on a transferor’s contractual rights and obligations rather than practical ability to perform those rights and obligations. The guidance in ASU 2011-03 is effective for the first interim or annual period beginning on or after December 15, 2011. The Company does not expect the adoption of ASU 2011-03 to have a significant impact on its consolidated financial statements.

In May 2011, the FASB issued ASU No. 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs (ASU 2011-04). ASU 2011-04 represents the converged guidance of the FASB and the International Accounting Standards Board (IASB) on fair value measurement. A variety of measures are included in the update intended to either clarify existing fair value measurement requirements, change particular principles requirements for measuring fair value or for disclosing information about fair value measurements. For many of these requirements, the FASB does not intend to change the application of existing requirements under Accounting Standards Codification (ASC) Topic 820, Fair Value Measurements. ASU2011-04 is effective for interim and annual periods beginning after December 15, 2011 and early application is not permitted. The Company does not expect the adoption of ASU 2011-04 to have a significant impact on its consolidated financial statements.

In June 2011, the FASB issued ASU No. 2011-05, Presentation of Comprehensive Income (ASU 2011-05), intended to increase the prominence of items reported in other comprehensive income and to facilitate convergence of accounting guidance in this area with that of the IASB. The amendments require that all non-owner changes in stockholders’ equity be presented in a single continuous statement of comprehensive income or in two separate but consecutive statements. Amendments under ASU 2011-05 for public entities should be applied retrospectively for fiscal years, and interim periods within those years, beginning December 15, 2011. The Company does not expect the adoption of ASU 2011-05 to have a significant impact on its consolidated financial statements.

In July 2011, the FASB issued accounting guidance on disclosures about the credit quality of financing receivables and the allowance for credit losses. The guidance expands disclosures for the allowance for credit losses and financing receivables by requiring entities to disclose information at disaggregated levels. It also requires disclosure of credit quality indicators, past due information and modifications of financing receivables. The Company does not expect the adoption of this guidance to have a significant impact on its consolidated financial statements.

In September 2011, the FASB issued Intangibles – Goodwill and Other (Topic 350)– Testing Goodwill for Impairment (ASU No. 2011-08), which amends ASC 350 to first assess qualitative factors before performing the quantitative goodwill impairment testing. The ASU provides the option to first assess qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If the results of the qualitative analysis indicate it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, the quantitative two-step impairment test, which is required under current U.S. GAAP, would not be necessary. The ASU is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. The Company does not expect the adoption of ASU 2011-08 to have a significant impact on its consolidated financial statements.

The accompanying notes are an integral part of these consolidated financial statements

F-20

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND DECEMBER 31, 2010

3.	SEGMENT INFORMATION

The Company establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as business segments and major customers in financial statements. The Company operates in four principal reportable segments: Fishery Development Division, the HU Plantation Division, Cattle Farm Development and Organic Fertilizer, and Bread Grass Division and discontinued Dairy Production Division since January 1, 2011.

	2011
	Continuing operations					Discontinued operations
	Fishery Development Division	HU Plantation Division	Organic Fertilizer and Bread Grass Division	Cattle Farm Development Division	Corporate and others	Dairy Production Division	Total

Revenue	$26,422,125	$6,113,155	$15,184,702	$4,159,921	—	—	$51,879,903

Net income (loss)	$10,876,752	$2,950,339	$3,262,178	$1,466,290	$(2,864,527)	10,203,951	$25,894,983

Total assets	$37,030,261	$27,672,083	$54,353,901	$7,152,129	$25,632,504	—	$151,840,878

	2010
	Continuing operations					Discontinued operations
	Fishery Development Division	HU Plantation Division	Organic Fertilizer and Bread Grass Division	Cattle Farm Development Division	Corporate and others	Dairy Production Division	Total

Revenue	$4,163,833	$4,774,854	$1,980,079	—	—	$29,632,300	$40,551,066

Net income (loss)	$3,605,581	$2,081,642	$413,900	—	$(7,833,470)	$10,233,169	$8,500,822

Total assets	$17,685,816	$14,804,908	$4,359,809	—	$19,241,692	$51,675,685	$107,767,910

The accompanying notes are an integral part of these consolidated financial statements

F-21

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND DECEMBER 31, 2010

4.	INCOME TAXES

United States of America

SIAF was incorporated in the United States of America. SIAF has no trading operations in United States of America and no US corporate tax has been provided in the financial statements of SIAF.

China

Beginning January 1, 2008, the new Enterprise Income Tax (“EIT”) law replaced the existing laws for Domestic Enterprises (“DEs”) and Foreign Invested Enterprises (“FIEs”). The new standard EIT rate of 25% replaced the 33% rate applicable to both DEs and FIEs. Beginning January 1, 2008, China unified the corporate income tax rule on foreign invested enterprises and domestic enterprises. The unified corporate income tax rate is 25%.

Under new tax legislation in China beginning January 2008, the agriculture, dairy and fishery sectors are exempt from enterprise income taxes.

No EIT has been provided in the financial statements of CA, JHST, and SJAP since they are exempt from EIT for the years ended December 31, 2011 and December 31, 2010.

EIT has been provided in the financial statements of HSA at 25% for the income for the years ended December 31, 2011 and December 31, 2010 as it is not within the agriculture, dairy and fishery sectors.

Belize and Malaysia

CA, CS and CH are international business companies incorporated in Belize, and are exempted from corporation tax in Belize.

All sales invoices of CA were issued by its representative office in Malaysia and its trading and service activities are conducted in China. As the Malaysia tax law is imposed on a territorial basis and not on a worldwide basis, CA’s income is not subject to Malaysia corporation tax.

No Belize and Malaysia corporation tax have been provided in the financial statements of CA for the years ended December 31, 2011 and December 31, 2010.

Hong Kong

No Hong Kong profits tax has been provided in the financial statements of TRW, since they did not earn any assessable profits for the years ended December 31, 2011 and December 31, 2010.

Macau

No Macau Corporation tax has been provided in the financial statements of APWAM and MEIJI since they did not earn any assessable profits for the years ended December 31, 2011 and December 31, 2010.

Provision for income taxes is as follows:

	2011	2010

SIAF	$—	$—
CA, CS and CH	—	—
TRW	—	—
MEIJI and APWAM	—	—
JHST and SJAP	—	—
HSA	31	—
	$31	$—

The accompanying notes are an integral part of these consolidated financial statements

F-22

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND DECEMBER 31, 2010

5.	NET INCOME FROM DISCONTINUED OPERATIONS

On February 15, 2011 and on March 29, 2011, the Company entered the agreement and memorandum of understanding, respectively to sell a 100% equity interest in HYT group (including HYT and ZX) to Mr. Xin Ming Sun, a director of ZhongXingNong Nu Co., Ltd for $45,000,000 with the effective date of the sale of subsidiaries being January 1, 2011. Prior to sale of HYT group, the Dairy Production Division represented a separate business segment. The disposal group has been treated as discontinued operations in the financial statements of the Company. The post-tax result of the Dairy Production Division has been disclosed as a discontinued operation in the consolidated statements of income and comprehensive income. Sale proceeds of HYT and ZX were not subject to business tax of PRC and income tax of PRC and Macau.

(a)	Net income from discontinued operations

	Note	2011	2010

Revenue		$—	$29,632,300

Cost of goods sold		—	14,366,437

Gross profit		—	15,265,863

General and administrative expenses		—	(635,459)
Net income from operations		—	14,630,404

Interest expense		—	(354,140)
Net income before income taxes		—	14,276,264

Net income from sale of subsidiaries	(a)	10,203,951	—
Net income before income taxes		10,203,951	14,276,264
Provision for income taxes		—	—
Net income from discontinued operations		10,203,951	14,276,264
Less: Net income attributable to the non - controlling interest		—	(4,061,542)
Net income from discontinued operations attributable to the Sino Agro Food, Inc. and subsidiaries		$10,203,951	$10,214,722

5.	NET INCOME FROM DISCONTINUED OPERATIONS (CONTINUED)

(a)	Net Gain on sale of subsidiaries, HYT and ZX

	Note		2011

Consideration received and receivable	(b)		$45,000,000
Net assets of HYT and ZX group as of December 31, 2010 disposed	(c)	$47,985,152
Less: Non controlling interest of ZX as of December 31, 2010		(9,737,929)
			$38,247,223
			$6,752,777

Cumulative exchange gain in respect of net assets of subsidiaries reclassified from other comprehensive income to net gain on sale of subsidiaries			$3,451,174
Net gain on sale of subsidiaries, HYT and ZX			$10,203,951

(b)	Consideration received

2011

Consideration received in cash and cash equivalents	$10,526,095
Disposal proceeds receivable from sale of subsidiaries	34,473,905
Total consideration proceeds	$45,000,000

The accompanying notes are an integral part of these consolidated financial statements

F-23

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND DECEMBER 31, 2010

5.	NET INCOME FROM DISCONTINUED OPERATIONS (CONTINUED)

(c)	Analysis of consolidated assets and liabilities of subsidiaries, HYT and ZX as of December 31, 2010

December 31, 2010

ASSETS
Current assets
Cash and cash equivalents	$3,137,885
Inventories	7,495,794
Deposits and prepaid expenses	8,874,285
Accounts receivable, net of allowance for doubtful accounts	6,044,666
Other receivables	2,069,514
Total current assets	27,622,144
Property and equipment

Property and equipment, net of accumulated depreciation	14,612,953
Goodwill	11,275,060
Land use rights, net of accumulated amortization	9,441,158
Total property and equipment	35,329,171

Total assets	62,951,315

Less: LIABILITIES

Current liabilities
Accounts payable and accrued expenses	22,409
Other payables	11,167,319
Total current liabilities	11,189,728

Other liabilities
Long term debt	3,776,435

Total liabilities	14,966,163
Net assets of subsidiaries, HYT and ZX as of December 31, 2010 disposed of	$47,985,152

(d)	Net cash outflow on sale of subsidiaries, HYT and ZX

2011

Less: cash and cash equivalents balance disposed of	$(3,137,885)
Net cash outflow on sale of subsidiaries, HYT and ZX	$(3,137,885)

The accompanying notes are an integral part of these consolidated financial statements

F-24

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND DECEMBER 31, 2010

5.	NET INCOME FROM DISCONTINUED OPERATIONS (CONTINUED)

(e)	Detailed cash flow from discontinued operations

	Note	2011	2010

Cash flows from operating activities
Net income for the year		$10,203,951	$14,276,264

Adjustments to reconcile net income to net cash from operations:
Depreciation		—	535,337
Amortization		—	502,930
Net gain of sale of subsidiaries, HYT and ZX		(10,203,951)	—
Changes in operating assets and liabilities:
Increase in inventories		—	(4,657,236)
Increase in deposits and prepaid expenses		—	(828,418)
Increase in other payables		—	2,626,407
Decrease in accounts payable			(712,938)
Decrease in accounts receivable		—	1,894,675
Decrease in other receivables		—	(1,706,488)
Net cash provided by operating activities		—	11,930,533
Cash flows from investing activities
Net cash outflow on sale of subsidiaries, HYT and ZX	6(d)	(3,137,885)	—
Acquisition of property and equipment			(3,291,605)
Payment for acquisition of land use rights		—	(3,223,411)
Payment for construction in progress		—	(244,806)
Net cash used in investing activities		(3,137,885)	(6,759,822)
Cash flows from financing activities
Repayment of long and short term debts		—	(3,059,788)
Net cash used in financing activities		—	(3,059,788)
Effects on exchange rate changes on cash		—	(1,010,987)
Decrease in cash and cash equivalents		(3,137,885)	1,099,936
Cash and cash equivalents, beginning of year		3,137,885	2,037,949
Cash and cash equivalents, end of year		$—	$3,137,885

Supplementary disclosures of cash flow information:
Cash paid for interest		—	354,140

Cash paid for income taxes		—	—

Non - cash transactions

Disposal proceeds receivable of sale of subsidiaries, HYT and ZX		5,386,232	—

The accompanying notes are an integral part of these consolidated financial statements

F-25

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND DECEMBER 31, 2010

6.	DIVIDEND

On October 10, 2011, the Company declared a cash dividend of $0.01 share, to be paid on November 15, 2011 to the stockholders as of the close of business on October 30, 2011. As of October 30, 2011, the Company had 51,950,974 outstanding shares common stocks.

On August 23, 2010, the Company declared a cash dividend of $0.01 per share to the shareholders of record at the close of business on August 27, 2010. As of August 27, 2010, the Company had 56,780,043 shares of issued and outstanding common stock.

	2011	2010
	$	$

51,950,974 (2010: 56,780,043) outstanding shares of $0.01	$519,509	$567,800

7.	CASH AND CASH EQUIVALENTS

	2011	2010

Cash and bank balances	$1,387,908	$3,890,026

8.	INVENTORIES

As at December 31, 2011 inventories are as follows:

	2011	2010

Bread grass	$449,984	$54,096
Beef cattle	825,853	3,338,237
Organic fertilizer	807,689	56,593
Raw materials for bread grass and organic fertilizer	1,398,965	141,839
Raw materials for HU plantation	11,112	64,353
Immature seeds	842,312	801,596
Harvested HU plantation	—	199,234
Unharvested HU plantation	99,530	29,079
Forage for milk cows and consumable	—	4,228,100
	$4,435,445	$8,913,127

The accompanying notes are an integral part of these consolidated financial statements

F-26

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND DECEMBER 31, 2010

9.	DEPOSITS AND PREPAID EXPENSES

	2011	2010

Deposits for
- acquisition of land use rights	$4,453,665	$4,453,665
- inventory purchases	5,190,152	648,303
- lease agreement	—	2,129
- materials used for construction in progress	—	251,329
- aquaculture contract	3,085,164	—
Prepaid for employees and professional fees	2,139,057	—
Prepayments for purchases of milk cows, dairy farm and containers	—	8,874,285
	$14,868,038	$14,229,711

10.	ACCOUNTS RECEIVABLE

Aging analysis of accounts receivable is as follows:

	2011	2010

0 - 30 days	$20,061,598	$5,083,928
31 - 90 days	1,828,058	175,843
91 - 120 days	2,457,258	1,093,642
over 120 days and less than 1 year	3,185,000	6,450,358
over 1 year	5,936,718	8,459,044
	33,468,632	21,262,815
Less: amounts reclassified as long term accounts receivable	(5,936,718)	(8,459,044)
	$27,531,914	$12,803,771

11.	OTHER RECEIVABLE

	2011	2010

Temporary payment for potential investments	$656,092	$956,092
Due from employees	130,191	374,622
Due from third parties	8,902,588	2,636,966
	$9,688,871	$3,967,680

Due from employees and third parties are unsecured, interest free and without fixed term of repayment. Due from employees are the amounts advanced for handling business transactions on behalf of the Company.

The accompanying notes are an integral part of these consolidated financial statements

F-27

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND DECEMBER 31, 2010

12.	DUE FROM RELATED PARTIES

	2011	2010

Disposal proceeds receivable	$5,386,233	$—
Due from HYT	10,434,519	—
	$15,820,752	$—

Due from related parties are unsecured, interest free and without fixed term of repayment.

13.	PLANT AND EQUIPMENT

	2011	2010

Milk cows	—	$7,659,263
Plant and machinery	1,855,068	11,604,975
Structure and leasehold improvements	27,211	110,801
Mature seeds	503,663	498,824
Furniture and equipment	773,185	263,981
Motor vehicles	106,298	47,568
	3,265,425	20,185,412

Less: Accumulated depreciation	(597,660)	(3,029,630)
Net carrying amount	$2,667,765	$17,155,782

Depreciation expense was $220,810 and $1,225,551 for the years ended December 31, 2011 and December 31, 2010, respectively.

14.	CONSTRUCTION IN PROGRESS

	2011	2010

Construction in progress
- Oven room for production of dried flowers	$826,359	$479,559
- Office and warehouse	26,646	—
- Organic fertilizer and bread grass production plant	2,724,864	1,751,916
	$3,577,869	$2,231,475

The accompanying notes are an integral part of these consolidated financial statements

F-28

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND DECEMBER 31, 2010

15.	LAND USE RIGHTS

Private ownership of land is not permitted in the PRC. Instead, the Company has leased three lots of land. The cost of the first lot of land use rights acquired in 2007 was $6,194,505 which consisted of 1,985.06 acres in the Hebei Province and the leases expire in 2036, 2051, 2067 and 2077. The costs of the second lot of land use rights acquired in 2007 in the Guangdong Province, PRC was $6,408,289 and consists of 174.94 acres and the lease expires in 2067. The cost of the third lot of land use rights acquired in 2008 in the Guangdong Province, PRC was $764,128 which consists 33.68 acres and the lease expires in 2068. The cost of the fourth lot of land use rights acquired in 2010 in the Hebei Province, PRC was $3,223,411 which consists of 825.00 acres and the lease expires in 2066. The first lot of land use rights of original cost of $6,194,505 and the fourth lot of land use rights of original cost of $3,223,411 were disposed upon sale of a subsidiary of ZX. The cost of the fifth lot of land use rights acquired in 2011 was $7,042,831 which consisted of 57.58 acres in the Guangdong Province, PRC and the leases expire in 2037. The cost of the sixth lot of land use rights acquired in 2011 was $35.405,750 which consisted of 279.50 acres in the Hunan Province, PRC and the leases expire in 2061.

Land use rights are amortized on the straight-line basis over their respective lease periods. The lease period of agriculture land is 30 to 60 years.

	2011	2010

Cost	$57,845,573	$18,776,139

Less: Accumulated amortization	(1,338,103)	(1,946,729)

Net carrying amount	$56,507,470	$16,829,410

Amortization of land use rights was $732,946 and $609,804 for the years ended December 31, 2011 and December 31, 2010, respectively.

16.	PROPRIETARY TECHNOLOGIES

By an agreement dated November 12, 2008, TRW acquired a enzyme technology master license, registered under a China patent, for the manufacturing of livestock feed and bioorganic fertilizer and its related labels for $8,000,000.

	2011	2010
	$	$

Proprietary technologies	$8,000,000	$8,000,000
Less: Accumulated amortization	(1,022,325)	(712,117)
Net carrying amount	$6,977,675	$7,287,883

Amortization of proprietary technologies was $310,235 and $346,751 for the year ended December 31, 2011 and December 31, 2010, respectively. No impairments of proprietary technologies have been identified during the years ended December 31, 2011 and 2010.

The accompanying notes are an integral part of these consolidated financial statements

F-29

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND DECEMBER 31, 2010

17.	GOODWILL

Goodwill represents the fair value of the assets acquired in acquisitions over the cost of the assets acquired. It is stated at cost less accumulated impairment losses. Management tests goodwill for impairment on an annual basis or when impairment indicators arise. In these instances, the Company recognizes an impairment loss when it is probable that the estimated cash flows are less than the carrying value of the assets. To date, no such impairment loss has been recorded.

	2011	2010
	$	$

Goodwill from acquisition	724,940	38,444,099
Less: Accumulated impairment losses	—	(26,444,099)
Net carrying amount	724,940	12,000,000

18.	UNCONSOLIDATED EQUITY INVESTEE

On February 11, 2011. CA applied to form a corporate joint venture, Enping City Bi Tao A Power Prawn Culture Development Co. Limited (“EBTPCD”), incorporated in the People’s Republic of China. CA has the right to acquire up to a 75% equity interest in EBTPCD. EBTPCD has not commenced its business of prawn cultivation.

On February 28, 2011,TRW applied to form a corporate joint venture, Enping City Bi Tao A Power Fishery Development Co., Limited (“EBAPCD”), incorporated in the People’s Republic of China. TRW had 25% equity interest in EBAPCD. On November 17, 2011, TRW formed Jiang Men City A Power Fishery Development Co., Limited (“JFD”) with 25% equity interest and the Company withdrew its 25% equity interest in EBAPFD. As of December 31, 2011, the Company invested $1,258,607 in JFD and it has not commenced its business of the cultivation of fish.

On April 15th, 2011, MEIJI applied to form a corporate joint venture, Enping City A Power Cattle Farm Co., Limited (“ECF”), incorporated in the People’s Republic of China. MEIJI had 25% equity interest in ECF. As of December 31, 2011, the Company has not invested any amount in ECF and had not commenced its operations.

	2011	2010
	$	$

Investment in unconsolidated joint venture	1,258,607	—

The accompanying notes are an integral part of these consolidated financial statements

F-30

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND DECEMBER 31, 2010

19.	VARIABLE INTEREST ENTITY

On Septembter 28, 2009, APWAM acquired the PMH’s 45% equity interest in the Sino - Foreign joint venture company, Qinghai Sanjiang A Power Agriculture Co. Limited (“SJAP”), which was incorporated in the People’s Republic of China. As of December 31, 2011, the Company has invested $2,251,359 into this joint venture. SJAP has not commenced its business of the manufacturing of organic fertilizer, livestock feed, and beef cattle and plantation of crops and pastures. On December 31, 2011, the Company evaluated VIE testing results and concluded that the Company is the primary beneficiary of SJAP’s expected losses or residual returns and SJAP qualifies as a VIE of the Company. As result, the company had consolidated SJAP as a VIE of the Company, and the investment of $2,251,359 was eliminated in the consolidated financial statements.

Continuous assessment of its VIE relationship with SJAP

The Company may also have a controlling financial interest in an entity through an arrangement that does not involve voting interests, such as a variable interest entity (“VIE”). The Company evaluates entities deemed to be VIEs using a risk and rewards model to determine whether to consolidate. A VIE is an entity (1) that has total equity at risk that is not sufficient to finance its activities without additional subordinated financial support from other entities, (2) where the group of equity holders does not have the power to direct the activities of the entity that most significantly impact the entity’s economic performance, or the obligation to absorb the entity’s expected losses or the right to receive the entity’s expected residual returns, or both, or (3) where the voting rights of some investors are not proportional to their obligations to absorb the expected losses of the entity, their rights to receive the expected residual returns of the entity, or both, and substantially all of the entity’s activities either involve or are conducted on behalf of an investor that has disproportionately few voting rights.

The Company also quantitatively and qualitatively examined if SJAP is considered a VIE. Qualitative analyses considered the extent to which the nature of its variable interest exposed the Company to losses. For quantitative analyses, the Company also used internal cash flow models to determine if SJAP was a VIE and, if so, whether the Company was the primary beneficiary. The projection of these cash flows and probabilities thereof requires significant management judgment because of the inherent limitations that relate to the use of historical data for the projection of future events.

On December 31, 2011, the Company evaluated the above VIE testing results and concluded that the Company is the primary beneficiary of SJAP’s expected losses or residual returns and SJAP qualifies as a VIE of the Company.

The reasons for consolidating SJAP as a VIE are as follows:

•	Originally, the board of directors of Sanjiang A Power (SJAP) consisted of 7 members; 3 appointees from Qinghai Sanjiang (one of stockholder), 1 from Garwor (one of stockholder), and 3 from the Company such that the Company did not have majority interest represented in the board of directors of SJAP.

•	On May 7, 2010, Qinghai Sanjiang sold and transferred its equity interest in SJAP to Garwor. The aforesaid sale and transfer was approved by the State Administration for Industry And Commerce of Xining City Government of the People’s Republic of China.

Consequently Garwor and the Company agreed that the new board of directors of SJAP would consist of 3 members; 1 appointee from Garwor and 2 appointees from the Company, such that the Company now had a majority interest in the board of directors of SJAP. Also, and in accordance with the Company’s Sino Joint Venture Agreement, the financial officer of SJAP was appointed by SIAF’s management. As result, the financial statements of SJAP have been included in the consolidated financial statements of the Company.

20.	LICENCE RIGHTS

Pursuant to an agreement dated August 1, 2006 between Infinity Environmental Group Limited (“Infinity”) and the Company, the Company was granted an A Power Technology License with a condition that the Company required to pay the license fee covering 500 units of APM as performance payment to Infinity on or before July 31, 2008. This license allows the Company to develop, service, manage and supply A Power Technology Farms in the PRC using the A Power Technology, but subject to a condition that the Company is required to pay a license fee to Infinity once the Company sold the license to his customer. Under the said license, the Company has the right to authorize developers and/or joint venture partners to develop A Power Technology Farms in the PRC. Infinity is a company incorporated in Australia.

The accompanying notes are an integral part of these consolidated financial statements

F-31

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND DECEMBER 31, 2010

21.	OTHER PAYABLES

	2011	2010

Proprietary technologies payable	$—	$1,077,738
Land use rights payable	58,851	—
Due to third parties	10,794,449	—
Due to employees	1,114,848	—
Others	—	110,668
	$11,968,148	$1,188,406

Proprietary technologies were acquired from a third party and proprietary technologies payable represents the amount owed under that agreement. Due to third parties are unsecured, interest free and without fixed term of repayment. The amounts of $10,387,797 included in due to third parties are personal guaranteed by a director and be repaid within two years.

22.	DUE TO RELATED PARTIES

	2011	2010

Due to related parties	$867,413	$223,884

Due to related parties are unsecured, interest free and without fixed term of repayment.

The accompanying notes are an integral part of these consolidated financial statements

F-32

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND DECEMBER 31, 2010

23.	COSTS AND ESTIMATED EARNINGS IN EXCESS OF BILLINGS ON UNCOMPLETED CONTRACTS/ BILLINGS ON UNCOMPLETED CONTRACTS IN EXCESS OF COSTS AND ESTIMATED EARNINGS

	(i)	The net liabilities/(assets) position for contracts in progress consisted of the following at December 31, 2011 and December 31, 2010:

	2011	2010

Billings	$21,472,040	$—
Less: Costs	(9,136,685)	—
Estimated earnings	(10,829,340)	—
Billing in excess of costs and estimated earnings on uncompleted contract	$1,506,015	$—

(ii)

	2011	2010

Costs	$887,540	$—
Estimated earnings	1,974,204	—
Less: Billings	(2,405,640)	—
Costs and estimated earnings in excess of billings on uncompleted contract	$456,104	$—

(iii)

	2011	2010

Billings	$19,066,400	$—
Less: Costs	(8,249,145)	—
Estimated earnings	(8,855,136)	—
Billing in excess of costs and estimated earnings on uncompleted contract	$1,962,119	$—

24.	SHAREHOLDERS’ EQUITY

The Group’s share capital as at December 31, 2011 and December 31, 2010 shown on the consolidated balance sheet represents the aggregate nominal value of the share capital of the Company as at that date.

On March 23, 2010, the Company authorized 100 shares of Series A preferred stock at $0.001 par value. As of the same date, 100 shares of Series A preferred stock were issued at $1 per share for cash in the amount of $100.

During the year ended December 31, 2010,(i) 9,680,145 shares of common stock were issued for $10,445,084 at fair value ranging from $0.48 to $1.27 to settle debts due to third parties; (ii) 4,770,855 shares of common stock were issued for $3,915,436 at fair value ranging from $0.50 to $1.27 to settle debts due for proprietary technologies payable (iii) 5,190,002 shares of common stock were voluntarily cancelled by shareholders.

On March 22, 2010, the Company authorized 10,000,000 shares of Series B convertible preferred stock at $0.001 at par value. Series B convertible preferred stock is redeemable, the stockholders are not entitled to receive any dividend and voting rights but are entitled to rank senior over common stockholders on liquidation, and can convert to common stock on a one for one basis at any time. On June 26, 2010, 7,000,000 shares of common stock were cancelled and the Company issued 7,000,000 shares of Series B convertible preferred stock of $1 per share. The company has authorized 10,000,000 shares of Series B convertible preferred stock with 7,000,000 and 0 shares issued and outstanding as of March 31, 2011 and December 31, 2010, respectively.

The accompanying notes are an integral part of these consolidated financial statements

F-33

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND DECEMBER 31, 2010

24.	SHAREHOLDERS’ EQUITY (CONTINUED)

Series A preferred stock stockholders

(i) are not entitled to receive any dividend;

(ii) vote together with the shares of Common Stock of the Corporation as a single class and, regardless of the number of shares of Series A Preferred Stock outstanding and as long as at least one of such shares of Series A Preferred Stock is outstanding, shall represent eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of shareholders of the Corporation or action by written consent of shareholders. Each outstanding share of the Series A Preferred Stock shall represent its proportionate share of the 80%, which is allocated to the outstanding shares of Series A Preferred Stock.

(iii) are entitled to rank senior over common stockholders , other class or Series B convertible preferred stockholders on liquidation. The company has authorized 100 shares of Series A preferred stock with 100 and 0 shares issued and outstanding as of June 30, 2011 and December 31, 2010, respectively.

On May 4, 2010, the Company issued employees a total of 497,059 shares of common stock valued at fair value of $1.00 per share for $497,059 as stock based compensation. On October 30, 2010, the Company issued employees a total of 22,500 shares of common stock valued at fair value of $1.50 per share for $33,750 as stock based compensation. The Company recognized $530,809 of stock based compensation relating to these transactions.

During the year ended December 31, 2011,(i) the Company reacquired 1,000,000 shares of treasury stock for $1,250,000 at a price of $1.25 per share; (ii) the Company issued 15,619,397 shares of common stock for $12.499,902 at values ranging from $0.50 to $1.50 per share to settle debts due to third parties; (iii) the Company purchased 8,620,000 shares for $1,579,400 at prices ranging from $0.01 to $0.78 for cancellation;(iv) the Company issued employees a total of 2,760,729 shares of common stock valued at fair value of range from $0.895 per share to $1.01 per share for $$2,667,114; and (v) the Company issued 1,800,000 shares of common stock to certain company who provided consulting services for the benefit of the Company at $0.895 per share for $1,620,000.

The company has common stock 67,034,262 and 55,474,136 shares issued and outstanding as of December 31, 2011 and December 31, 2010, respectively.

25.	BANK BORROWINGS

There are no provisions in the group’s bank borrowings that would accelerate repayment of debt as a result of a change in credit ratings or a material adverse change in the group’s business.

Name of bank	Interest rate	Term	Security	Amount
				2011	2010

Agricultural Development Bank of China	6.75%	4/29/2007-4/28/2012	Corporate guarantee by third party	$ -	$ 3,776,435

The accompanying notes are an integral part of these consolidated financial statements

F-34

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND DECEMBER 31, 2010

26.	OBLIGATION UNDER OPERATING LEASES

The Company leases (i) 2,178 square feet of agriculture land space used for office, currently with a monthly rent of $479 in Enping City, Guangdong Province, PRC, and the lease expires on March 31, 2014; (ii) 2,300square feet of office premise in Guangzhou City, Guangdong Province, PRC, currently with a monthly rent of $4,238 and the lease expires on October 15, 2012; and (iii) 1,507squarefeet of residential premise space used for office and living quarters currently with a monthly rent of $479 in Linli County, Hunan Province, PRC, and the lease expires on April 22, 2012.

Lease expense was $64,256 and $57,439 for the years ended December 31, 2011 and 2010, respectively.

The future minimum lease payments at December 31, 2011, are as follows:

2011

Year ended December 31,2012	$56,364
Year ended December 31,2013	5,160
Year ended December 31,2014	5,160
Thereafter	—
$66,684

27.	STOCK BASED COMPENSATION

On May 4, 2010, the Company issued employees a total of 497,059 shares of common stock valued at fair value of $1.00 per share for $497,059 value as stock based compensation. On October 30, 2010, the Company issued employees a total of 22,500 shares of common stock valued at fair value of $1.50 per share for $33,750 as stock based compensation. The Company recognized $530,809 of stock based compensation during the year ended December 31, 2010.

On July 1, 2011 and July 11, 2011, the Company issued employees a total of 2,760,729 shares of common stock valued at fair value of range from $0.895 per share to $1.00 per share for services rendered to the Company. On July 11, 2011, the Company issued 1,800,000 shares of common stock to a company to provide consulting services for the benefit of the Company. The fair value of the common stock issued was determined by using the trading price of the Company’s common stock on the date of issuance of $0.895 per share.

The Company calculated stock based compensation of $4,278,114 and recognized $2,139,057 for the year ended December 31, 2011. As of December 31, 2011, the deferred compensation balance was $2,139,057, and the deferred compensation balance of $2,139,057 was to be amortized over 6 months beginning on January 1, 2012.

28.	CONTINGENCIES

As of December 31, 2011 and December 31, 2010, the Company did not have any pending claims, charges, or litigation that it expects would have a material adverse effect on its consolidated balance sheets, consolidated statements of operations and other comprehensive income or cash flows.

29.	GAIN (LOSS) ON EXTINGUISHMENT OF DEBTS

The Company entered several agreements with third parties to settle debts by issuance of the Company’s common stock. The shares issued by the Company were valued at the trading price of the stock on the date the shares were issued. Any deficit (excess) of the fair value of the shares over the carrying cost of the debt has been reported as a gain (loss) on the extinguishment of debts of $987,518 and ($6,077,230) has been credited (charged) to operations for the years ended December 31, 2011 and 2010, respectively.

The accompanying notes are an integral part of these consolidated financial statements

F-35

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND DECEMBER 31, 2010

30.	RELATED PARTY TRANSACTIONS

In addition to the transactions and balances as disclosed elsewhere in these consolidated financial statements, during the year, the Company had the following significant related party transactions:-

Name of related party	Nature of transactions

Xiang Jun Fang, director of the Company and Jiang Men City Hang Sing Tai Agriculture Development Co Ltd, subsidiary of the Company	Included in due to related parties, due to Mr. Xiang Jun Fang is $1,413 and $0 as of December 31, 2011 and December 31, 2010 respectively. The amounts are unsecured, interest free and have no fixed term of repayment.

Yue Xiong He, director of the Company and Jiang Men City Hang Sing Tai Agriculture Development Co Ltd, subsidiary of the Company

Included in due to related parties, due to Mr. Yue Xiong He is $800,000 and $0 as of December 31, 2011 and December 31, 2010 respectively. The amounts are unsecured, interest free and have no fixed term of repayment.

Mr. Xi Ming Sun, director of ZhongXingNong Nu Co., Ltd

During the year ended December 31, 2011, the Company sold its 100% equity interest in HYT group (including HYT and ZX) for $45,000,000.

Included in due from related parties, due from Mr. Xi Ming Sun is $5,386,233 and $0 as of December 31, 2011 and December 31, 2010 respectively. The amount is unsecured, interest free and has a fixed term of repayment.

Included in due to related parties, due to Mr. Xi Ming Sun is $0 and $213,223 as of December 31, 2011 and December 31, 2010 respectively. The amount is unsecured, interest free and has no fixed term of repayment.

Jiang Men City A Power Fishery Development Co., Limited (previously known as Enping Bi Tao A Power Fishery Development Co., Ltd), equity investee

During the year ended December 31, 2011, the Company entered into a fishery farm contract with Jiang Men City A Power Fishery Development Co., Limited (previously known as Enping Bi Tao A Power Fishery Development Co., Ltd) with a contract value of $5,906,956 and recognized income of $3,181,774.

Billings in excess costs and estimated earnings on uncompleted contract, due to Jiang Men City A Power Fishery Development Co., Limited is $1,484,320 and $0 as of December 31, 2011 and December 31, 2010, respectively. The amount is unsecured, interest free and has no fixed term of repayment.

Enping City A Power Cattle Farm Co., Limited, equity investee

During the year ended December 31, 2011, the Company entered into a cattle farm contract with Enping Bi Tao A Power Cattle Farm Co., Ltd (under application) with a contract value of $4,418,464 and recognized income of $1,651,808.

Billings in excess costs and estimated earnings on uncompleted contract, due to Enping Bi Tao A Power Cattle Farm Co., Ltd (under application) is $251,964 and $0 as of December 31, 2011 and December 31, 2010, respectively. The amount is unsecured, interest free and has no fixed term of repayment.

Mr. YiLin Zhao, director of Qinghua Sanjiang A Power Agriculture Co., Ltd	Included in due to related parties, due to Mr. YiLin Zhao is $0 and $10,661 as of December 31, 2011 and December 31, 2010 respectively. The amounts are unsecured, interest free and have no fixed term of repayment.

The accompanying notes are an integral part of these consolidated financial statements

F-36

SINO AGRO FOOD, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND DECEMBER 31, 2010

30.	RELATED PARTY TRANSACTIONS (CONTINUED)

Name of related party	Nature of transactions

Enping City Bi Tao A Power Prawn Culture Development Co. Limited, equity investee

During the year ended December 31, 2011, the Company entered into a prawn farm contract with Enping Bi Tao A Power Cattle Farm Co., Ltd (under application) with a contract value of $8,740,980 and recognized income of $4,021,554.

Billings in excess costs and estimated earnings on uncompleted contract, due to Enping City Bi Tao A Power Prawn Culture Development Co. Limited (under application) is $225,835 and $0 as of December 31, 2011 and December 31, 2010, respectively. The amount is unsecured, interest free and has no fixed term of repayment.

Capital Adventures, Inc. owned by Messrs. Solomon Lee Yip Kun, Tan Paoy Teik and Chen Bor Hann	During the year ended December 31, 2011, the Company purchased 7,000,000 shares of the Company from Capital Adventure, Inc. for $396,400.

Shenghua Company owned by Mr. Chen Hua, stockholder of Hunan Shenghua A Power Agriculture Co., Limited

Included in due to related parties, due to Shenghua Company is $66,000 and $0 as of December 31, 2011 and December 31, 2010 respectively. The amount is unsecured, interest free and has fixed term of repayment.

Mr. Solomon Yip Kun Lee, Chairman	Included in due to a director, due to Mr. Solomon Yip Kun Lee is $289,764 and $926,196 as of December, 31, 2011 and December 31, 2010 respectively. The amounts are unsecured, interest free and have no fixed term of repayment.

Hang Yu Tai Investment Limited controlled by Mr. Xi Ming Sun	Included in due from related parties, due from Hang Yu Tai Investment Limited is $10,434,519 and $0 as December 31, 2011 and December 31, 2010, respectively. The amounts are unsecured, interest free and have no fixed term of repayment.

The accompanying notes are an integral part of these consolidated financial statements

SINO AGRO FOOD, INC. AND SUBSIDIARIES

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012

INDEX TO QUARTERLY FINANCIAL REPORT

PAGE

CONSOLIDATED BALANCE SHEETS	F-39

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME	F-40

CONSOLIDATED STATEMENTS OF CASH FLOWS	F-41

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	F-42 - F-75

F-38

SINO AGRO FOOD, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30, 2012	December 31, 2011
	(Unaudited)	(Audited)
	$	$

ASSETS
Current assets
Cash and cash equivalents	$5,411,583	$1,387,908
Inventories	15,702,905	4,435,445
Cost and estimated earnings in excess of billings on uncompleted contracts	2,429,907	456,104
Deposits and prepaid expenses	31,260,184	14,868,838
Accounts receivable, net of allowance for doubtful accounts	59,880,431	27,531,915
Due from related parties	12,820,752	15,820,752
Other receivables	7,932,944	9,688,871
Total current assets	135,438,706	74,189,833
Property and equipment
Property and equipment, net of accumulated depreciation	8,003,872	2,667,765
Construction in progress	10,410,966	3,577,869
Land use rights, net of accumulated amortization	54,945,220	56,507,470
Total property and equipment	73,360,058	62,753,104
Other assets
Goodwill	724,940	724,940
Proprietary technologies, net of accumulated amortization	8,213,501	6,977,675
Long term accounts receivable	-	5,936,718
License rights	1	1
Unconsolidated equity investee	-	1,258,607
Total other assets	8,938,442	14,897,941
Total assets	$217,737,206	$151,840,878
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$3,284,693	$1,202,104
Billings in excess of costs and estimated earnings on uncompleted contracts	5,198,425	1,962,119
Due to a director	1,029,974	289,764
Dividends payable	3,146,987	155,957
Other payables	11,502,538	11,968,148
Due to related parties	-	867,413
Short term bank loan	1,577,038	-
	25,739,655	16,445,505
Commitments and contingencies	-	-
Stockholders' equity
Preferred stock: $0.001 par value	-	-
(10,000,000 shares authorized, 7,000,100 shares issued and outstanding as of September 30, 2012 and December 31, 2011, respectively)
Series A preferred stock: $0.001 par value	-	-
(100 shares designated, 100 shares issued and outstanding
as of September 30, 2012 and December 31, 2011, respectively)
Series B convertible preferred stock: $0.001 par value)	7,000	7,000
(10,000,000 shares designated, 7,000,000 shares issued and outstanding)
as of September 30, 2012 and December 31, 2011, respectively)
Series F Non-convertible preferred stock: $0.001 par value)	-	-
(1,000,000 shares designated, 0 shares issued and outstanding)
as of September 30, 2012 and December 31, 2011, respectively)
Common stock: $0.001 par value	91,931	67,034
(100,000,000 shares authorized, 91,931,287 and 67,034,262 shares issued and oustanding as of September 30, 2012 and December 31, 2011, respectively)
Additional paid - in capital	86,354,021	72,794,902
Retained earnings	85,956,571	50,395,444
Accumulated other comprehensive income	3,503,608	3,446,838
Treasury stock	(1,250,000)	(1,250,000)
Total Sino Agro Food, Inc. and subsidiaries stockholders' equity	174,663,131	125,461,218
Non - controlling interest	17,334,420	9,934,155
Total stockholders' equity	191,997,551	135,395,373
Total liabilities and stockholders' equity	$217,737,206	$151,840,878

F-39

SINO AGRO FOOD, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

	Three months	Three months	Nine months	Nine months
	ended	ended	ended	ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	$	$	$	$
Continuing operations
Revenue	48,350,688	20,700,466	89,678,991	30,527,367
Cost of goods sold	22,597,854	10,995,486	42,354,317	15,067,749
Gross profit	25,752,834	9,704,980	47,324,674	15,459,618
General and administrative expenses	(1,317,759)	(1,708,236)	(6,275,758)	(2,949,948)
Net income from operations	24,435,075	7,996,744	41,048,916	12,509,670
Other income (expenses)
Government grant	3,312	-	82,164	-
Other income	127,551	91,289	564,749	109,905
Gain (loss) of extinguishment of debts	641,831	49,265	1,459,343	631,691
Interest expenses	(5,630)	-	(5,630)	-
Net other income (expenses)	767,064	140,554	2,100,626	741,596
Net income before income taxes	25,202,139	8,137,298	43,149,542	13,251,266
Provision for income taxes	-	-	-	-
Net income (loss) from continuing operations	25,202,139	8,137,298	43,149,542	13,251,266
Less: Net (income) loss attributable to the non - controlling interest	(2,476,834)	(1,863,825)	(4,462,754)	(3,055,402)
Net income (loss) from continuing operations attributable to the Sino Agro Food, Inc. and subsidiaries	22,725,305	6,273,473	38,686,788	10,195,864
Discontinued operations
Net income from discontinued operations	-	-	-	10,203,951
Less: Net income attributable to the non - controlling interest	-	-	-	-
Net income from discontinued operations attributable to the Sino Agro Food, Inc. and subsidiaries	-	-	-	10,203,951
Net income (loss) attributable to the Sino Agro Food, Inc. and subsidiaries	22,725,305	6,273,473	38,686,788	20,399,815
Other comprehensive income (loss)
Foreign currency translation gain (loss)	(545,616)	477,072	1,095	3,329,282
Comprehensive income (loss)	22,179,689	6,750,545	38,687,883	23,729,097
Less: other comprehensive (income) loss attributable to the non - controlling interest	186,885	(185,214)	55,675	(580,930)
Comprehensive income (loss) attributable to the Sino Agro Food, Inc. and subsidiaries	22,366,574	6,565,331	38,743,558	23,148,167
Dividend	3,125,661	-	3,125,661	-
Earnings (loss) per share attributable to Sino Agro Food, Inc. and subsidiaries common stockholders:
From continuing and discontinued operations
Basic	$0.27	$0.11	$0.51	$0.34
Diluted	$0.25	$0.10	$0.47	$0.31
Earnings (loss) per share attributable to Sino Agro Food, Inc. and subsidiaries common stockholders:
From continuing operations
Basic	$0.27	$0.11	$0.51	$0.17
Diluted	$0.25	$0.10	$0.47	$0.15
Weighted average number of shares outstanding:
Basic	84,475,977	57,889,347	75,676,204	59,542,620
Diluted	91,475,977	64,889,347	82,676,204	66,542,620

F-40

SINO AGRO FOOD, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

	Nine months ended	Nine months ended
	September 30, 2012	September 30, 2011
	(Unaudited)	(Unaudited)

Cash flows from operating activities
Net income (loss) from continuing operations	$38,686,788	$13,251,266
Adjustments to reconcile net income (loss) from continuing operations to net cash from operations:
Depreciation	320,519	139,251
Amortization	1,826,424	692,835
Common stock issued for services	2,139,057	1,069,529
Gain on extinguishment of debts	(1,459,343)	(631,691)
Changes in operating assets and liabilities:
Increase in inventories	(7,458,736)	(529,144)
Increase in cost and estimated earnings in excess of billings on uncompleted contacts	(1,973,803)	(23,752)
Increase in deposits and prepaid expenses	(18,172,533)	(2,268,224)
Increase in due to a director	13,966,356	1,018,321
Increase in accounts payable and accrued expenses	852,493	767,466
Increase in other payables	850,877	18,643,702
Increase in accounts receivable	(26,411,798)	(16,018,426)
Increase in billings in excess of costs and estimated earnings on uncompleted contracts	3,236,306	3,150,035
Decrease in amount due to related parties	(867,413)	-
Decrease in amount due from related parties	3,000,000	-
Decrease (increase) in other receivables	1,755,926	(14,951,249)
Net cash provided by operating activities	10,291,120	4,309,919
Cash flows from investing activities
Purchases of property and equipment	(2,527,245)	(233,320)
Acquisition of proprietary technologies	(1,500,000)	-
Investment in unconsolidated corporate joint venture	-	(698,855)
Business combination of a subsidiary	(2,499,184)	-
Payment for construction in progress	(2,317,082)	(624,026)
Net cash used in investing activities	(8,843,511)	(1,556,201)
Cash flows from financing activities
Short term bank loan raised	1,577,038	-
Non - controlling interest contribution	2,993,186	-
Dividends paid	(134,631)	(3,905)
Net cash provided by (used in) financing activities	4,435,593	(3,905)
Net cash provided by continuing operations	5,883,202	2,749,813
Cash flows from discontinued operations
Net cash provided by operating activities	-	-
Net cash used in investing activities	-	(3,137,885)
Net cash provided by financing activities	-	-
Net cash used in discontinued operations	-	(3,137,885)
Effects on exchange rate changes on cash	(1,859,527)	(1,979,445)
Increase (decrease) in cash and cash equivalents	4,023,675	(2,367,517)
Cash and cash equivalents, beginning of period	1,387,908	3,890,026
Cash and cash equivalents, end of period	5,411,583	1,522,509
Less: cash and cash equivalents at the end of the period - discontinued operation	-	-
Cash and cash equivalents at the end of the period - continuing operations	$5,411,583	$1,522,509
Supplementary disclosures of cash flow information:
Cash paid for interest	$5,630	-
Cash paid for income taxes	-	-
Non - cash transactions
Common stock issued for settlement of debts	$14,683,489	$4,550,369
Common stock issued for services and compensation	$357,870	$4,278,114
Common stock acquired for cancellation	$-	$(820,000)
Common stock issued	$-	$780,000
Disposal proceeds receivable of sale of subsidiaries , HYT and ZX	$2,386,233	$17,935,905
Land use rights payable due to related parties	$-	$25,469,078
Transfer construction in progress to property and equipment	$4,478,667	$-
Acquisition of treasury stock	$-	$1,250,000

F-41

SINO AGRO FOOD, INC.

NOTE TO CONSOLIDATED FINANCIAL STATEMENTS

1.	CORPORATE INFORMATION

Sino Agro Food, Inc. (the “Company” or “SIAF”) (formerly known as Volcanic Gold, Inc. and A Power Agro Agriculture Development, Inc.) was incorporated on October 1, 1974 in the State of Nevada.

The Company was engaged in the mining and exploration business but ceased its mining and exploring business on October 14, 2005. On August 24, 2007, the Company entered into a Merger and Acquisition Agreement with Capital Award Inc., a Belize corporation (“CA”) and its subsidiaries Capital Stage Inc. (“CS”) and Capital Hero Inc. (“CH”). Effective the same date, CA completed a reverse merger transaction with SIAF. SIAF acquired all the outstanding common stock of CA from Capital Adventure, a shareholder of CA, for 32,000,000 shares of the Company’s common stock.

On August 24, 2007 the Company changed its name from Volcanic Gold, Inc. to A Power Agro Agriculture Development, Inc. On December 8, 2007, the Company changed its name to Sino Agro Food, Inc.

On September 5, 2007, the Company acquired three existing businesses in the People’s Republic of China (the “PRC”):

(a)	Hang Yu Tai Investment Limited (“HYT”), a company incorporated in Macau, the owner of a 78% equity interest in ZhongXingNongMu Ltd (“ZX”), a company incorporated in the PRC;

(b)	Tri-way Industries Limited (“TRW”), a company incorporated in Hong Kong;

(c)	Macau Eiji Company Limited (“MEIJI”), a company incorporated in Macau, the owner of 75% equity interest in Enping City Juntang Town Hang Sing Tai Agriculture Co. Ltd. (“HST”), a PRC corporate Sino-Foreign joint venture. HST was dissolved in 2010.

On November 27, 2007, MEIJI and HST established a corporate Sino - Foreign joint venture, Jiang Men City Heng Sheng Tai Agriculture Development Co. Ltd. (“JHST”), a company incorporated in the PRC with MEIJI owning a 75% interest and HST owning a 25% interest.

On November 26, 2008, SIAF established Pretty Mountain Holdings Limited (“PMH”), a company incorporated in Hong Kong with an 80% equity interest. On May 25, 2009, PMH formed a corporate Sino-Foreign joint venture, Qinghai Sanjiang A Power Agriculture Co. Ltd. (“SJAP”), incorporated in the PRC, of which PMH owns a 45% equity interest. At the time, the remaining 55% equity interest in SJAP was owned by the following entities:

•	Qinghai Province Sanjiang Group Company Limited (English translation) (“Qinghai Sanjiang”), a company owned by the PRC with major business activities in the agriculture industry; and

•	Guangzhou City Garwor Company Limited (English translation) (“Garwor”), a private limited company incorporated in the PRC, specializing in sales and marketing.

SJAP is engaged in the business of manufacturing bio-organic fertilizer, livestock feed and development of other agriculture projects in the County of Huangyuan, in the vicinity of the Xining City, Qinghai Province, PRC.

In September 2009, the Company carried out an internal reorganization of its corporate structure and business, and formed a 100% owned subsidiary, A Power Agro Agriculture Development (Macau) Limited (“APWAM”), which was formed in Macau. APWAM then acquired PMH’s 45% equity interest in SJAP. By virtue of the acquisition, APWAM assumed all obligations and liabilities of PMH under the Sino Foreign Joint Venture Agreement. On May 7, 2010, Qinghai Sanjiang sold and transferred its equity interest in SJAP to Garwor. The State Administration for Industry and Commerce of Xining City Government of the PRC approved the sale and transfer. As a result, APWAM owned 45% of SJAP and Garwor owned the remaining 55%. This remains the case as of the date of this quarterly report (the “Report”).

On September 9, 2010, an application was submitted by the Company to the Companies Registry of Hong Kong for deregistration of PMH under Section 291AA of the Hong Kong Companies Ordinance. On January 28, 2011, PMH was dissolved.

On February 15, 2011 and on March 29, 2011, the Company entered into an agreement and memorandum of understanding (MOU), respectively, to sell 100% equity interest in HYT group (including HYT and ZX)to Mr. Xin Ming Sun, a director of ZhongXingNong Nu Co., Ltd for $45,000,000, with an effective date of January 1, 2011.

F-42

SINO AGRO FOOD, INC.

NOTE TO CONSOLIDATED FINANCIAL STATEMENTS

1.	CORPORATE INFORMATION (CONTINUED)

The Company applied to form Enping City Bi Tao A Power Prawn Culture Development Co. Limited (“EBAPCD”), in which the Company would indirectly own a 25% equity interest on February 28, 2011.

On February 28, 2011, TRW applied to form a corporate joint venture, Enping City Bi Tao A Power Fishery Development Co., Limited (“EBAPFD”), incorporated in the PRC. TRW owned a 25% equity interest in EBAPFD. On November 17, 2011, TRW formed Jiang Men City A Power Fishery Development Co., Limited (“JFD”) in which it acquired a 25% equity interest, while withdrawing its 25% equity interest in EBAPFD. As of December 31, 2011, the Company had invested $1,258,607 in JFD. JFD operates an indoor fish farm. On January 1, 2012, the Company acquired an additional 25% equity interest in JFD for total cash consideration of $1,662,365. On April 1, 2012, the Company acquired an additional 25% equity interest in JFD for the amount of $1,702,580. The Company presently owns a 75% equity interest in JFD and controls its board of directors. As of September 30, 2012, the Company had consolidated the assets and operations of JFD.

On April 15, 2011, MEIJI applied to form Enping City A Power Cattle Farm Co., Limited (“ECF”), all of which the Company would indirectly own a 25% equity interest in on November 17, 2011. On September 13, 2012 MEIJI formed Jiang Men City Hang Mei Cattle Farm Development Co., Limited (“JHMC”) in which it owns 75% equity interest with investment of $3,636,326, while withdrawing its 25% equity interest in ECF. As of September 30, 2012, the Company had consolidated the assets and operations of JHMC.

On July 18, 2011, the Company formed Hunan Shenghua A Power Agriculture Co., Limited (“HSA”), in which the Company owns a 26% equity interest, and SJAP owns a 50% equity interest with the Chinese partner owning the remaining 24%.

The Company’s principal executive office is located at Room 3901, 39th Floor, Block A, China Shine Plaza, No. 9 Lin He Xi Road, Tianhe District, Guangzhou City, Guangdong Province, PRC, 510610.

The nature of the operations and principal activities of the Company and its subsidiaries are described in Note 2.2.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

2.1	FISCAL YEAR

The Company has adopted December 31 as its fiscal year end.

F-43

SINO AGRO FOOD, INC.

NOTE TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.2	REPORTING ENTITY

The accompanying consolidated financial statements include the following entities:

Name of subsidiaries	Place of incorporation	Percentage of interest	Principal activities

Capital Award Inc. ("CA")	Belize	100% (12.31.2011: 100%) directly	Fishery development and holder of A-Power Technology master license.

Capital Stage Inc. ("CS")	Belize	100% (12.31.2011: 100%) indirectly	Dormant

Capital Hero Inc. ("CH")	Belize	100% (12.31.2011: 100%) indirectly	Dormant

Tri-way Industries Limited ("TRW")	Hong Kong, PRC	100% (12.31.2011: 100%) directly	Investment holding, holder of enzyme technology master license for manufacturing of livestock feed and bio-organic fertilizer and has not commenced its planned business of fish farm operations.

Macau Eiji Company Limited ("MEIJI")	Macau, PRC	100% (12.31.2011: 100%) directly	Investment holding

Jiang Men City Heng Sheng Tai Agriculture Development Co. Ltd ("JHST")	PRC	75% (12.31.2011: 75%) directly	Hylocereus Undatus Plantation ("HU Plantation"). The Company has not commenced beef business.

A Power Agro Agriculture Development (Macau) Limited ("APWAM")	Macau, PRC	100% (12.31.2011: 100%) directly	Investment holding

Jiang Men City A Power Fishery Development Co., Limited ("JFD")	PRC	75% indirectly treated as subsidiary (12.31.2011: 25% indirectly and treated as unconsolidated equity interest)	Fish cultivation

Jiangman Hang Mei Cattle Farm Development Co., Limited ("JHMC") Formerly known as Enping City A Power Cattle Farm Co., Limited ("ECF")	PRC	75% (12.31.2011: 25% indirectly	Beef cattle cultivation

Hunan Shenghua A Power Agriculture Co., Limited ("HSA")	PRC	26% directly and 50% indirectly (12.31.2011: 26% directly and 50% indirectly)	Manufacturing of organic fertilizer,livestock feed, and beef cattle and sheep cultivation, and plantation of crops and pastures

Name of variable interest entity	Place of incorporation	Percentage of interest	Principal activities
Qinghai Sanjiang A Power Agriculture Co., Ltd ("SJAP")	PRC	45% (12.31.2011: 45%) indirectly	Manufacturing of organic fertilizer,livestock feed, and beef cattle and plantation of crops and pastures

Name of unconsolidated equity investee	Place of incorporation	Percentage of interest	Principal activities

Enping City Bi Tao A Power Prawn Culture Development Co., Limited ("EBAPCD") (pending approval)	PRC	25% (12.31.2011: 25% indirectly)	Prawn cultivation

F-44

SINO AGRO FOOD, INC.

NOTE TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.3	BASIS OF PRESENTATION

The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

Interim results are not necessarily indicative of results for a full year. The information included in this interim report should be read in conjunction with the information included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2011.

2.4	BASIS OF CONSOLIDATION

The consolidated financial statements include the financial statements of the Company, its subsidiaries CA, CS, CH, TRW, MEIJI, HJST, ZX, HYT, PMH, JFD, JHMC, HSA and APWAM and its variable interest entity SJAP. All material inter-company transactions and balances have been eliminated in consolidation. HYT and ZX were no longer recognized as subsidiaries as of January 1, 2011 and PMH was dissolved on January 28, 2011.

2.5	BUSINESS COMBINATION

The Company adopted the accounting pronouncements relating to business combination (primarily contained in ASC Topic 805 “Business Combinations”), including assets acquired and liabilities assumed on arising from contingencies. These pronouncements established principles and requirement for how the acquirer of a business recognizes and measures in its financial statements he identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquisition as well as provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. In addition, these pronouncements eliminate the distinction between contractual and non-contractual contingencies, including the initial recognition and measurement criteria and require an acquirer to develop a systematic and rational basis for subsequently measuring and accounting for acquired contingencies depending on their nature. The Company’s adoption of these pronouncements will have an impact on the manner in which it accounts for any future acquisitions.

2.6	NON - CONTROLLING INTEREST IN CONSOLIDATED FINANCIAL STATEMENTS

The Company adopted the accounting pronouncement on non-controlling interests in consolidated financial statements, which establishes accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. This guidance is primarily contained in ASC Topic “Consolidation.” It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated financial statements. The adoption of this standard has not had material impact on the Company’s consolidated financial statements.

2.7	USE OF ESTIMATES

The preparation of consolidated financial statements in conformity with US GAAP requires management to make assumptions and estimates that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods covered thereby. Actual results could differ from these estimates. Judgments and estimates of uncertainties are required in applying the Company’s accounting policies in certain areas. The following are some of the areas requiring significant judgments and estimates: determinations of the useful lives of assets, estimates of allowances for doubtful accounts, cash flow and valuation assumptions in performing asset impairment tests of long-lived assets, estimates of the realization of deferred tax assets and inventory reserves.

F-45

SINO AGRO FOOD, INC.

NOTE TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.8	REVENUE RECOGNITION

The Company’s revenue recognition policies are in compliance with ASC 605. Sales revenue is recognized when all of the following have occurred: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the price is fixed or determinable, and (iv) the ability to collect is reasonably assured. These criteria are generally satisfied at the time of shipment when risk of loss and title passes to the customer.

License fee income is recognized on the accrual basis in accordance with the agreements.

Government grants are recognized when (i) the Company has substantially accomplished what must be done pursuant to the terms of the grant that are established by the local government; and (ii) the Company receives notification from the local government that the Company has satisfied all of the requirements to receive the government grants; and (iii) the amounts are received.

Revenues from the Company's fishery development services contracts are performed under fixed-price contracts. Revenues under long-term contracts are accounted for under the percentage-of-completion method of accounting in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 605, Revenue Recognition (“ASC 605”). Under the percentage-of-completion method, the Company estimates profit as the difference between total estimated revenue and total estimated cost of a contract and recognizes that profit over the contract term. The percentage of costs incurred determines the amount of revenue to be recognized. Payment terms are generally defined by the installation contract and as a result may not match the timing of the costs incurred by the Company and the related recognition of revenue. Such differences are recorded as either costs or estimated earnings in excess of billings on uncompleted contracts or billings in excess of costs and estimated earnings on uncompleted contracts. The Company determines a customer’s credit worthiness at the time an order is accepted. Sudden and unexpected changes in a customer’s financial condition could put recoverability at risk.

The percentage of completion method requires the ability to estimate several factors, including the ability of the customer to meet its obligations under the contract, including the payment of amounts when due. If the Company determines that collectability is not assured, the Company will defer revenue recognition and use methods of accounting for the contract such as the completed contract method until such time as the Company determines that collectability is reasonably assured or through the completion of the project.

For fixed-price contracts, the Company uses the ratio of costs incurred to date on the contract to management's estimate of the contract's total costs, to determine the percentage of completion on each contract. This method is used as management considers expended costs to be the best available measure of progression of these contracts. Contract costs include all direct material, subcontract and labor costs and those indirect costs related to contract performance, such as supplies, tool repairs and depreciation. The Company accounts for maintenance and repair services under the guidance of ASC 605 as the services provided relate to construction work. Contract costs incurred to date and expected total contract costs are continuously monitored during the term of the contract. Changes in job performance, job conditions, and estimated profitability arising from contract penalty, change orders and final contract settlements may result in revisions to the estimated profit ability during the contract. These changes, which include contracts with estimated costs in excess of estimated revenues, are recognized as contract costs in the period in which the revisions are determined. Profit incentives are included in revenues when their realization is reasonably assured. At the point the Company anticipates a loss on a contract, the Company estimates the ultimate loss through completion and recognizes that loss in the period in which the loss was identified.

The Company’s fishery development consultancy services revenues are recognized when the relevant services are rendered to a buyer.

The Company does not provide warranties to customers on a basis customary to the industry, however, customers can claim warranty directly from product manufacturers for defects in equipment or products. Historically, the Company has experienced no warranty claims.

F-46

SINO AGRO FOOD, INC.

NOTE TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.9	COST OF GOODS SOLD

Cost of goods sold consists primarily of direct purchase cost of merchandise goods, and related levies.

2.10	SHIPPING AND HANDLING

Shipping and handling costs related to cost of goods sold are included in general and administrative expenses which totaled $75,333, $0, $77,478 and $0 for the three months and the nine months ended September30, 2012 and 2011, respectively.

2.11	ADVERTISING

Advertising costs are included in general and administrative expenses, which totaled $0, $0, $3,167and $0 for the three months and the nine months ended September 30, 2012and 2011, respectively.

2.12	FOREIGN CURRENCY TRANSLATION AND OTHER COMPREHENSIVE INCOME

The reporting currency of the Company is the U.S. dollar. The functional currency of the Company is the Chinese Renminbi (RMB).

For those entities whose functional currency is other than the U.S. dollar, all assets and liabilities are translated into U.S. dollars at the exchange rate on the balance sheet date; shareholders’ equity is translated at historical rates and items in the statements of income and of cash flows are translated at the average rate for the period. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported in the statements of cash flows will not necessarily agree with changes in the corresponding balances in the balance sheets. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statements of shareholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the statements of income and comprehensive income, as incurred.

Accumulated other comprehensive income in the consolidated statement of shareholders’ equity amounted to $3,503,608 as of September 30, 2012 and $3,446,838 as of December 31, 2011. The balance sheet amounts with the exception of equity as of September 30, 2012 and December 31, 2011 were translated using an exchange rate of RMB 6.34 to $1.00 and RMB 6.30 to $1.00, respectively. The average translation rates applied to the statements of income and comprehensive income and of cash flows for the nine months ended September 30, 2012 and September 30, 2011 were RMB 6.33 to $1.00 and RMB 6.51 to $1.00, respectively.

2.13	CASH AND CASH EQUIVALENTS

The Company considers all highly liquid securities with original maturities of three months or less when acquired to be cash equivalents. Cash and cash equivalents kept with financial institutions in the PRC are not insured or otherwise protected. Should any of those institutions holding the Company’s cash become insolvent, or should the Company become unable to withdraw funds for any reason, the Company could lose the cash on deposit with that institution.

2.14	ACCOUNTS RECEIVABLE

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Reserves are recorded primarily on a specific identification basis.

The standard credit period for most of the Company’s clients is three months. The collection period over 1 year is classified as long-term accounts receivable. Management evaluates the collectability of the receivables at least quarterly. Provision for doubtful accounts as of September 30, 2012 and December 31, 2011 are $0.

F-47

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.15	INVENTORIES

Inventories are valued at the lower of cost (determined on a weighted average basis) and net realizable value.

Costs incurred in bringing each product to its location and conditions are accounted for as follows:

(a)	raw materials – purchase cost on a weighted average basis;

(b)	manufactured finished goods and work-in-progress – cost of direct materials and labor and a proportion of manufacturing overhead based on normal operation capacity but excluding borrowing costs; and

(c)	retail and wholesale merchandise finished goods – purchase cost on a weighted average basis.

Net realizable value is the estimated selling price in the ordinary course of business, less estimated costs fof completion and the estimated costs necessary to make the sale.

2.16	PROPERTY AND EQUIPMENT

Property and equipment are stated at cost less accumulated depreciation and any accumulated impairment losses. Such costs include the cost of replacing parts that are eligible for capitalization when the cost of replacing the parts is incurred. Similarly, when each major inspection is performed, its cost is recognized in the carrying amount of the property and equipment as a replacement only if it is eligible for capitalization. The assets’ residual values, useful lives and depreciation methods are reviewed, and adjusted if appropriate, at each financial year end.

Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets.

Plant and machinery	5 - 10 years
Structure and leasehold improvements	10 - 20 years
Mature seeds	20 years
Furniture and equipment	2.5 - 10 years
Motor vehicles	5 -10 years

An item of property and equipment is removed from the accounts upon disposal or when no future economic benefits are expected to arise from the continued use of the asset. Any gain or loss arising on disposal of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the item) is included in the consolidated statements of income in the period the item is disposed.

2.17	GOODWILL

Goodwill is an asset representing the fair economic benefits arising from other assets acquired in a business combination that are not individually identified or separately recognized. Goodwill is tested for impairment on an annual basis at the end of the Company’s fiscal year, or when impairment indicators arise. The Company uses a fair-value-based approach to test for impairment at the level of each reporting unit. The Company directly acquired MEIJI, which is the holding company of JHST that operates the Hu Plantation. As a result of this acquisition, the Company recorded goodwill in the amount of $724,940. This goodwill represents the fair value of the assets acquired in these acquisitions over the cost of the assets acquired.

F-48

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.18	PROPRIETARY TECHNOLOGIES

A master license of stock feed manufacturing technology was acquired and the costs of acquisition are capitalized as proprietary technologies when technological feasibility has been established. Stock feed manufacturing technology is amortized using the straight-line method over its estimated life of 20 years.

An aromatic cattle-feeding formula was acquired and the costs of acquisition are capitalized as proprietary technologies when technological feasibility has been established. Stock feed manufacturing technology is amortized using the straight-line method over its estimated life of 25 years.

The Company has determined that technological feasibility is established at the time a working model of products is completed. Proprietary technologies are intangible assets of finite lives. Management evaluates the recoverability of proprietary technologies on an annual basis at the end of the Company’s fiscal year, or when impairment indicators arise. As required by ASC Topic 350 “Intangible – Goodwill and Other”, the Company uses a fair-value-based approach to test for impairment.

2.19	CONSTRUCTION IN PROGRESS

Construction in progress represents direct costs of construction as well as acquisition and design fees incurred. Capitalization of these costs ceases and the construction in progress is transferred to property and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. No depreciation is provided until construction is completed and the asset is ready for its intended use.

2.20	LAND USE RIGHTS

Land use rights represent acquisition of rights to agricultural land from farmers and are amortized on the straight-line basis over their respective lease periods. The lease period of agricultural land is in the range from 30 to 60 years. Land use rights purchase prices were determined in accordance with the 2007 PRC Government’s minimum lease payments on agricultural land and mutually agreed to terms between the Company and the vendors.

2.21	CORPORATE JOINT VENTURE

A corporation formed, owned, and operated by two or more businesses as a separate and discrete business or project (venture) for their mutual benefit is considered to be a corporate joint venture. Investee entities, in which the Company can exercise significant influence, but not control, are accounted for under the equity method of accounting. Under the equity method of accounting, the Company’s share of the earnings or losses of these companies is included in net income.

A loss in value of an investment that is other than a temporary decline is recognized as a charge to operations. Evidence of a loss in value might include, but would not necessarily be limited to, the absence of an ability to recover the carrying amount of the investment or inability of the investee to sustain an earnings capacity that would justify the carrying amount of the investment.

2.22	VARIABLE INTEREST ENTITY

A variable interest entity (“VIE”) is an entity (investee) in which the investor has obtained less than a majority interest, according to the Financial Accounting Standards Board (FASB). A VIE is subject to consolidation if a VIE meets one of the following three criteria as elaborated in ASC Topic 810-10, Consolidation:

(a)	equity-at-risk is not sufficient to support the entity's activities;

(b)	as a group, the equity-at-risk holders cannot control the entity; or

(c)	the economics do not coincide with the voting interest

If a firm is the primary beneficiary of a VIE, the holdings must be disclosed on the balance sheet. The primary beneficiary is defined as the person or company with the majority of variable interests. A corporation formed, owned, and operated by two or more businesses (ventures) as a separate and discrete business or project (venture) for their mutual benefit is defined as a joint venture.

F-49

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.23	TREASURY STOCK

Treasury stock means shares of a corporation’s own stock that have been issued and subsequently reacquired by the corporation. Converting outstanding shares to treasury shares does not reduce the number of shares issued but does reduce the number of shares outstanding. These shares are not eligible to receive dividends. Accounting for excesses and deficiencies on treasury stock transactions is governed by ASC 505-30-30.

State laws and federal agencies closely regulate transactions involving a company’s own capital stock, so the purchase of outstanding shares must have a legitimate purpose. Some of the most common reasons for purchasing outstanding shares are as follows:

(a)	to meet additional stock needs for various reasons, including newly implemented stock option plans, stock for convertible bonds or convertible preferred stock, or a stock dividend.

(b)	to make more shares available for acquisitions of other entities.

The cost method of accounting for treasury shares has been adopted by the Company. The purchase of outstanding shares and thus converting them into treasury shares is treated as a temporary reduction in shareholders’ equity in view of the expectation to reissue the shares instead of retiring them. When the Company reissues the treasury shares, the temporary account is eliminated. The cost of acquiring outstanding shares for converting into treasury shares is charged to a contra account, in this case a contra equity account that reduces the stockholder equity balance.

2.24	INCOME TAXES

The Company accounts for income taxes under the provisions of ASC Topic 740 “Accounting for Income Taxes.” Under ASC Topic 740, deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and the tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

The provision for income tax is based on the results for the year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized.

Deferred income taxes are calculated at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets and liabilities are offset when they relate to income taxes levied by the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis.

ASC Topic 740 also prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken, or for one expected to be taken, in a tax return. ASC Topic 740 also provides guidance related to, among other things, classification, accounting for interest and penalties associated with tax positions, and disclosure requirements. Any interest and penalties accrued related to unrecognized tax benefits will be recorded as tax expense.

2.25	POLITICAL AND BUSINESS RISK

The Company's operations are carried out in the PRC. Accordingly, the political, economic and legal environment in the PRC may influence the Company’s business, financial condition and results of operations by the general state of the PRC's economy. The Company's operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America and Western Europe. The Company's results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

F-50

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.26	CONCENTRATION OF CREDIT RISK

Cash includes cash at banks and demand deposits in accounts maintained with banks within the PRC. Total cash in these banks on September 30, 2012 and December 31, 2011 amounted to $ 4,686,589 and $1,379,837, respectively, none of which is covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks to its cash in bank accounts.

Accounts receivable are derived from revenue earned from customers located primarily in the PRC. The Company performs ongoing credit evaluations of customers and has not experienced any material losses to date.

The Company had 5 major customers whose revenue individually represented the following percentages of the Company’s total revenue:

	Three months	Three months	Nine months	Nine months
	ended	ended	ended	ended
	September 30,	September 30,	September 30,	September 30,
	2012	2011	2012	2011

Customer A	30.37%	-	29.16%	-
Customer B	19.85%	27.79%	23.64%	31.57%
Customer C	13.17%	-	11.16%	-
Customer D	11.04%	11.01%	8.26%	7.63%
Customer E	6.23%	-	8.79%	-
Customer F	-	14.91%	-	10.78%
Customer G	-	9.85%	-	8.33%
Customer H	-	7.50%	-	-
Customer I	-	6.29%	-	8.34%
	80.66%	77.35%	81.01%	66.65%

The Company had 5 major customers whose accounts receivable balance individually represented the following percentages of the Company’s total accounts receivable:

	September 30, 2012	December 31, 2011

Customer A	17.70%	15.31%
Customer B	15.74%	-
Customer C	11.01%	8.22%
Customer D	10.53%	-
Customer E	10.35%	8.39%
Customer F	-	-
Customer G	-	9.14%
Customer H	-	8.60%
	65.33%	49.66%

F-51

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.27	IMPAIRMENT OF LONG-LIVED ASSETS AND INTANGIBLE ASSETS

In accordance with ASC Topic 360, “Property, Plant and Equipment,” long-lived assets to be held and used are analyzed for impairment whenever events or changes in circumstances indicate that the related carrying amounts may not be recoverable. The Company reviews the carrying amount of its long-lived assets, including intangibles, for impairment, each reporting period. An asset is considered impaired when estimated future cash flows are less than the carrying amount of the asset. In the event the carrying amount of such asset is considered not recoverable, the asset is adjusted to its fair value. Fair value is generally determined based on discounted future cash flow. As of September 30, 2012 and December 31, 2011, the Company determined no impairment charges were necessary.

2.28	EARNINGS PER SHARE

As prescribed in ASC Topic 260 “Earnings per Share,” Basic Earnings per Share (“EPS”) is computed by dividing net income available to common stockholders by the weighted average number of common stock shares outstanding during the year. Diluted EPS is computed by dividing net income available to common stockholders by the weighted-average number of common stock shares outstanding during the year plus potential dilutive instruments such as stock options and warrants. The effect of stock options on diluted EPS is determined through the application of the treasury stock method, whereby proceeds received by the Company based on assumed exercises are hypothetically used to repurchase the Company’s common stock at the average market price during the period.

For the three months ended September 30, 2012 and 2011, basic earnings per share from continuing and discontinued operations attributable to the Company’s common stockholders amounted to $0.27 and $0.11, respectively. For the three months ended September 30, 2012 and 2011, diluted earnings per share from continuing and discontinued operations attributable to the Company’s common stockholders amounted to $0.25 and $0.10, respectively.

For the three months ended September 30, 2012 and 2011, basic earnings per share from continuing operations attributable to the Company’s common stockholders amounted to $0.27 and $0.11, respectively. For the three months ended September 30, 2012 and 2011, diluted earnings per share from continuing operations attributable to the Company’s common stockholders amounted to $0.25 and $0.10, respectively.

For the nine months ended September 30, 2012 and 2011, basic earnings per share from continuing and discontinued operations attributable to Sino Agro Food, Inc. and subsidiaries common stockholders amount to $0.51 and $0.34, respectively. For the nine months ended September 30, 2012 and 2011, diluted earnings per share from continuing and discontinued operations attributable to Sino Agro Food, Inc. and its subsidiaries’ common stockholders amounted to $0.47 and $0.31, respectively.

For the nine months ended September 30, 2012 and 2011, basic earnings per share from continuing operations attributable to Sino Agro Food, Inc. and subsidiaries common stockholders amount to $0.51 and $0.17, respectively. For the nine months ended September 30, 2012 and 2011, diluted earnings per share from continuing operations attributable to Sino Agro Food, Inc. and its subsidiaries’ common stockholders amounted to $0.47 and $0.15, respectively.

2.29	ACCUMULATED OTHER COMPREHENSIVE INCOME

ASC Topic 220 “Comprehensive Income” establishes standards for reporting and displaying comprehensive income and its components in financial statements. Comprehensive income is defined as the change in stockholders’ equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. The comprehensive income for all periods presented includes both the reported net income and net change in cumulative translation adjustments.

2.30	RETIREMENT BENEFIT COSTS

PRC state managed retirement benefit programs are defined contribution plans and the payments to the plans are charged as expenses when employees have rendered service entitling them to the contribution made by the employer.

F-52

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.31	STOCK-BASED COMPENSATION

The Company has adopted both ASC Topic 718, “Compensation - Stock Compensation” and ASC Topic 505-50, “Equity-Based Payments to Non- Employees” using the fair value method in which an entity issues its equity instruments to acquire goods and services from employees and non-employees. Stock compensation for stock granted to non-employees has been determined in accordance with this accounting standard and the accounting standard regarding accounting for equity instruments that are issued to other than employees for acquiring, or in conjunction with selling goods or services, as the fair value of the consideration received or the fair value of equity instruments issued, whichever is more reliably measured. This accounting standard allows the “simplified” method to determine the term of employee options when other information is not available. Under ASC Topic 718 and ASC Topic 505-50, stock compensation expenses is measured at the grant date on the value of the option or restricted stock and is recognized as expenses, less expected forfeitures, over the requisite service period, which is generally the vesting period.

2.32	FAIR value of financial INSTRUMENTS

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value under U.S. GAAP, and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy, which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and accrued expenses, approximate their fair values because of the short maturity of these instruments. The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at September 30, 2012 or December 31, 2011, nor gains or losses are reported in the statements of income and comprehensive income that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the fiscal period ended September 30, 2012 or September 30, 2011.

F-53

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED

2.33	NEW ACCOUNTING PRONOUNCEMENTS

The Company does not expect any recent accounting pronouncements to have a material effect on the Company’s financial position, results of operations, or cash flows.

In January 2011, the FASB issued an Accounting Standard Update (“ASU”) No. 2011-01, Receivables Topic 310): Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses, to be concurrent with the effective date of the guidance for determining what constitutes a troubled debt restructuring, as presented in proposed ASU, Receivables (Topic 310): Clarifications to Accounting for Troubled Debt Restructurings by Creditors. The amendments in this Update apply to all public-entity creditors that modify financing receivables within the scope of the disclosure requirements about troubled debt restructurings in Update 2010-20. Under the existing effective date in Update 2010-20, public-entity creditors would have provided disclosures about troubled debt restructurings for periods beginning on or after December 15, 2010. The amendments in this Update temporarily defer that effective date, enabling public-entity creditors to provide those disclosures after the Board clarifies the guidance for determining what constitutes a troubled debt restructuring. The deferral in this Update will result in more consistent disclosures about troubled debt restructurings. This amendment does not defer the effective date of the other disclosure requirements in Update2010-20. In the proposed Update for determining what constitutes a troubled debt restructuring, the Board proposed that the clarifications would be effective for interim and annual periods ending after June 15, 2011. For the new disclosures about troubled debt restructurings in Update 2010-20, those clarifications would be applied retrospectively to the beginning of the fiscal year in which the proposal is adopted. The Company does not expect the adoption of ASU 2011-01 to have a significant impact on its consolidated financial statements.

In April 2011, the FASB issued ASU No. 2011-03, Transfers and Servicing (Topic 860): Reconsideration of Effective Control for Repurchase Agreements (ASU 2011-03), intended to improve financial reporting of repurchase agreements and refocus the assessment of effective control on a transferor’s contractual rights and obligations rather than practical ability to perform those rights and obligations. The guidance in ASU 2011-03 is effective for the first interim or annual period beginning on or after December 15, 2011.The Company does not expect the adoption of ASU 2011-03to have a significant impact on its consolidated financial statements.

In May 2011, the FASB issued ASU No. 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs (ASU 2011-04). ASU 2011-04 represents the converged (IASB) on fair value measurement. A variety of measures are included in the update intended to either clarify existing fair value measurement requirements, change particular principles requirements for measuring fair value or for disclosing information about fair value measurements. For many of these requirements, the FASB does not intend to change the application of existing requirements under Accounting Standards Codification (ASC) Topic 820, Fair Value Measurements. ASU2011-04 is effective for interim and annual periods beginning after December 15, 2011 and early application is not permitted. The Company does not expect the adoption of ASU 2011-04 to have a significant impact on its consolidated financial statements.

In June 2011, the FASB issued ASU No. 2011-05, Presentation of Comprehensive Income (ASU 2011-05), intended to increase the prominence of items reported in other comprehensive income and to facilitate convergence of accounting guidance in this area with that of the IASB. The amendments require that all non-owner changes in stockholders’ equity be presented in a single continuous statement of comprehensive income or in two separate but consecutive statements. Amendments under ASU 2011-05 for public entities should be applied retrospectively for fiscal years, and interim periods within those years, beginning December 15, 2011. The Company does not expect the adoption of ASU 2011-05 to have a significant impact on its consolidated financial statements.

In July 2011, the FASB issued accounting guidance on disclosures about the credit quality of financing receivables and the allowance for credit losses. The guidance expands disclosures for the allowance for credit losses and financing receivables by requiring entities to disclose information at disaggregated levels. It also requires disclosure of credit quality indicators, past due information and modifications of financing receivables. The Company does not expect the adoption of this guidance to have a significant impact on its consolidated financial statements.

F-54

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

2.33	NEW ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In September 2011, the FASB issued Intangibles – Goodwill and Other (Topic 350)– Testing Goodwill for Impairment (ASU No. 2011-08), which amends ASC 350 to first assess qualitative factors before performing the quantitative goodwill impairment testing. The ASU provides the option to first assess qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If the results of the qualitative analysis indicate it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, the quantitative two-step impairment test, which is required under current U.S.GAAP, would not be necessary. The ASU is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. The Company does not expect the adoption of ASU 2011-08 to have a significant impact on its consolidated financial statements.

In December 2011, the FASB issued ASU No. 2011-11, Topic 210 - Balance Sheet: Disclosures about Offsetting Assets and Liabilities (“ASU 2011-11”).ASU 2011-11 requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. ASU 2011-11 will be effective for fiscal years beginning on or after January 1, 2013, with retrospective application for all comparable periods presented. The Company does not expect the adoption of this guidance to have a material effect on the Company’s consolidated financial statements.

In July 2012, the FASB issued Accounting Standards Update ASU 2012-02, the amendments to ASC 350, Intangibles—Goodwill and Other: Testing Indefinite-Lived Intangible Assets for Impairment (“ASU 2012-02”). The amendments apply to all entities, both public and nonpublic, that have indefinite-lived intangible assets, other than goodwill, reported in their financial statements. In accordance with the amendments an entity has the option first to assess qualitative factors to determine whether the existence of events and circumstances indicates that it is more likely than not that the indefinite-lived intangible asset is impaired. If, after assessing the totality of events and circumstances, an entity concludes that it is not more likely than not that the indefinite-lived intangible asset is impaired, then the entity is not required to take further action. However, if an entity concludes otherwise, then it is required to determine the fair value of the indefinite-lived intangible asset and perform the quantitative impairment test by comparing the fair value with the carrying amount in accordance with Subtopic 350-30. An entity also has the option to bypass the qualitative assessment for any indefinite-lived intangible asset in any period and proceed directly to performing the quantitative impairment test. An entity will be able to resume performing the qualitative assessment in any subsequent period. The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012, and early adoption is permitted. The Company will apply these amendments for reporting periods beginning after December 31, 2012. The Company does not expect the adoption of the amendments to have a material impact on the Company's financial statements.

F-55

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.	SEGMENT INFORMATION

The Company establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as business segments and major customers in financial statements. The Company operates in four principal reportable segments: Fishery Development Division, the HU Plantation Division, the Organic Fertilizer and Bread Grass Division, the Cattle Development Division and the Corporate Division. The Company and discontinued its Dairy Production Division effective January 1, 2011.

For the three months ended September 30, 2012
	Continuing operations					Discontinued operations
	Fishery Development Division	HU Plantation Division	Organic Fertilizer and Bread Grass Division	Cattle Farm Development Division	Corporate and others	Dairy Production Division	Total

Revenue	$27,088,699	$7,236,186	$5,496,650	$8,529,153	$-	$-	$48,350,688

Net income (loss)	$11,830,875	$4,320,995	$1,267,065	$5,154,959	$151,411	$-	$22,725,305

Total assets	$25,975,865	$31,370,316	$73,208,017	$19,847,979	$67,335,029	$-	$217,737,206

For the three months ended September 30, 2011
	Continuing operations					Discontinued operations
	Fishery Development Division	HU Plantation Division	Organic Fertilizer and Bread Grass Division	Cattle Farm Development Division	Corporate and others	Dairy Production Division	Total

Revenue	$10,789,890	$3,240,399	$4,592,078	$2,078,099	$-	$-	$20,700,466

Net income (loss)	$3,724,359	1,764,726	$1,015,818	$1,091,074	($1,322,604)	$-	$6,273,373

Total assets	$29,093,904	$26,039,074	$13,086,816	$6,780,853	$75,222,029	$-	$150,222,676

F-56

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.	SEGMENT INFORMATION (CONTINUED)

For the nine months ended September 30, 2012
	Continuing operations					Discontinued operations
	Fishery Development Division	HU Plantation Division	Organic Fertilizer and Bread Grass Division	Cattle Farm Development Division	Corporate and others	Dairy Production Division	Total

Revenue	$53,983,072	$9,318,049	$15,125,291	$11,252,579	$-	$-	$89,678,991

Net income (loss)	$25,423,347	$5,411,573	$2,302,083	$6,341,554	$(791,769)	$-	$38,686,788

Total assets	$25,975,865	$31,370,316	$73,208,017	$19,847,979	$67,335,029	$-	$217,737,206

For the nine months ended September 30, 2011
	Continuing operations					Discontinued operations
	Fishery Development Division	HU Plantation Division	Organic Fertilizer and Bread Grass Division	Cattle Farm Development Division	Corporate and others	Dairy Production Division	Total

Revenue	$14,905,109	$4,462,640	$8,126,943	$3,032,675	$-	$-	$30,527,367

Net income (loss)	$6,190,049	2,318,151	$1,839,163	$1,364,432	$(1,515,931)	$10,203,951	$20,399,815

Total assets	$29,093,904	$26,039,074	$13,086,816	$6,780,853	$75,222,029	$-	$150,222,676

F-57

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4.	INCOME TAXES

United States of America

The Company was incorporated in the State of Nevada, in the United States of America. The Company has no trading operations in United States of America and no US corporate tax has been provided for in the financial statements of the Company

China

Beginning January 1, 2008, the new Enterprise Income Tax (“EIT”) law replaced the existing laws for Domestic Enterprises (“DE’s”) and Foreign Invested Enterprises (“FIE’s”). The new standard EIT rate of 25% replaced the 33% rate currently applicable to both DE’s and FIE’s. The Company is currently evaluating the impact that the new EIT will have on its financial condition. Beginning January 1, 2008, China unified the corporate income tax rule on foreign invested enterprises and domestic enterprises. The unified corporate income tax rate is 25%.

Under new tax legislation in China beginning in January 2008, the agriculture, dairy and fishery sectors are exempt from enterprise income taxes.

However as of September 30, 2012 JFD has been levied with an EIT of 25%, which JFD is appealing to the Taxation Department for a waiver of this tax. The Company expects to prevail in its appeal, therefore there is no EIT being provided for JFD during the nine months ended September 30, 2012.

No EIT has been provided in the financial statements of CA, ZX, JHST and SJAP since they are exempt from EIT for the nine months ended September 30, 2012 and 2011 as they are within the agriculture, dairy and fishery sectors.

No EIT has been provided in the financial statements of HSA for the income earned during the nine months ended September 30, 2012 and 2011 as HSA incurred a tax loss for the period.

Belize and Malaysia

CA, CS and CH are international business companies incorporated in Belize, and are exempt from corporate tax in Belize.

All sales invoices of CA were issued by its representative office in Malaysia and its trading and service activities are conducted in China. As the Malaysia tax law is imposed on a territorial basis and not on a worldwide basis, CA’s income is not subject to Malaysian corporate tax.

As a result, neither Belize nor Malaysia corporate tax is provided for in the financial statements of CA for the nine months ended September 30, 2012 and 2011.

Hong Kong

No Hong Kong profits tax has been provided in the financial statements of PMH and TRW, since these entities did not earn any assessable profits for the nine months ended September 30, 2012 and 2011.

Macau

No Macau Corporation tax has been provided in the financial statements of HYT, APWAM and MEIJI since these entities did not earn any assessable profits for the nine months ended September 30, 2012 and 2011.

F-58

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5.	NET INCOME FROM DISCONTINUED OPERATIONS

On February 15, 2011 and on March 29, 2011, the Company entered into an agreement and memorandum of understanding, respectively, to sell 100% equity interest in HYT group (including HYT and ZX)to Mr. Xin Ming Sun, a director of ZhongXingNong Nu Co., Ltd for $45,000,000, with an effective date of January 1, 2011. HYT group contributed revenue and net income for the Dairy Production Division. Prior to the sale of HYT group, the Dairy Production Division represented a separate business segment; the disposal group has been treated as a discontinued operation in this quarterly financial report. The post-tax result of the Dairy Production Division has been disclosed as a discontinued operation in the consolidated statement of income and comprehensive income.

(a)	Net income from discontinued operations

		Nine months ended	Nine months ended
	Note	September 30, 2012	September 30, 2011
		(Unaudited)	(Unaudited)

Revenue		$-	$-

Cost of goods sold		-	-

Gross profit		-	-

General and administrative expenses		-	-
Net income from operations		-	-

Interest expense		-	-
Net income before income taxes		-	-

Net income from sale of subsidiaries		-	10,203,951
Net income before income taxes		-	10,203,951
Provision for income taxes		-	-
Net income from discontinued operations		-	10,203,951
Less: Net income attributable to the non - controlling interest		-	-
Net income from discontinued operations attributable to the Company and subsidiaries		$-	$10,203,951

(b)	Consideration received

Nine months ended
September 30,2012

Consideration received in cash and cash equivalents	$704,388
Disposal proceeds receivable of sale of subsidiaries	44,295,612
Total consideration proceeds	$45,000,000

F-59

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5.	NET INCOME FROM DISCONTINUED OPERATIONS (CONTINUED)

(c)	Analysis of consolidated assets and liabilities of subsidiaries, HYT and ZX as of December 31, 2010

December 31, 2010

ASSETS
Current assets
Cash and cash equivalents	$3,137,885
Inventories	7,495,794
Deposits and prepaid expenses	8,874,285
Accounts receivable, net of allowance for doubtful accounts	6,044,666
Other receivables	2,069,514
Total current assets	27,622,144
Property and equipment

Property and equipment, net of accumulated depreciation	14,612,953
Goodwill	11,275,060
Land use rights, net of accumulated amortization	9,441,158
Total property and equipment	35,329,171

Total assets	$62,951,315

Less: LIABILITIES

Current liabilities
Accounts payable and accrued expenses	$22,409
Other payables	11,167,319
Total current liabilities	11,189,728

Other liabilities
Long term debt	3,776,435

Total liabilities	14,966,163
Net assets of subsidiaries, HYT and ZX as of December 31, 2010 disposed of	$47,985,152

(d)	Net cash outflow on sale of subsidiaries, HYT and ZX

Nine months ended
September 30, 2011

Cash and cash equivalents balance disposed of	$(3,137,885)
Net cash outflow on sale of subsidiaries, HYT and ZX	$(3,137,885)

F-60

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5.	NET INCOME FROM DISCONTINUED OPERATIONS (CONTINUED)

(e)	Detailed cash flow from discontinued operations

		Nine months ended	Nine months ended
	Note	September 30, 2012	September 30, 2011
		(Unaudited)	(Unaudited)

Cash flows from operating activities
Net income for the period		$-	$10,203,951
Adjustments to reconcile net income to net cash from operations:
Depreciation		-	-
Amortization		-	-
Net gain of sale of subsidiaries, HYT and ZX		-	(10,203,951)
Changes in operating assets and liabilities:
Increase in inventories		-	-
Increase in deposits and prepaid expenses		-	-
Increase in other payables		-	-
Decrease in accounts receivable		-	-
Decrease in other receivables		-	-
Net cash provided by operating activities		-	-
Cash flows from investing activities
Net cash outflow on sale of subsidiaries, HYT and ZX		-	(3,137,885)
Payment for acquisition of land use rights		-	-
Payment for construction in progress		-	-
Net cash used in investing activities		-	(3,137,885)
Cash flows from financing activities
Net cash provided by financing activities		-	-

Effects on exchange rate changes on cash		-	-
(Decrease) increase in cash and cash equivalents		-	(3,137,885)

Cash and cash equivalents, beginning of period		-	3,137,885

Cash and cash equivalents, end of period		$-	$-

Supplementary disclosures of cash flow information:
Cash paid for interest		$-	$-
Cash paid for income taxes		$-	$-
Non - cash transactions
Disposal proceeds receivable of sale of subsidiaries, HYT and ZX		$2,386,233	$44,295,612

F-61

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6.	DIVIDEND

On August 22, 2012, the Company’s Board of Directors declared that the Company’s stockholders were entitled to receive one share of restricted F Non – Convertible Preferred Stock for every 100 shares of common stock owned by the stockholders as of September 28, 2012 (the “Record Date”), with lesser or greater amounts being rounded up to the nearest 100 shares of common stock for purpose of the computing the dividend. The holders of record of shares of Series F Non – Convertible Preferred Stock shall be entitled to a coupon payment directly from the Company at the redemption rate of $3.40 per share and be payable on May 30, 2014.

As of September 30, 2012, the Company had issued 91,931,287 issued and outstanding shares common stock.

	Three months	Three months	Nine months	Nine months
	ended	ended	ended	ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011

Dividend	$3,125,661	$-	$3,125,661	$-

7.	CASH AND CASH EQUIVALENTS

	September 30, 2012	December 31, 2011

Cash and bank balances	$5,411,583	$1,387,908

8.	INVENTORIES

As of September 30, 2012, inventories are as follows:

	September 30, 2012	December 31, 2011

Marble Goble	$1,409,422	$-
Bread grass	1,505,249	449,984
Beef cattle	3,929,206	825,853
Beef meat	218,605
Organic fertilizer	982,317	807,689
Forage for cattle and consumable	698,521	-
Raw materials for bread grass and organic fertilizer	6,860,931	1,398,965
Raw materials for HU plantation	-	11,111
Immature seeds	-	842,313
Unharvested HU plantation	98,654	99,530
	15,702,905	4,435,445

F-62

SINO AGRO FOOD, INC.

NOTE TO CONSOLIDATED FINANCIAL STATEMENTS

9.	DEPOSITS AND PREPAID EXPENSES

	September 30, 2012	December 31, 2011
	$	$

Deposits for
acquisition of land use rights	4,453,665	4,453,665
inventory purchases	19,227,736	5,190,952
Shares issued for employee compensation and oversea professional fee	357,870	2,139,057
Aquaculture contract with Gao Riqiang	3,872,808	3,085,164
Temporary payment for acquiring equity investments	3,348,105	-
	31,260,184	14,868,838

The Company made temporary deposit payments for equity investments in the future development of a prawn farm hatchery and a prawn farm nursery.

10.	ACCOUNTS RECEIVABLE

The Company has performed an analysis on all of its accounts receivable and determined that all amounts are collectible by the Company. As such, all accounts receivable are reflected as a current asset and no allowance for bad debt has been recorded as of September 30, 2012 and December 31, 2011. Bad debts written off for the nine months ended September 30, 2012 and 2011 are $0.

Aging analysis of accounts receivable is as follows:

	September 30, 2012	December 31, 2011

0 - 30 days	$12,551,746	$20,061,598
31 - 90 days	36,484,545	1,828,058
91 - 120 days	7,055,652	2,457,259
over 120 days and less than 1 year	3,788,488	3,185,000
over 1 year	-	5,936,718
	59,880,431	33,468,633
Less: amounts reclassified as long term accounts receivable	-	(5,936,718)
	$59,880,431	$27,531,915

11.	OTHER RECEIVABLES

	September 30, 2012	December 31, 2011

Temporary payments	$2,561,111	$656,092
Due from employees	246,459	130,191
Due from third parties	5,125,375	8,902,588
	$7,932,945	$9,688,871

Payments due from employees and third parties are unsecured, interest free and without fixed term of repayment. Payments due from employees are the amounts advanced for handling business transactions on behalf of the Company, and are reconciled once the business transactions have been completed.

F-63

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12.	DUE FROM RELATED PARTIES

	December 31, 2011

Due from proceeds receivable	$2,386,233	$5,386,233

Due from HYT	10,434,519	10,434,519
	$12,820,752	$15,820,752

The Company sold the HYT group (including HYT and ZX) effective January 1, 2011. Due from HYT is an unsettled balance, which is unsecured, interest free and to be repaid within one year from December 31, 2011.

Disposal proceeds receivable in the amount of $44,295,612 from the sale of subsidiaries are due from Mr. Xi Ming Sun, a director of ZhongXingNong Nu Co., Ltd., (i) of which $3,796,215 was settled by way of equal installments of $759,243 each on April 30, June 30, August 31, October 31 and December 31 of 2011; and (ii) the remaining $40,499,397 shall be settled by way of cash toward the Company’s purchase cost of Land (or land use rights) and / or by way of Land (or land use rights) acceptable to the Company as stated in the agreement.

As of September 30, 2012, the outstanding amount due from Mr. Xi Ming Sun is $2,386,233.

Due from proceeds receivable is unsecured, interest free and has no fixed term of repayment.

13.	PLANT AND EQUIPMENT

	September 30, 2012	December 31, 2011

Plant and machinery	1,960,736	$1,855,068
Structure and leasehold improvements	4,132,181	27,211
Mature seeds	1,373,759	503,663
Furniture and equipment	1,349,077	773,185
Motor vehicles	106,298	106,298
	8,922,051	3,265,425

Less: Accumulated depreciation	(918,179	(597,660)
Net book value	8,003,872	2,667,765

Depreciation expense was $ 137,365 and $53,485 for the three months ended September 30, 2012 and 2011, respectively.

Depreciation expense was $320,519 and $139,251 for the nine months ended September 30, 2012 and 2011, respectively.

14.	CONSTRUCTION IN PROGRESS

	September 30, 2012	December 31, 2011

Construction in progress
- Oven room for production of dried flowers	$821,650	$826,359
- Office, warehouse and organic fertilizer plant in Shenghua Yili	510,450	26,646
- Organic fertilizer and bread grass production plant, and office buildings	5,861,064	2,724,864
- Rangeland for beef cattle and office building	3,217,803	-
	$10,410,967	$3,577,869

F-64

SINO AGRO FOOD, INC.

NOTE TO CONSOLIDATED FINANCIAL STATEMENTS

15.	LAND USE RIGHTS

Private ownership of agricultural land is not permitted in the PRC. Instead, the Company has leased five lots of land. The cost of the first lot of land use rights acquired in 2007 was $6,194,505, which consists of 1,985.06 acres in the Hebei Province with leaseholds expiring in 2036, 2051, 2067 and 2077. The cost of the second lot of land use rights acquired in 2007 in the Guangdong Province was $6,408,289 and consists of 174.94 acres with the lease expiring in 2067. The cost of the third lot of land use rights acquired in 2008 in the Guangdong Province was $764,128, which consists of33.68 acres with the lease expiring in 2068. The cost of the fourth lot of land use rights acquired in 2010 in the Hebei Province was $3,223,411, which consists of 825 acres with the lease expiring in 2066.The first lot of land use rights with the original cost of $6,194,505 and the fourth lot of land use rights with the original cost of $3,223,411 were disposed of with the sale of a subsidiary of ZX. The cost of the fifth lot of land use rights acquired in 2011 was $7,042,831, which consists of 57.58 acres in the Guangdong Province, with the lease expiring in 2037.

	September 30, 2012	December 31,2011

Cost	$57,845,574	$57,845,574

Less: Accumulated amortization	(2,900,354)	(1,338,104)

Net carrying amount	$54,945,220	$56,507,470

Land use rights are amortized on the straight-line basis over their respective lease periods. The lease period of agriculture land is 30 to 60 years.

Amortization of land use rights was $476,096 and $ 306,405 for the three months ended September 30, 2012 and 2011, respectively. Amortization of land use rights was $1,562,250 and $435,049 for the nine months ended September 30, 2012 and 2011, respectively.

16.	PROPRIETARY TECHNOLOGIES

By an agreement dated November 12, 2008, TRW acquired an enzyme technology master license, registered under a Chinese patent, for the manufacturing of livestock feed and bioorganic fertilizer and its related labels for $8,000,000. On March 6, 2012 MEIJI acquired an aromatic-feed formula technology for the production of aromatic cattlefor$1,500,000.

	September 30, 2012	December 31, 2011

Proprietary technologies	$9,500,000	$8,000,000
Less: Accumulated amortization	(1,286,499)	(1,022,325)
Net carrying amount	$8,213,501	$6,977,675

Amortization of proprietary technologies was $88,166 and $79,692 for the three months ended September 30, 2012 and 2011, respectively. Amortization of proprietary technologies was $264,174 and $ 257,786 for the nine months ended September 30, 2012 and 2011, respectively.

F-65

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

17.	GOODWILL

Goodwill represents the fair value of the assets acquired over the cost of the assets acquired. It is stated at cost less accumulated impairment losses. Management tests goodwill for impairment on an annual basis or when impairment indicators arise. In these instances, the Company recognizes an impairment loss when it is probable that the estimated cash flows are less than the carrying value of the assets. To date, no such impairment loss has been recorded.

	September 30, 2012	December 31, 2011

Goodwill from acquisition	$724,940	$724,940
Less: Accumulated impairment losses	-	-
Net carrying amount	$724,940	$724,940

18.	UNCONSOLIDATED EQUITY INVESTEE

On February 11, 2011, CA applied to form a corporate joint venture, Enping City Bi Tao A Power Prawn Culture Development Co. Limited (“EBAPCD”), incorporated in the People’s Republic of China. CA has the right to acquire up to a 75% equity interest in EBAPCD. EBAPCD has not commenced its business of prawn cultivation.

On February 28, 2011, TRW applied to form a corporate joint venture, Enping City Bi Tao A Power Fishery Development Co., Limited (“EBAPFD”), incorporated in the PRC. TRW owned a 25% equity interest in EBAPFD. On November 17, 2011, TRW formed Jiang Men City A Power Fishery Development Co., Limited (“JFD”) in which it acquired a 25% equity interest, while it withdrew its 25% equity interest in EBAPFD. As of December 31, 2011, the Company invested $1,258,607 in JFD. On January 1, 2012, the Company acquired an additional 25% equity interest in JFD for the amount of $1,662,365. On April 1, 2012, the Company acquired an additional 25% equity interest in JFD for the amount of $1,702,580. The Company presently owns a 75% equity interest in JFD and controls its board of directors. As result, the Company has consolidated the assets and operations of JFD.

The Company has consolidated the assets and operations of JFD.

On April 15, 2011, MEIJI applied to form Enping City A Power Cattle Farm Co., Limited (“ECF”), incorporated in the People’s Republic of China. MEIJI had 25% equity interest in ECF. The PRC Government granted the official name of Jiangmen Hang Meiji Cattle Farm Development Co., Limited (“JHMC”) to ECF on June 3, 2012. As of September 30, 2012, the Company has invested $1,076,489 in JHMC, which has not commenced operations.

	September 30, 2012	December 31,2011

Investment in unconsolidated joint venture	$-	$1,258,607

F-66

SINO AGRO FOOD, INC.

NOTE TO CONSOLIDATED FINANCIAL STATEMENTS

19.	VARIABLE INTEREST ENTITY (CONTINUED)

On September 28, 2009, APWAM acquired the PMH’s 45% equity interest in the Sino-Foreign joint venture company, Qinghai Sanjiang A Power Agriculture Co. Limited (“SJAP”), which was incorporated in the People’s Republic of China. As of June 30, 2012, the Company has invested $2,251,359 in this joint venture. SJAP is engaged in its business of the manufacturing of organic fertilizer, livestock feed, and beef cattle and plantation of crops and pastures.

Continuous assessment of the VIE relationship with SJAP

The Company may also have a controlling financial interest in an entity through an arrangement that does not involve voting interests, such as a VIE. The Company evaluates entities deemed to be VIE’s using a risk and reward model to determine whether to consolidate. A VIE is an entity (1) that has total equity at risk that is not sufficient to finance its activities without additional subordinated financial support from other entities, (2) where the group of equity holders does not have the power to direct the activities of the entity that most significantly impact the entity’s economic performance, or the obligation to absorb the entity’s expected losses or the right to receive the entity’s expected residual returns, or both, or (3) where the voting rights of some investors are not proportional to their obligations to absorb the expected losses of the entity, their rights to receive the expected residual returns of the entity, or both, and substantially all of the entity’s activities either involve or are conducted on behalf of an investor that has disproportionately few voting rights.

The Company also quantitatively and qualitatively examined if SJAP is considered a VIE. Qualitative analyses considered the extent to which the nature of its variable interest exposed the Company to losses. For quantitative analyses, the Company also used internal cash flow models to determine if SJAP was a VIE and, if so, whether the Company was the primary beneficiary. The projection of these cash flows and probabilities thereof requires significant managerial judgment because of the inherent limitations that relate to the use of historical data for the projection of future events. On September 30, 2012, the Company evaluated the above VIE testing results and concluded that the Company is the primary beneficiary of SJAP’s expected losses or residual returns and that SJAP qualifies as a VIE of the Company. As result, the Company has consolidated SJAP as a VIE.

The reasons for the changes are as follows:

•Originally, the board of directors of SJAP consisted of 7 members; 3 appointees from Qinghai Sanjiang (one stockholder), 1 from Garwor (one stockholder), and 3 from the Company, such that the Company did not have majority interest represented on the board of directors of SJAP.

•On May 7, 2010, Qinghai Sanjiang sold and transferred its equity interest in SJAP to Garwor. The State Administration for Industry and Commerce of Xining City Government of the People’s Republic of China approved the sale and transfer.

Consequently Garwor and the Company agreed that the new board of directors of SJAP would consist of 3 members; 1 appointee from Garwor and 2 appointees from the Company, such that the Company now had a majority interest in the board of directors of SJAP. Also, and in accordance with the Company’s Sino Joint Venture Agreement, the Company’s management appointed the chief financial officer of SJAP.

As result, the financial statements of SJAP were included in the consolidated financial statements of the Company.

20.	LICENSE RIGHTS

Pursuant to an agreement dated August 1, 2006 between Infinity Environmental Group Limited (“Infinity”) and the Company, the Company was granted an A Power Technology License with the condition that the Company was required to pay the license fee covering 500 units of APM as performance payment to Infinity on or before July 31, 2008. This license allows the Company to develop service, manage and supply A Power Technology Farms in the PRC using the A Power Technology, but subject to a condition that the Company is required to pay a license fee to Infinity once the Company has sold the license to its customer. Under the said license, the Company has the right to authorize developers and/or joint venture partners to develop A Power Technology Farms in the PRC. Infinity is a company incorporated in Australia.

F-67

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

21.	OTHER PAYABLES

	September 30, 2012	December 31, 2011

Due to third parties	$11,502,538	$10,794,449
Due to employees and others	-	1,114,848
Land use rights payable	-	58,851
	$11,502,538	$11,968,148

Payables due to third parties, related parties, employees and others are unsecured, interest free and have no fixed terms of repayment.

22.	DUE TO RELATED PARTIES

	September 30, 2012	December 31, 2011

Due to related parties	-	$867,413

Payables due to related parties are unsecured, interest free and have no fixed terms of repayment.

23.	COSTS AND ESTIMATED EARNINGS IN EXCESS OF BILLINGS ON UNCOMPLETED CONTRACTS/BILLINGS ON UNCOMPLETED CONTRACTS IN EXCESS OF COSTS AND ESTIMATED EARNINGS

(i)	The net liabilities position for contracts in progress consisted of the following at September 30, 2012 and December 31, 2011.

	September 30, 2012	December 31, 2011

Billings	$30,365,325	$21,472,040
Less: Costs	(8,348,756)	(9,136,685)
Estimated earnings	(19,428,051)	(10,829,340.0)
Billing in excess of costs and estimated earnings on uncompleted contract	$2,588,518	$1,506,015

(ii)

	September 30, 2012	December 31, 2011

Costs	$4,377,167	$887,540
Estimated earnings	9,922,820	1,974,204
Less: Billings	(11,870,080)	(2,405,640.0)
Costs and estimated earnings in excess of billings on uncompleted contract	$2,429,907	$456,104

F-68

SINO AGRO FOOD, INC.

NOTE TO CONSOLIDATED FINANCIAL STATEMENTS

23.	COSTS AND ESTIMATED EARNINGS IN EXCESS OF BILLINGS ON UNCOMPLETED CONTRACTS/BILLINGS ON UNCOMPLETED CONTRACTS IN EXCESS OF COSTS AND ESTIMATED EARNINGS (CONTINUED)

(iii)

	September 30, 2012	December 31, 2011

Billings	$18,495,245	$19,066,400
Less: Costs	(3,791,589)	(8,249,145)
Estimated earnings	(9,505,231)	(8,855,136)
Billing in excess of costs and estimated earnings on uncompleted contract	$5,198,425	$1,962,119

24.	SHORT TERM BANK LOAN

There are no provisions in the Company’s bank borrowings that would accelerate repayment of debt as a result of a change in credit ratings or a material adverse change in the Company’s business. Under certain agreements, the Company has the option to retire debt prior to maturity, either at par or at a premium over par.

Name of bank	Interest rate	Term	September 30, 2012		December 31, 2011

Agricultural Bank of China,	6%	August 8, 2012 -
Huang Yuan Country branch, PRC		August 29, 2013	$1,577,038	^*	$-

^	guaranteed by third parties
*	secured by land use rights

F-69

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

25.	SHAREHOLDERS’ EQUITY

On March 22, 2010, the Company designated 100 shares of Series A preferred stock at a par value per share of $0.001. As of the same date, 100 shares of Series A preferred stock were issued at $1 per share for cash in the amount of $100.

The Series A preferred stock:

(i)	does not pay a dividend;

(ii)	votes together with the shares of Common Stock of the Corporation as a single class and, regardless of the number of shares of Series A Preferred Stock outstanding and as long as at least one of such shares of Series A Preferred Stock is outstanding, shall represent eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of shareholders of the Corporation or action by written consent of shareholders. Each outstanding share of the Series A Preferred Stock shall represent its proportionate share of the 80%, which is allocated to the outstanding shares of Series A Preferred Stock; and

(iii)	ranks senior to common stockholders, holders of Series B convertible preferred stockholders and any other stockholders on liquidation.

The Company has designated 100 shares of Series A preferred stock with 100 shares issued and outstanding as of September 30, 2012 and December 31, 2011, respectively.

The Series B convertible preferred stock:

On March 22, 2010, the Company designated 7,000,000 shares of Series B convertible preferred stock at a par value per share of $0.001. The Series B convertible preferred stock is redeemable, the stockholders are not entitled to receive any dividend and voting rights but rank senior over common stockholders on liquidation, and can convert to common stock on a one for one basis at any time. On June 26, 2010, 7,000,000 shares of common stock were surrendered for cancellation and the Company issued 7,000,000 shares of Series B convertible preferred stock at $1.00 per share. There were 7,000,000 shares of Series B convertible preferred stock issued and outstanding as of September 30, 2012 and December 31, 2011, respectively.

On August 13, 2012, the Company designated 1,000,000 shares of preferred stock with a par value per share of $0.001 as Series F Non-Convertible Preferred Stock with a face value of $1.00 per share with 0 shares issued and outstanding as of September 30, 2012.

The Series F Non-Convertible Preferred Stock:

(i)	is not redeemable;

(ii)	except for (iv), with respect to dividend rights, rights on liquidation, winding up and dissolution, rank junior and subordinate to (a) all classes of Common Stock,(b) all other classes of Preferred Stock and (c) any class or series of capital securities of the Company.

(iii)	except for (iv), shall not entitled to receive any dividend; and

(iv)	on May 30, 2014, the holders of record of shares of Series F Non-Convertible Preferred Stock shall be entitled to a coupon payment directly from the Company at the redemption rate of $3.40 per share. Upon redemption, the Record Holder shall no longer own any shares of Series F that have been redeemed, and all such redeemed shares shall disappear and no longer exist on the books and records of the Company; redeemed shares of Series F which no longer exist upon redemption shall thereafter be counted toward the authorized but unissued “blank check” preferred stock of the Company.

During the year ended December 31, 2011: (i) the Company reacquired 1,000,000 shares of its common stock which became treasury shares, for $1,250,000 at a price of $1.25 per share; (ii) the Company issued 15,619,397 shares of common stock for $12,499,902 at values ranging from$0.50 to $1.50 per share to settle debts due to third parties; (iii) the Company purchased 8,620,000 shares for $1,579,400 at prices ranging from $0.01 to $0.78 for cancellation; (iv) the Company issued employees a total of 2,760,729 shares of common stock valued at fair value of range from $0.895 per share to $1.01 per share for $2,667,114; and (v) the Company issued 1,800,000 shares of common stock to a certain company that provided consulting services for the benefit of the Company at $0.895 per share for $1,620,000.

F-70

SINO AGRO FOOD, INC.

NOTE TO CONSOLIDATED FINANCIAL STATEMENTS

25.	SHAREHOLDERS’ EQUITY (CONTINUED)

During the three months ended September 30, 2012, the Company issued (i) 11,692,014 shares of common stock for $6,946,250 at values ranging from $0.51 to $0.62 per share to settle debts due to third parties; and (ii) 906,000 shares of common stock valued at fair value of range from $0.40 per share for $357,870 to employees.

During the nine months September 30, 2012, the Company issued 23,991,025 shares of common stock for $14,683,489 at values ranging from $0.43 to $0.64 per share to settle debts due to third parties; and (ii) 906,000 shares of common stock valued at fair value of range from $0.40 per share for $357,870 to employees.

26.	OBLIGATION UNDER OPERATING LEASES

The Company leases (i) 2,178 square feet of agriculture space used for offices for a monthly rent of $512 in Enping City, Guangdong Province, PRC, its lease expiring on March 31, 2014;(ii) 2,300 square feet of office space in Guangzhou City, Guangdong Province, PRC for a monthly rent of $4,238, its lease expiring on October 15, 2012; (iii) 5,081 square feet of office space in Guangzhou City, Guangdong Province, PRC for a monthly rent of $11,838, its lease expiring on July 8, 2014 (iv) 1,555 square feet each for two staff quarter in Lilin Country, Hunan Province, PRC for a monthly rent of $159, its lease expiring on January 23, 2013 and May 1, 2014.

Lease expense was $51,546 and $ 14,150 for the three months ended September 30, 2012 and 2011, respectively. Lease expense was $ 83,719 and $ 28,300 for the nine months ended September 30, 2012 and 2011, respectively.

The future minimum lease payments as of September 30, 2012, are as follows:

September 30, 2012
$

Year ended December 31, 2012	38,002
Year ended December 31, 2013	152,008
Year ended December 31, 2014	85,038
Thereafter	-
275,048

27.	BUSINESS COMBINATION

Business combination of JFD

On February 28, 2011, TRW applied to form a corporate joint venture, Enping City Bi Tao A Power Fishery Development Co., Limited (“EBAPFD”), incorporated in the PRC. TRW owned a 25% equity interest in EBAPFD. On November 17, 2011, TRW formed Jiang Men City A Power Fishery Development Co., Limited (“JFD”) in which it acquired a 25% equity interest, while withdrawing its 25% equity interest in EBAPFD. As of December 31, 2011, the Company had invested $1,258,607 in JFD. JFD is engaged as an operator of an indoor fish farm. On January 1, 2012, the Company acquired an additional 25% equity interest in JFD for total cash consideration of $1,662,365. On April 1, 2012, the Company acquired an additional 25% equity interest in JFD for the amount of $1,702,580.The Company presently owns a 75% equity interest in JFD and controls its board of directors. As of June 30, 2012, the Company had consolidated the assets and operations of JFD.

First acquisition on January 1, 2012 – 25% equity interest in JFD

F-71

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

a)	BUSINESS COMBINATION (CONTINUED)

The Company allocated the purchase price based on the fair value of the assets acquired as of January 1, 2012.

Net assets acquired:
Property, plant and equipment	$34,919
Construction in progress	4,495,306
Inventories	1,838,337
Less: Other payables	(92,603)
Non-controlling interest	(3,324,729)
25% held by the Company	(1,662,365)
$1,288,865

Satisfied by
Purchase consideration	$1,662,365
Less: Cash acquired	(373,500)
$1,288,865

Second acquisition on April 1, 2012 – 25% equity interest in JFD

The Company allocated the purchase price based on the fair value of the assets acquired as of April 1, 2012.

Net assets acquired:
Property, plant and equipment	$33,535
Construction in progress	4,499,376
Inventories	1,970,387
Accounts receivable	1,337,519
Less: Other payables	(292,663)
Accounts payable	(1,230,096)
Non-controlling interest	(1,702,580)
50% held by the Company	(3,405,159)
$1,210,319

Satisfied by
Purchase consideration	$1,702,580
Less: Cash acquired	(492,261)
$1,210,319

F-72

SINO AGRO FOOD, INC.

NOTE TO CONSOLIDATED FINANCIAL STATEMENTS

28.	STOCK BASED COMPENSATION

On July 1, 2011 and July 11, 2011, the Company issued employees a total of 2,760,729 shares of common stock valued at fair value of range from $0.895 per share to $1.00 per share for services rendered to the Company. On July 11, 2011, the Company issued 1,800,000 shares of common stock to a company to provide consulting services for the benefit of the Company. The fair value of the common stock issued was determined by using the trading price of the Company’s common stock on the date of issuance of $0.895 per share.

The Company calculated stock based compensation of $4,635,984 and $4,278,114 and recognized $0 and $1,069,528 for the three months ended September 30, 2012 and 2011, respectively.

The Company calculated stock based compensation of $4,635,984 and $4,278,114 and recognized $2,139,057 and $1,069,528 for the nine months ended September 30, 2012 and 2011, respectively. As of September 30, 2012, the deferred compensation balance was $357,870, which is being amortized over twelve months beginning October 1, 2012.

29.	CONTINGENCIES

As of September 30, 2012 and December 31, 2011, the Company did not have any pending claims, charges, or litigation that it expects would have a material adverse effect on its consolidated balance sheets, consolidated statements of incomes and comprehensive income or cash flows.

30.	GAIN ON EXTINGUISHMENT OF DEBTS

The Company executed several agreements with third parties to settle debts by issuance of the Company’s common stock. The shares issued by the Company were valued at the trading price of the stock on the date the shares were issued. Any excess of the fair value of the shares over the carrying cost of the debt has been reported as a gain on the extinguishment of debts of $641,831 and $49,265 has been credited to operations for the three months ended September 30, 2012 and 2011, respectively. Any excess of the fair value of the shares over the carrying cost of the debt has been reported as a gain on the extinguishment of debts of $1,459,343 and $631,691 has been credited to operations for the nine months ended September 30, 2012 and 2011, respectively.

F-73

SINO AGRO FOOD, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

31.	RELATED PARTY TRANSACTIONS

In addition to the transactions and balances as disclosed elsewhere in these consolidated financial statements, during the nine months ended September 30, 2012 and 2011, the Company had the following significant related party transactions:

Name of related party	Nature of transactions
Xiang Jun Fang, director of Jiang Men City Hang Sing Tai Agriculture Development Co Ltd, subsidiary of the Company	Included in due to related parties, due to Mr.Xiang Jun Fang is $0 and $1,413 as of September 30, 2012 and December 31, 2011, respectively. The amounts are unsecured, interest free and have no fixed term of repayment.

Mr. Xi Ming Sun, director of ZhongXingNong Nu Co., Ltd

During the nine months ended September 30, 2011, the Company sold its 100% equity interest in HYT group (including HYT and ZX) for $45,000,000.

Included in due from related parties, due from Mr. Xi Ming Sun is $2,386,233 and $5,386,233 as of September 30, 2012 and December 31, 2011. The amount is unsecured, interest free and has a fixed term of repayment.

Mr. Solomon Yip Kun Lee, Chairman	Included in due to a director, due to Mr. Solomon Yip Kun Lee is $1,029,974 and $289,764 as of September 30, 2012 and December 31, 2011, respectively. The amount is unsecured, interest free and has no fixed term of repayment.

Hang Yu Tai Investment Limited controlled by Mr. Xi Ming Sun	Included in due from related parties, due from Hang Yu Tai Investment Limited is $10,434,519 as September 30, 2012 and December 31, 2011, respectively. The amount is unsecured, interest free and has no fixed term of repayment.

Jiang Men City A Power Fishery Development Co., Limited (previously known as Enping Bi Tao A Power Fishery Development Co., Ltd), equity investee

During the nine months ended September 30, 2011, the Company entered into a fishery farm contract with Jiang Men City A Power Fishery Development Co., Limited with a contract value of $4,509,869 and recognized income of $2,407,764.

Billings in excess costs and estimated earnings on uncompleted contract, due to Jiang Men City A Power Fishery Development Co., Limited is $0 and $1,484,320 as of September 30, 2012 and December 31, 2011, respectively. The amount is unsecured, interest free and has no fixed term of repayment.

Enping City Bi Tao A Power Prawn Culture Development Co. Limited, equity investee

During the nine months ended September 30, 2011, the Company entered into a prawn farm contract with Enping Bi Tao A Power Prawn Culture Development Co. Ltd (under application) with a contract value of $8,665,980 and recognized income of $3,179,113.

Billings in excess costs and estimated earnings on uncompleted contract, due to Enping City Bi Tao A Power Prawn Culture Development Co. Limited (under application) is $0 and $528,271 as of September 30, 2012 and December 31, 2011, respectively. The amount is unsecured, interest free and has no fixed term of repayment.

F-74

SINO AGRO FOOD, INC.

NOTE TO CONSOLIDATED FINANCIAL STATEMENTS

31.	RELATED PARTY TRANSACTIONS (CONTINUED)

Enping City A Power Cattle Farm Co., Limited, equity investee

During the nine months ended September 30, 2011, the Company entered into a with Jiang Men City Hang Mei Cattle Farm Development Co., Limited with a contract value of $3,007,699 and recognized income of $1,485,349.

Billings in excess costs and estimated earnings on uncompleted contract, due to Jiang Men City Hang Mei Cattle Farm Development Co., Limited Enping City A Power Cattle Farm Co., Limited (under application) is $0 and $251,964 as of September 30, 2012 and December 31, 2011, respectively. The amount is unsecured, interest free and has no fixed term of repayment.

F-75

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, if any, payable by us relating to the sale of common stock being registered. All amounts are estimates except the SEC registration fee.

SEC registration fee	$3,580.50
Legal fees and expenses	$90,000	*
Accounting fees and expenses	$10,000	*
Miscellaneous	$70,000	*

Total	$173,580.50	*

* Estimates

Item 14. Indemnification of Directors and Officers

Pursuant to the Articles of Incorporation and By-Laws of the Company, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and persons controlling us, we have been advised that it is the Securities and Exchange Commission’s opinion that such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

During the last three years, we have issued unregistered securities to the persons, as described below. None of these transactions involved any underwriters, underwriting discounts or commissions, or any public offering. The sales of these securities were, except as set forth below, deemed to be exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof, and/or Rule 506 of Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering. The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the certificates issued in such transactions. All purchasers of our securities were accredited or sophisticated persons and had adequate access, through employment, business or other relationships, to information about us.

2010

First quarter

During the period beginning January 1, 2010 and ending March 31, 2010, we issued an aggregate of 4,747,000 shares of Common Stock to eleven persons, none of whom was a resident of the United States. All these shares of Common Stock were issued in consideration for extinguishment of debt in the aggregate amount of $5,723,830. In addition, we issued 100 shares of Series A Preferred Stock to three individuals, none of whom was a resident of the United States, for $1.00 per share.

Second quarter

During the period beginning April 1, 2010 and ending June 30, 2010, we issued an aggregate of 3,702,059 shares of Common Stock to 39 persons, none of whom was a resident of the United States. All these shares of Common Stock were issued in consideration for extinguishment of debt in the aggregate amount of $2,741,309. In addition, we issued 7,000,000 shares of Series B Preferred Stock to three individuals, none of whom was a resident of the United States, in consideration for the cancellation by such persons of 7,000,000 shares of Common Stock.

Third quarter

During the period beginning July 1, 2010 and ending August 31, 2010, we issued an aggregate of 3,980,000 shares of Common Stock to one person, who was not a resident of the United States. All these shares of Common Stock were issued in consideration for extinguishment of debt in the aggregate amount of $2,911,050.

Fourth quarter

During the period beginning October 1, 2010 and ending December 31, 2010, we issued an aggregate of 2,551,500 shares of Common Stock to three persons, none of whom was a resident of the United States. Of these shares, (i) 2,529,000 shares of Common Stock were issued in consideration for extinguishment of debt in the aggregate amount of $3,481,390 and (ii) an aggregate of 22,500 shares of Common Stock were issued to 3 persons on workers compensation under Rule 144 for consideration of $33,750.

We relied upon Regulation S of the Securities Act of 1933, as amended, for the above issuances, none of which was made to US citizens or residents. We believe that Regulation S was available because:

•	None of these issuances involved underwriters, underwriting discounts or commissions;

•	We placed Regulation S required restrictive legends on all certificates issued;

•	No offers or sales of stock under the Regulation S offering were made to persons in the United States; and

•	No direct selling efforts of the Regulation S offering were made in the United States.

2011

First quarter

During the period beginning January 1, 2011 and ending March 31, 2011, we issued an aggregate of 1,321,000 shares of Common Stock to 4 persons, all of whom were residents of the United States. All these shares of Common Stock were issued in consideration for extinguishment of debt in the aggregate amount of $1,989,000.

Second quarter

During the period beginning April 1, 2011 and ending June 30, 2011, we issued an aggregate of 1,281,000 shares of Common Stock to three persons, all of whom were residents of the United States. All these shares of Common Stock were issued in consideration for extinguishment of debt in the aggregate amount of $1,921,500.

Third quarter

During the period beginning July 1, 2011 and ending August 31, 2011, we issued an aggregate of 5,353,326 shares of Common Stock to 86 persons, six of whom were residents of the United States. All these shares of Common Stock were issued in consideration for extinguishment of debt in the aggregate amount of $4,887,778.

Fourth quarter

During the period beginning October 1, 2011 and ending December 31, 2011, we issued an aggregate of 3,617,068 shares of Common Stock to six persons, none of whom was a resident of the United States. All these shares of Common Stock were issued in consideration for extinguishment of debt in the aggregate amount of $2,977,200.

We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuances to US citizens or residents. We believe that Section 4(2) of the Securities Act of 1933 was available because:

•	None of these issuances involved underwriters, underwriting discounts or commissions.

•	Restrictive legends were and will be placed on all certificates issued as described above.

•	The distribution did not involve general solicitation or advertising.

•	The distributions were made only to investors who were sophisticated enough to evaluate the risks of the investment.

We relied upon Regulation S of the Securities Act of 1933, as amended, for the above issuances made to persons who were not US citizens or residents. We believe that Regulation S was available because:

•	None of these issuances involved underwriters, underwriting discounts or commissions;

•	We placed Regulation S required restrictive legends on all certificates issued;

•	No offers or sales of stock under the Regulation S offering were made to persons in the United States; and

•	No direct selling efforts of the Regulation S offering were made in the United States.

2012

First quarter

During the period beginning January 1, 2012 and ending March 31, 2012, we issued an aggregate of 3,698,284 shares of Common Stock to four persons, none of whom was a resident of the United States.

Second quarter

During the period beginning April 1, 2012 and ending June 30, 2012, we issued an aggregate of 7,037,348 shares of Common Stock to eight persons, three of whom were residents of the United States. All these shares of Common Stock were issued in consideration for extinguishment of debt in the aggregate amount of $4,572,258.

Third quarter

During the period beginning July 1, 2012 and ending September 30, 2012, we issued an aggregate of 14,161,393 shares of Common Stock to 17 persons, one of whom was a resident of the United States. Of these shares, (i) 13,255,393 shares of Common Stock were issued in consideration for extinguishment of debt in the aggregate amount of $7,739,239 and (ii) an aggregate of 906,000 shares of Common Stock were issued to 28 persons on workers compensation under Rule 144 for consideration of $362,400.

Fourth quarter

During the period beginning October 1, 2012 and ending December 31, 2012, we issued an aggregate of 8,073,563 shares of Common Stock to 5 persons, none of whom was a resident of the United States. All these shares of Common Stock were issued in consideration for extinguishment of debt in the aggregate amount of $4,844,314.

We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuances to US citizens or residents. We believe that Section 4(2) of the Securities Act of 1933 was available because:

•	None of these issuances involved underwriters, underwriting discounts or commissions.

•	Restrictive legends were and will be placed on all certificates issued as described above.

•	The distribution did not involve general solicitation or advertising.

•	The distributions were made only to investors who were sophisticated enough to evaluate the risks of the investment.

We relied upon Regulation S of the Securities Act of 1933, as amended, for the above issuances made to persons who were not US citizens or residents. We believe that Regulation S was available because:

•	None of these issuances involved underwriters, underwriting discounts or commissions;

•	We placed Regulation S required restrictive legends on all certificates issued;

•	No offers or sales of stock under the Regulation S offering were made to persons in the United States; and

•	No direct selling efforts of the Regulation S offering were made in the United States.

In connection with the above transactions, although some of the investors may have also been accredited, we provided the following to all investors:

•	Access to all our books and records.

•	Access to all material contracts and documents relating to our operations.

•	The opportunity to obtain any additional information, to the extent we possessed such information necessary to verify the accuracy of the information to which the investors were given access.

Prospective investors were invited to review at our offices at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business. Prospective investors were also invited to visit our offices.

Item 16. Exhibits and Financial Statement Schedules

Exhibit No.	Exhibit Description

2.1	Stock Purchase Agreement and Share Exchange – Volcanic Gold and Capital Award (1)

2.2	Acquisition Agreement - Hang Yu Tai Investment Limited (1)

2.3	Acquisition Agreement - Macau Eiji Company Limited (1)

2.4	Acquisition Agreement - Tri-way Industries Limited (1)

2.5	Disposition Agreement - Triway selling equity interest in TianQuan Science (1)

2.6	Acquisition Agreement - A Power Agro Agriculture Development (Macau) Limited acquired the Pretty Mountains’ 45% equity interest in Sanjiang A Power (1)

3.1	Articles of Incorporation of Volcanic Gold, Inc. (1)

3.2	Amendment to Articles of Incorporation – Name Change: Volcanic Gold, Inc. to A Power Agro Agriculture Development, Inc. (1)

3.3	Certificate of Correction (1)

3.4	Amendment to Articles of Incorporation – Name Change: A Power Agro Agriculture Development, Inc. to Sino Agro Food, Inc. (1)

3.5	Bylaws of Volcanic Gold, Inc. (1)

3.6	Organizational Documents: Capital Award, Inc. (1)

3.7	Organizational Documents: Hang Yu Tai Investment Limited (1)

3.8	Organizational Documents: ZhongXingNongMu Co. Ltd. (1)

3.9	Organizational Documents: Macau Eiji Company Limited (1)

3.10	Organizational Documents: Jiang Men City Heng Sheng Tai Agriculture Development Co. Ltd. (1)

3.11	Organizational Documents: Tri-way Industries Limited (1)

3.12	Organizational Documents: A Power Agro Agriculture Development (Macau) Limited (1)

3.13	Bylaws (11)

3.14	Certificate of Amendment to Articles of Incorporation (12)

4.1	Form of common stock Certificate of Sino Agro Foods, Inc. (1)

4.2	Form of Certificate of Series A Preferred (1)

4.3	Form of Certificate of Series B Preferred (1)

4.4	Certificate of Rights and Preferences – Series A Preferred (3)

4.5	Certificate of Rights and Preferences – Series B Preferred (3)

4.6	Certificate of Designation of the Series F Non-Convertible Preferred Stock (10)

5.1	Opinion of Sichenzia Ross Friedman Ference LLP*

10.1	Patented “Intellectual Property” namely “Zhi Wu Jei Gan Si Liao Chan Ye Hua Chan Pin Ji Qi Zhi Bei Fang Fa” registered under the Patent Number “ZL2005 10063039.9” and Certificate number “329722” of China (1)

10.2	Sino Foreign Joint Venture Agreement: Jiang Men City Heng Sheng Tai Agriculture Development Co. Ltd. (1)

10.3	Sino Foreign Joint Venture Agreement: Qinghai Sanjiang A Power Agriculture Co. Ltd. (1)

10.4	Deed of Trust - A Power Agro Agriculture Development (Macau) Limited (1)

10.5	Deed of Trust - Macau Eiji Company Limited (1)

10.6	Deed of Trust - Hang Yu Tai Investment Limited (1)

10.7	Master License from Infinity Environmental Group, a Belize corporation. (1)

10.8	Capital Award Consulting Service Agreement (2)

10.9	Tri-Way Joint Venture Agreement (2)

10.10.a	Share Sale Agreement of Zhongxingnongmu Co. Ltd. (4)

10.10.b	MOU SIAF and Mr. Sun Sales and Purchase of shares Hang Yu Tai (4)

10.11	Joint Venture Agreement for Enping City Bi Tao A Power Prawn Culture Development Co., Ltd (3)

10.12	AP Technology Consulting Services Agreement between Capital Award and a Group of China Parties (3)

10.13	Organic Premium Beef Cattle (Fragrant Beef) Breeding and Feed Production Technology Cooperation Agreement (3)

10.14	Organic Premium Beef Cattle (Fragrant Beef) Breeding and Feed Production Technology Sale and Transfer Agreement (3)

10.15	Employment Agreement – Lee (4)

10.16	Employment Agreement – Tan (4)

10.17	Employment Agreement – Chen (4)

10.18	SJVC Enping Cattle and Sheep Farm Joint Venture Agreement (4)

10.19	Bait Fish Contract between Enping A Power Fishery Development Co. Ltd. and Guangzhou Jinyang Aquaculture Co. Ltd. (5)

10.20	Sleepy Cod Contract between Enping A Power Fishery Development Co. Ltd. and Guangzhou Jinyang Aquaculture Co. Ltd. (5)

10.21	Agreement between Capital Award, Inc. and Liu Gang, et al. (6)

10.22	Agreement between Macau Eiji Company Limited and Mr. Jin Xuesong (7)

10.23	Addendum to Consulting and Services Agreement (8)

10.24	SJVC Agreement between MEIJI and Mr. He Yue Xiong (8)

10.25	Consulting and Services Agreement MEIJI and Mr. He Yue Xiong, et al. (8)

10.26	Agreement to Purchase Young Beef between MEIJI and Yang Zi Shao Town Cattle Farm (8)

10.27	WSPS SJVC between the Company and Zhou Jianfeng (8)

10.28	WSPS Consulting and Services Agreement between Capital Award and Zhou Jianfeng, et al. (8)

10.29	Memorandum of Understanding between the Company and Wu Xiaofeng (8)

10.30	Jiangman Hang Meiji Cattle Farm Co. Ltd. Statutory Documents (9)

10.31	Consulting and Service Agreement (Wholesale 2) between the Company and Guangzhou YiLi Na Wei Trading Co. Ltd. (9)

14	Code of Ethics **

23.1	Consent of Madsen & Associates CPA’s, Inc. **

23.2	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)*

1. Incorporated herein by reference to the Registration Statement on Form 10 filed on November 19, 2010.

2. Incorporated herein by reference to the Registration Statement on Form 10 filed on January 19, 2011.

3. Incorporated herein by reference to the Registration Statement on Form 10 filed on April 25, 2011.

4. Incorporated herein by reference to the Registration Statement on Form 10 filed on July 6, 2011.

5. Incorporated herein by reference to the Current Report on Form 8-K filed on December 19, 2011.

6. Incorporated herein by reference to the Current Report on Form 8-K filed on February 29, 2012.

7. Incorporated herein by reference to the Current Report on Form 8-K filed on March 28, 2012.

8. Incorporated herein by reference to the Quarterly Report on Form 10-Q filed on August 14, 2012.

9. Incorporated herein by reference to the Quarterly Report on Form 10-Q filed on November 15, 2012.

10. Incorporated herein by reference to the Current Report on Form 8-K filed on November 16, 2012.

11. Incorporated herein by reference to the Current Report on Form 8-K filed on November 28, 2012.

12. Incorporated herein by reference to the Current Report on Form 8-K filed on January 30, 2013.

* To be filed by amendment

** Filed herewith

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)          To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)          Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)         Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned registrant;

(iii)        The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)        Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)          For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6)          For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Guangzhou, in the PRC, on this 27th day of March 2013.

SINO AGRO FOOD, INC.

March 27, 2013	By:	/s/ LEE YIP KUN SOLOMON
Lee Yip Kun Solomon Chief Executive Officer (Principal Executive Officer Principal Financial Officer Principal Accounting Officer)

In accordance with the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

March 27, 2013	By:	/s/ LEE YIP KUN SOLOMON
Lee Yip Kun Solomon Chief Executive Officer, Director (Principal Executive Officer Principal Financial Officer Principal Accounting Officer)

March 27, 2013	By:	/s/ TAN POAY TEIK
Tan PoayTeik Chief Marketing Officer and Director

March 27, 2013	By:	/s/ CHEN BORHANN
Chen BorHann Corporate Secretary and Director

March 27, 2013	By:	/s/ YAP KOI MING
Yap Koi Ming Director

March 27, 2013	By:	/s/ NILS ERIK SANDBERG
Nils Erik Sandberg Director

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